UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MarketAxess Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MarketAxess Holdings Inc.

299 Park Avenue, 10th Floor

New York, New York 10171

April 25, 2016

To the Stockholders of MarketAxess Holdings Inc.:

You are invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc. (the “Company”) scheduled for Tuesday, June 7, 2016 at 10:00 a.m., Eastern Daylight Time, at The Waldorf Astoria New York Hotel, 301 Park Avenue, New York, New York 10022. The Company’s Board of Directors and management look forward to seeing you.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On April 26, 2016, we expect to mail to our stockholders a Notice containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 and vote online. The Notice contains instructions on how you can receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a Notice by mail.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy card in the pre-addressed envelope that we have included for your convenience. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Richard M. McVey

Chairman and Chief Executive Officer

MarketAxess Holdings Inc.

299 Park Avenue, 10th Floor

New York, New York 10171

NOTICE OF

2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MarketAxess Holdings Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 7, 2016, at 10:00 a.m., Eastern Daylight Time, at The Waldorf Astoria New York Hotel, 301 Park Avenue, New York, New York 10022.

At the Annual Meeting we will:

1.   vote to elect the 10 nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2017 Annual Meeting of Stockholders;

2.   vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

3.   hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;

4.   vote to approve the adoption of an amendment and restatement of the MarketAxess Holdings Inc. 2012 Incentive Plan and the performance criteria used in setting performance goals for awards thereunder intended to be performance-based under Code Section 162(m);

5.   vote to approve the adoption of the MarketAxess Holdings Inc. 2016 Code Section 162(m) Executive Performance Incentive Plan and the performance criteria used in setting performance goals thereunder; and

6.   transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items are more fully described in the Company’s Proxy Statement accompanying this Notice.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on April 11, 2016. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 11, 2016. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the proxy card; (2) sign and return a paper proxy card; or (3) vote in person at the Annual Meeting.

By Order of the Board of Directors,

Scott Pintoff

General Counsel and Corporate Secretary

New York, New York

April 25, 2016

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY BE ABLE TO SUBMIT YOUR PROXY BY TOUCH-TONE PHONE AS INDICATED ON THE PROXY CARD.

GENERAL INFORMATION	1
SOLICITATION OF PROXIES	3
VOTING	3
AVAILABILITY OF CERTAIN DOCUMENTS	5
PROPOSAL 1 — ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE AND BOARD MATTERS	12
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	20
PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
PROPOSAL 4 — APPROVAL OF THE ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE MARKETAXESS HOLDINGS INC. 2012 INCENTIVE PLAN AND THE PERFORMANCE CRITERIA USED IN SETTING PERFORMANCE GOALS FOR AWARDS THEREUNDER INTENDED TO BE PERFORMANCE-BASED UNDER CODE SECTION 162(M)	23
PROPOSAL 5 — APPROVAL OF THE ADOPTION OF THE MARKETAXESS HOLDINGS INC. 2016 CODE SECTION 162(M) EXECUTIVE PERFORMANCE INCENTIVE PLAN AND THE PERFORMANCE CRITERIA USED IN SETTING PERFORMANCE GOALS THEREUNDER	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
EXECUTIVE OFFICERS	38
COMPENSATION DISCUSSION AND ANALYSIS	39
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	64
COMPENSATION RISK ASSESSMENT	65
EXECUTIVE COMPENSATION	67
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	77
OTHER MATTERS	77

MarketAxess Holdings Inc.

299 Park Avenue, 10th Floor

New York, New York 10171

PROXY STATEMENT for the

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2016

GENERAL INFORMATION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of MarketAxess Holdings Inc., a Delaware corporation (“MarketAxess”, the “Company”, “we” or “our”), to be used at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Tuesday, June 7, 2016, at 10:00 a.m., Eastern Daylight Time, at The Waldorf Astoria New York Hotel, 301 Park Avenue, New York, New York 10022.

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about April 26, 2016. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 7, 2016 meeting.

Holders of record of our Common Stock, par value $0.003 per share (“Common Stock”), at the close of business on April 11, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 37,113,303 shares entitled to be voted.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy ( i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than the Proposals listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.

If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the election of the nominees for director named herein, (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, (3) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) FOR approval of the adoption of an amendment and restatement of the MarketAxess Holdings Inc. 2012 Incentive Plan and the performance criteria used in setting performance goals for awards thereunder intended to be performance-based under Code Section 162(m), (5) FOR approval of the adoption of the MarketAxess Holdings Inc. 2016 Code Section 162(m) Executive Performance Incentive Plan and the performance criteria used in setting performance goals thereunder, and (6) in accordance with the best judgment of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, see the information under the heading Voting — Broker authority to vote.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings Solicitation of Proxies and Voting.

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 26, 2016, we expect to mail beneficial owners of our Common Stock a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our Annual Report, on the website referred to in the Notice.

Internet distribution of our proxy materials is designed to provide our stockholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on June 7, 2016

Our Proxy Statement and 2015 Annual Report to Stockholders are available at

https://materials.proxyvote.com/57060D

SOLICITATION OF PROXIES

General

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal. In addition, with respect to Proposal 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more of the nominees.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

VOTING

Stockholders entitled to vote and shares outstanding

Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 37,113,303 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

How to vote

Submitting a proxy via mail, the Internet or telephone

If you hold your shares through a stock broker, nominee, fiduciary or other custodian, you may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the Notice before your proxy will be accepted. In addition to the instructions that appear on the Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., EDT, on June 6, 2016 in order for them to be counted at the Annual Meeting.

If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, you may submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.

Voting your shares in person at the Annual Meeting

For Shares Directly Registered in the Name of the Stockholder: You may vote in person at the Annual Meeting; however, we encourage you to vote by proxy card or the Internet even if you plan to attend the meeting. If you plan to attend the Annual Meeting, you will need to bring proof of your ownership of our Common Stock as of the close of business on April 11, 2016, the Record Date.

For Shares Registered in the Name of a Brokerage Firm or Bank: You may vote in person at the Annual Meeting; however, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 11, 2016. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Revoking a proxy

A proxy that was submitted via the Internet or by telephone may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone or (2) attending the Annual Meeting and voting in person by ballot.

A proxy that was submitted by mail may be revoked at any time before it is exercised by (1) giving written notice revoking the proxy to our General Counsel and Corporate Secretary at MarketAxess Holdings Inc., 299 Park Avenue, 10th Floor, New York, NY 10171, (2) subsequently sending another proxy bearing a later date or (3) attending the Annual Meeting and voting in person by ballot.

If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.

Broker authority to vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain an account statement or other acceptable evidence of ownership of our Common Stock or a proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal.

Quorum

A quorum is required for the conduct of business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all outstanding shares entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Votes necessary to approve each proposal

Election of Directors. Our Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors (Proposal 1), you may either vote “FOR,” “AGAINST” or “ABSTAIN” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that candidate for director. Brokers do not have discretionary authority to vote for directors. Abstentions and broker non-votes will not count as a vote cast “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Other Items. For each of the other proposals listed in the Notice of Annual Meeting of Stockholders (Proposals 2, 3, 4 and 5), the proposals will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy. Abstentions will be counted as shares present and entitled to vote on these proposals and will have the same effect as negative votes. Broker non-votes will not be counted as shares present and entitled to vote.

Certain stockholder-related matters

We do not know of any stockholder proposals that may be properly presented at the Annual Meeting. For information regarding inclusion of stockholder proposals in our 2017 Annual Meeting of Stockholders, see the information in this Proxy Statement under the section heading Other Matters — Stockholder proposals for 2017 Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 299 Park Avenue, 10th Floor, New York, NY 10171 or 212-813-6000. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.marketaxess.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended December 31, 2015, without charge to any stockholder upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 299 Park Avenue, 10th Floor, New York, NY 10171 or 212-813-6000.

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of 10 directors, 9 of whom are not our employees. Each of the nominees for director was elected by the Company’s stockholders on June 4, 2015. The directors will be elected for a term that begins at the Annual Meeting and ends at the 2017 Annual Meeting of Stockholders. Each director will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.

Your vote

If you sign the enclosed proxy card and return it to the Company, your proxy will be voted FOR all directors, for terms expiring at the 2017 Annual Meeting of Stockholders, unless you specifically indicate on the proxy card that you are casting a vote against one or more of the nominees or abstaining from such vote.

A majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving a majority of votes for their election. In the election of directors, stockholders will be given the choice to cast votes for or against the election of directors or to abstain from such vote. The number of shares voted for a director must exceed the number of votes cast against that director. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Board recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

Richard M. McVey

Steven L. Begleiter

Stephen P. Casper

Jane Chwick

William F. Cruger

David G. Gomach

Carlos M. Hernandez

Ronald M. Hersch

John Steinhardt

James J. Sullivan

Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to continue to serve on the Board if he or she is elected at the Annual Meeting. If any nominee is unable (or for whatever reason declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included below under Director information.

Qualifications for director nominees

The minimum qualifications for Board consideration are:

•	substantial experience working as an executive officer for, or serving on the board of, a public company; or

•	significant accomplishment in another field of endeavor related to the strategic running of our business; and

•	an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company.

A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors must demonstrate strong leadership skills and should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. The key experience, qualifications and skills each of our directors brings to the Board that are important in light of our business are included in their individual biographies below.

Our Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines, however, require the Board’s Nominating and Corporate Governance Committee to review the qualifications of the directors and the composition of the Board as a whole. This assessment includes not only the independence of the directors, but consideration of required minimum qualifications, skills, expertise and experience in the context of the needs of the Board and its ability to oversee the Company’s business.

Director information

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the Annual Meeting and ending at the 2017 Annual Meeting of Stockholders.

Richard M. McVey Director since April 2000	Richard M. McVey (56) has been Chief Executive Officer and Chairman of our Board of Directors since our inception. As an employee of J.P. Morgan & Co., one of our founding broker-dealers, Mr. McVey was instrumental in the founding of MarketAxess in April 2000. Prior to founding MarketAxess, Mr. McVey was Managing Director and Head of North America Fixed-Income Sales at JPMorgan, where he managed the institutional distribution of fixed-income securities to investors from 1996 until April 2000. In that capacity, he was responsible for developing and maintaining senior client relationships across all market areas, including fixed-income, equities, emerging markets, foreign exchange and derivatives. From 1992 to 1996, Mr. McVey led JPMorgan’s North America Futures and Options Business, including institutional brokerage, research, operations, finance and compliance. Mr. McVey serves on the Board of Directors of Miami (Ohio) University Foundation. He previously served on the board of directors of Blue Mountain Credit Alternatives L.P., an asset management fund focused on the credit markets and equity derivatives markets. Mr. McVey received a B.A. in Finance from Miami (Ohio) University and an M.B.A. from Indiana University.

Mr. McVey’s role as one of our founders and his service as our Chief Executive Officer for over 15 years give him deep knowledge and understanding of all aspects of the business and operations of MarketAxess. Mr. McVey’s extensive experience in the financial services industry, including significant leadership roles at JPMorgan, has provided the Company with comprehensive knowledge of the financial markets that we serve and the institutions and dealers that are our clients.

Steven L. Begleiter Director since April 2012

Steven L. Begleiter (54) has been a Senior Principal at Flexpoint Ford, LLC, a private equity group focused on investments in financial services and healthcare, since October 2008. Prior to joining Flexpoint Ford, Mr. Begleiter spent 24 years at Bear Stearns & Co., serving first as an investment banker in the Financial Institutions Group and then as Senior Managing Director and member of its Management and Compensation Committee from 2002 to September 2008. Mr. Begleiter also served as head of Bear Stearns’ Corporate Strategy Group. Mr. Begleiter currently serves on the board of directors of WisdomTree Investments, Inc. and on the board of directors of certain portfolio companies of Flexpoint Ford, LLC. Mr. Begleiter received a B.A. in Economics from Haverford College.

Mr. Begleiter brings many years of leadership experience in the financial services and private equity industries to the Board. Mr. Begleiter also has extensive industry knowledge and perspectives on mergers and acquisitions and capital formation.

Stephen P. Casper Director since April 2004	Stephen P. Casper (66) is retired. Mr. Casper was the President of TRG Management L.P., the investment manager of the TRG Global Opportunity Master Fund, Ltd., from April 2010 to August 2012. From September 2008 to April 2010, Mr. Casper was a partner of Vastardis Capital Services, which provides fund administration and securities processing outsourcing services to hedge funds, funds of funds and private equity funds and their investment management sponsors. Prior to this, Mr. Casper was Chairman and Chief Executive Officer of Charter Atlantic Corporation, the holding company of Fischer Francis Trees & Watts, Inc. (“FFTW”), a specialist manager of U.S., global and international fixed-income portfolios for institutional clients, and Malbec Partners, a manager of single-strategy hedge funds. From April 2004 to January 2008, Mr. Casper was the President and CEO of FFTW. Mr. Casper joined FFTW as Chief Financial Officer in 1990 and was appointed Chief Operating Officer in May 2001. From 1984 until 1990, Mr. Casper was Treasurer of the Rockefeller Family Office. Mr. Casper has been a member of the Board of Directors of the KLS Diversified Fund, the KS Rates Fund and the KLS Credit Opportunities Fund, all of which are fixed income hedge funds, since July 2012. Mr. Casper is Vice-Chairman of the Board of Directors of GMO LLC, a global investment management firm providing clients with asset management solutions and services, since May 2014. Mr. Casper is a member of the Investment Committee of the Brooklyn Museum. Mr. Casper is a Certified Public Accountant and received a B.B.A. in accounting from Baruch College, from which he graduated magna cum laude, Beta Gamma Sigma, and an M.S. in finance and accounting from The Wharton School at the University of Pennsylvania.

Mr. Casper’s experience in the fixed-income markets and financial services industry and his experience in financial reporting and accounting roles bring extensive public accounting, financial reporting, risk management and leadership skills to the Board.

Jane Chwick Director since October 2013	Jane Chwick (53) has been Co-CEO of Trewtec, Inc., a technology advisory firm designed to help board members and CEOs evaluate the technology function in their companies, since September 2014. Prior to this role, she was a Partner and Co-Chief Operating Officer of the Technology Division of Goldman Sachs Group, Inc. where she was responsible for financial and business planning, technical strategy and ongoing management of an 8,000-person organization until her retirement in April 2013. During her 30 year career at Goldman Sachs, Ms. Chwick held a number of senior positions, including Global Head of Technology of the Securities Division and Global Head of Derivatives Technology. During her tenure, she drove the design, build and integration of technology across all of Goldman Sachs’ derivatives businesses, including fixed income, commodities, currencies and equities. Ms. Chwick is a member of the Board of Directors of Voya Financial, Inc. and also serves as a board member of the Queens College Foundation and of Girls Who Code. Ms. Chwick received a B.A. in Mathematics from Queens College and an M.B.A. from St. Johns University with a concentration in MIS and Quantitative Analysis.

Ms. Chwick’s extensive technology leadership experience gained in a global financial services firm, combined with her depth of market knowledge and industry insight, bring valuable skills and strategic perspective to the Board.

William F. Cruger Director since November 2013

William F. Cruger (57) was most recently Vice Chairman of Investment Banking at JP Morgan and Co. where he was responsible for key client relationships on a global basis until his retirement in August 2013. Previously, Mr. Cruger held a number of senior positions at JP Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. During this time, he oversaw the rationalization of the firm’s private equity investments in trading platforms and related ventures at LabMorgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm’s investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. He currently serves as a board member of People’s United Financial, Inc. and Virtu Financial, Inc., and has previously served on the boards of Archipelago, Credittrade and Capital IQ. Mr. Cruger received a B.A. from Clark University and an M.B.A. from Columbia University.

Mr. Cruger’s diverse experience in investment banking at a global financial services firm, his extensive knowledge of financial institutions and financial markets, his leadership roles as a director of other financial services firms, and his international business experience bring critical skills and strategic insight to the Board.

David G. Gomach Director since February 2005	David G. Gomach (57) is retired. Mr. Gomach was the Chief Financial Officer and Treasurer of School Specialty, Inc. from September 2006 through June 2007, having joined as Executive Vice President — Finance in August 2006. Prior to School Specialty, Mr. Gomach held various positions at the Chicago Mercantile Exchange (“CME”) from 1987 to 2004. From June 1997 until his retirement from the CME in November 2004, he served as Chief Financial Officer. From 1996 until

1997, Mr. Gomach served as Vice President, Internal Audit and Administration. Also, during his tenure at the CME, he was a Senior Director and Assistant Controller. Prior to joining the CME, Mr. Gomach held positions at Perkin-Elmer, Singer Corporation and Mercury Marine, a subsidiary of Brunswick Corporation. From April 2011 to October 2012, Mr. Gomach served as a director and member of the audit committee for Eladian Partners, a privately held multi-asset class trading company. Mr. Gomach is a Certified Public Accountant and received a B.S. from the University of Wisconsin-LaCrosse and an M.B.A. from Roosevelt University.

Mr. Gomach brings to the Board leadership experience from his prior roles and deep knowledge of public accounting, financial reporting and risk management matters facing public companies in the financial services industry, including internal controls and Sarbanes-Oxley compliance.

Carlos M. Hernandez Director since February 2006	Carlos M. Hernandez (54) is Head of Global Banking at JPMorgan, serves on the JPMorgan Chase Executive Committee and is a member of the Corporate & Investment Bank’s leadership team. Prior to this position, Mr. Hernandez was Global Head of Investor Services and led JPMorgan’s Global Equities and Prime Services business. He previously managed the Origination and Distribution business for the Americas, Institutional Equities for the Americas and Global Equity Capital Markets at JPMorgan. Before joining the Equities division, Mr. Hernandez was head of Investment Banking, Latin America. Mr. Hernandez has been with JPMorgan since 1986, working on a wide array of advisory and financing transactions for both corporations and governments, across various product groups and geographic regions. Mr. Hernandez currently serves on the boards of The Brunswick School in Connecticut and John Hopkins School of Sciences in Maryland. In 2005, he served on the board of the Securities Industries Association. Mr. Hernandez has a B.S. in Business from the State University of New York and an M.B.A. from Columbia University.

Mr. Hernandez has a broad range of leadership experience and a deep understanding of the global financial markets and financial services and securities industries, including the particular needs of an international corporation. Mr. Hernandez also has a unique understanding of, and experience with, our broker-dealer clients and their needs, particularly in the context of recent regulatory reform.

Ronald M. Hersch Director since July 2000	Ronald M. Hersch (68) was a Senior Managing Director at Bear Stearns and Co. Inc. from June 1992 until his retirement in April 2007. Mr. Hersch was responsible for directing the firm’s futures business, as well as coordinating eCommerce activities and initiatives within the Fixed-Income Division. Mr. Hersch is a former Chairman of the Futures Industry Association. He has previously served on the board of directors of Bond Desk Group, LLC, the Chicago Board of Trade, and the National Futures Association, the self-regulatory organization responsible for futures industry oversight. Mr. Hersch received a B.A. from Long Island University.

Mr. Hersch’s experience with regulatory and policy issues gives him valuable insight into strategies for navigating the regulatory matters affecting the financial services industry generally and the Company in particular. Mr. Hersch also brings significant leadership experience to the Board and a deep understanding of the fixed-income and derivatives markets.

John Steinhardt Director since April 2000	John Steinhardt (62) is a founder, and has been a Managing Partner, Co-Chief Executive Officer and Co-Chief Investment Officer, of KLS Diversified Asset Management since July 2007. From July 2006 until July 2007, Mr. Steinhardt managed a private investment portfolio. Mr. Steinhardt was the founder, Chief Executive Officer and Chief Investment Officer of Spectrum Investment Group from January 2005 to July 2006. Until October 2004, Mr. Steinhardt was Head of North American Credit Markets for JPMorgan Chase & Co. and a member of the Management Committee of the Investment Banking Division of JPMorgan Chase & Co. Prior to the merger of J.P. Morgan & Co. and the Chase Manhattan Bank, Mr. Steinhardt was the Head of U.S. Securities at Chase Securities Inc. and a member of the Management Committee from 1996 to 2000. He currently serves on the board of directors of the 92nd Street Y and the board of trustees of the Central Park Conservancy. Mr. Steinhardt received a B.S. in Economics from St. Lawrence University and an M.B.A from Columbia University.

Mr. Steinhardt brings substantial leadership experience at a number of financial institutions and extensive experience in the financial markets that we serve. Mr. Steinhardt also has a deep knowledge and understanding of the requirements of operating in a highly regulated industry.

James J. Sullivan Director since March 2012	James J. Sullivan (56) is the Executive Chairman of Prudential Fixed Income and Head of the Global Institutional Relationship Group for PGIM, the asset management business of Prudential. Prior to assuming his current role in January 2016, Mr. Sullivan was Senior Managing Director and Head of Fixed Income at Prudential Investment Management, a global investment management firm, a position he held since 1999. Mr. Sullivan joined Prudential in 1981and has extensive experience in managing fixed income bond portfolios for insurance, pension, and mutual fund clients. Mr. Sullivan received both a B.A. and an M.B.A. from Iona College.

Mr. Sullivan brings extensive buy-side experience in the financial services industry, specifically in the fixed-income markets that we serve, and a deep knowledge and understanding of the issues faced by the institutional investors who operate in those markets.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director independence

The Board of Directors has determined that each of our current directors, other than Mr. McVey, currently meet the independence requirements contained in the NASDAQ listing standards and applicable tax and securities rules and regulations. None of these non-employee directors has a relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In compliance with the NASDAQ listing standards, we have a Board of Directors comprised of a majority of independent directors. The NASDAQ listing standards have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he is an employee of the Company or is a partner in or controlling shareholder or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of the non-employee directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to MarketAxess’ management. Based on all of the foregoing, as required by the NASDAQ listing standards, the Board made a substantive determination as to each of the independent directors that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to Board-level standards for director independence, the directors who serve on the Audit Committee and the Compensation Committee each satisfy standards established by the SEC and the NASDAQ listing rules providing that to qualify as “independent” for purposes of membership on the Audit Committee or the Compensation Committee, members of such committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Also, each of the directors who serve on the Compensation Committee has been determined to be a “non-employee director” for purposes of the applicable SEC rules and regulations and an “outside director” for purposes of the applicable tax rules.

In making its independence determinations, the Board considered transactions occurring since the beginning of 2013 between the Company and entities associated with the independent directors or members of their immediate family. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence. The Board’s independence determinations included reviewing the relationship of certain of our directors who are or, for a portion of the past three years, were senior employees of broker-dealer and institutional investor clients. In addition, the Board considered that Mr. Hernandez is the Co-Head of Global Banking at JPMorgan Chase & Co. (“JPMorgan”), which accounted for 5.6% of the Company’s consolidated gross revenue for 2015, and is the administrative agent and sole lender under our credit agreement, provides cash management services to the Company and operates our share repurchase program.

We do not have a director tenure requirement, as we believe our efforts to regularly refresh the Board with new directors, as well as natural turnover, has achieved the appropriate balance between maintaining longer-term directors with deep institutional knowledge and new directors who bring new perspectives and diversity to our Board. Notwithstanding this belief and the fact that our corporate governance guidelines and NASDAQ Global Select Market rules do not deem long-tenured directors to be non-independent, our Board reviews director tenure in connection with its director independence determinations.

How nominees to our Board are selected

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for nomination to the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at www.marketaxess.com.

The Nominating and Corporate Governance Committee will give due consideration to candidates recommended by stockholders. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee by mail or electronically. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above under Qualifications for director nominees. However, just because a recommended individual meets the minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person so recommended by a stockholder. The Nominating and Corporate Governance Committee may also engage outside search firms to assist in identifying or evaluating potential nominees.

Board leadership structure

Our Chief Executive Officer (“CEO”) also serves as the Chairman of the Board (the “Chairman”), and we have a Lead Independent Director who is responsible, among other things, for consulting with the Chairman regarding the agenda for each Board meeting and coordinating the activities of the non-employee directors, including presiding over the executive sessions of non-employee directors. We believe that this structure is appropriate for the Company because it allows one person to speak for and lead the Company and the Board, while also providing for effective oversight by an independent Board through a Lead Independent Director. Our CEO, as the individual with primary responsibility for managing the Company’s strategic direction and day-to-day operations, is in the best position to provide Board leadership that is aligned with our stockholders’ interests as well as the Company’s needs. Our overall corporate governance policies and practices, combined with the strength of our independent directors, minimize any potential conflicts that may result from combining the roles of CEO and Chairman.

Mr. Casper currently serves as the Lead Independent Director. The full Board, by majority vote, elects the Lead Independent Director.

The Board has established other structural safeguards that serve to preserve the Board’s independent oversight of management. First, the Board is comprised almost entirely of independent directors who are highly qualified and experienced, and who exercise a strong, independent oversight function. The Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of, and are chaired by, independent directors. Second, independent oversight of our CEO’s performance is provided through a number of Board and committee processes and procedures, including regular executive sessions of non-employee directors and annual evaluations of our CEO’s performance against pre-determined goals. The Board believes that these safeguards preserve the Board’s independent oversight of management and provide a balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board committees

The Audit Committee of our Board of Directors reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Mr. Gomach (Chair), Ms. Chwick, Mr. Cruger and Mr. Hersch. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with NASDAQ listing standards and that Mr. Gomach and Mr. Cruger are Audit Committee financial experts, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards. For information regarding the experience and qualifications of our Audit Committee financial experts, see the information in this Proxy Statement under the section heading Proposal 1 — Election of Directors — Director information.

The Compensation Committee of the Board of Directors recommends, reviews and oversees the salaries, benefits and equity incentive plans for our employees, consultants, directors (other than non-employee directors) and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee currently consists of Messrs. Steinhardt (Chair), Begleiter and Hersch. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards, a “non-employee director” under the applicable SEC rules and regulations and an “outside director” under the applicable tax rules. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or individuals as it deems appropriate.

The Nominating and Corporate Governance Committee of the Board of Directors selects nominees for director positions to be recommended by our Board of Directors for election as directors and for any vacancies in such positions, develops and recommends for our Board of Directors the Corporate Governance Guidelines of the Company and oversees the annual review of the performance of the Board of Directors, each director and each committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Hersch (Chair), Casper and Cruger. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with NASDAQ listing standards.

The Risk Committee assists the Board with its oversight of the Company’s risk management activities, with particular responsibility for overseeing designated areas of risk that are not the primary responsibility of another committee of the Board or retained for the Board’s direct oversight. Items delegated to the Risk Committee by the Board include technology risk, credit risk and regulatory risk. The Risk Committee currently consists of Ms. Chwick (Chair), Mr. Casper and Mr. Sullivan.

The Investment Committee assists the Board in monitoring whether the Company has adopted and adheres to a rational and prudent investment and capital management policy; whether management’s investment and capital management actions are consistent with attainment of the Company’s investment policy, financial objectives and business goals; the Company’s compliance with legal and regulatory requirements pertaining to investment and capital management; the competence, performance and compensation of the Company’s external money managers; and such other matters as the Board or Investment Committee deems appropriate. The Investment Committee currently consists of Messrs. Steinhardt (Chair), Hernandez and Sullivan.

Meetings and attendance

During the year ended December 31, 2015, the full Board held six meetings; the Audit Committee held five meetings; the Compensation Committee held three meetings; the Nominating and Corporate Governance Committee held three meetings; the Risk Committee held four meetings; and the Audit and Risk Committees held two joint meetings. The non-management directors met in executive session without management directors or employees at each of the meetings of the Board during 2015. We expect each director to attend each meeting of the full Board and of the committees on which he or she serves and to attend the annual meeting of stockholders. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served and eight of the ten directors attended our 2015 annual meeting of stockholders.

Board involvement in risk oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes by informing itself of the Company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible, however, for defining or managing the Company’s various risks.

The Board of Directors monitors management’s responsibility for risk oversight through regular reports from management to the Risk and Audit Committees and the full Board. Furthermore, the Risk and Audit Committees report on the matters discussed at the committee level to the full Board. The Risk and Audit Committees and the full Board focus on the material risks facing the Company, including strategic, operational, market, technology, credit, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the Company’s compensation arrangements are consistent with effective controls and sound risk management. Finally, risk management is a factor that the Board and the Nominating and Corporate Governance Committee consider when determining who to nominate for election as a director of the Company and which directors serve on the Risk and Audit Committees. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

The Company’s management-level Risk Committee assists management’s efforts to assess and manage risk. The management-level Risk Committee is chaired by the Company’s Chief Risk Officer and is comprised of department heads and other managers. The management-level Risk Committee assesses the Company’s business strategies and plans and insures that appropriate policies and procedures are in place for identifying, evaluating, monitoring, managing and measuring significant risks. The management-level Risk Committee regularly prepares updates and reports for the Board Risk Committee and the Board of Directors.

Code of Conduct, Code of Ethics and other governance documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the CEO and Senior Financial Officers, which includes Mr. DeLise, our Chief Financial Officer. Both the Code of Conduct and the Code of Ethics for the CEO and Senior Financial Officers, as well as any amendments to, or waivers under, the Code of Ethics for the CEO and Senior Financial Officers, can be accessed in the Investor Relations — Corporate Governance — Overview section of our website at www.marketaxess.com.

You may also obtain a copy of these documents by writing to MarketAxess Holdings Inc., 299 Park Avenue, 10th Floor, New York, New York 10171, Attention: Investor Relations.

Copies of the charters of our Board’s Audit Committee, Compensation Committee, Investment Committee, Risk Committee and Nominating and Corporate Governance Committee, as well as a copy of the Company’s Corporate Governance Guidelines, can be accessed in the Investor Relations — Corporate Governance section of our website.

Communicating with our Board members

Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the MarketAxess Holdings Inc. Board of Directors, c/o General Counsel, 299 Park Avenue, 10th Floor, New York, New York 10171. The General Counsel will receive the correspondence and forward it to the Chairman of the Board and the Lead Independent Director, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 299 Park Avenue, 10th Floor, New York, New York 10171, or electronically, at our corporate website, www.marketaxess.com under the heading Investor Relations — Corporate Governance — Overview, by clicking the Confidential Ethics Web Form link.

Director compensation

Our Board of Directors recommends, reviews and oversees the compensation, including equity awards, for our non-employee directors. All directors, other than Mr. McVey, are regarded as non-employee directors. Mr. McVey receives no additional compensation for his service as a director. In 2015, we increased the annual cash retainer payable to each non-employee director from $60,000 to $70,000 and we raised the annual equity retainer value from $90,000 to $95,000, while reducing the per meeting fee as described below. In August 2015, we granted 972 shares of restricted stock to each non-employee director. One-half of the award vested on November 30, 2015 and the balance is scheduled to vest on May 31, 2016. The number of shares of restricted stock granted was determined on the date of grant by dividing the equity grant value of $95,000 by $97.72, the average of the closing price of our Common Stock for the ten trading days up to and including the grant date (“Share Calculation”). We expect to continue to compensate our non-employee directors with a combination of cash and equity awards. All equity awards to non-employee directors are made under the Company’s 2012 Incentive Plan.

The Company and the Board of Directors believe that equity-based awards are an important factor in aligning the long-term financial interest of the non-employee directors and stockholders. As such, the Board of Directors adopted stock ownership guidelines for the non-employee directors. A subsection of the ownership guidelines, the holding requirements, were most recently revised in April 2016 and require that non-employee directors hold not less than a number of shares of Common Stock equal in value to three times the annual base cash retainer payable to a director, or $210,000, calculated using a price of $124.08 per share, which was the average of the closing price of our Common Stock for the ten trading days up to and including the date the general ownership guidelines were last updated. The designated level of ownership generally must be achieved within five years after the director has become a Board member and must be maintained throughout the non-employee director’s service with the Company. All shares of Common Stock beneficially owned by the director, including shares purchased and held personally, vested and unvested restricted shares, vested and unvested restricted stock units, settled performance shares, and shares deferred under a non-qualified deferred compensation arrangement, count toward the minimum ownership requirement; vested and unvested stock options are excluded. Additionally, non-employee directors must hold all shares granted for service for a minimum of five years from the date of grant, and a non-employee director cannot dispose of more than 50% of the total number of shares granted for service until after such director’s retirement from the Board. Directors are also required, for a period of six months following his or her departure from the Board, to comply with the provisions of the Company’s Insider Trading Policy that, among other things, prohibit trading in the Company’s securities during specified blackout periods. All of our non-employee directors have either achieved the designated level of ownership or are in the five year period following their appointment or election to the Board during which they are expected to achieve compliance.

In addition to the Board retainer and equity awards, the Lead Independent Director (“Lead Director”) receives a supplemental annual retainer of $40,000. In 2015, the Company gave the Lead Director the choice to have the supplemental retainer paid all in cash or half in cash and half awarded as restricted stock. The Lead Director chose for half (or $20,000) to be awarded in the form of restricted stock, which equated to 205 shares based on the average of the closing price of our Common Stock for the ten trading days up to and including the date of grant. One-half of the award vested on November 30, 2015 and the balance is scheduled to vest on May 31, 2016. The chairs of the Audit and Compensation Committees receive a supplemental annual retainer of $20,000 and $15,000, respectively. The chairs of the Nominating and Corporate Governance, Risk and Investment Committees receive a supplemental annual retainer of $10,000 each. In addition, in 2015 we reduced the amount that each non-employee director receives for each meeting of our Board of Directors and for each committee meeting that the director attends from $1,500 to $1,000 in coordination with the increases in director compensation described above.

The Compensation Committee has retained the services of Grahall LLC (“Grahall”) as its independent compensation consultant. Grahall reports directly to the Compensation Committee in its role and has conducted an annual review of director compensation levels and a bi-annual review of director pay structure and practices, and in each event, shares the results of those reviews with the Compensation Committee. The Compensation Committee then submits any proposed changes in pay level or program structure to the full Board for its consideration, and if appropriate, approval.

Director compensation for fiscal 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Steven L. Begleiter	78,088	95,188	644	173,920
Stephen P. Casper	101,088	115,264	784	217,136
Jane Chwick	93,541	95,188	449	189,178
William F. Cruger	87,088	95,188	449	182,725
David G. Gomach	99,132	95,188	644	194,964
Carlos M. Hernandez	72,088	95,188	644	167,920
Ronald M. Hersch	96,110	95,188	644	191,942
John Steinhardt	97,676	95,188	644	193,508
James J. Sullivan	83,088	95,188	644	178,920
Lesley Daniels Webster(4)	48,645	—	449	49,094

(1)	The amounts represent the aggregate grant date fair value of stock awards granted by the Company in 2015, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, see Note 10 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016.

(2)	The table below sets forth information regarding the aggregate number of stock awards and the aggregate number of option awards outstanding at the end of fiscal year 2015 for each non-employee director: All options are vested.

	Aggregate Number of Stock Awards Outstanding at Fiscal Year End (#)	Aggregate Number of Option Awards Outstanding at Fiscal Year End (#)
Steven L. Begleiter	486	0
Stephen P. Casper	588	14,912
Jane Chwick	486	0
William F. Cruger	486	0
David G. Gomach	486	9,912
Carlos M. Hernandez	486	3,187
Ronald M. Hersch	486	14,912
John Steinhardt	486	14,912
James J. Sullivan	486	0
Lesley Daniels Webster	—	0

(3)	Represents dividends paid during fiscal year 2015 upon the vesting of restricted stock.

(4)	Ms. Daniels Webster did not stand for reelection at our 2015 annual meeting of stockholders and her service as a director ended on June 4, 2015.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal.

Board recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

Information about our independent registered public accounting firm

PwC has audited our consolidated financial statements each year since our formation in 2000. Representatives of PwC will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

In 2011, the Company, in the ordinary course of its business, entered into a bulk data agreement with PwC for the purpose of supporting valuation conclusions reached by PwC in the normal course of PwC’s audit and other work for its clients. Pursuant to the agreement, the Company provides bond pricing data to PwC on terms consistent with the terms of similar data sales agreements entered into by the Company. The aggregate annual revenue to the Company from the data agreement is $235,000 and, in 2015, PwC purchased an additional service under the data agreement for a one-time fee of $36,000. On an annual basis, the Audit Committee evaluates the effect of such agreement on the independence of PwC and has concurred with the opinion of the Company and PwC that the arrangement constitutes an “arm’s-length” transaction that would not affect PwC’s independence.

Audit and other fees

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the years ended December 31, 2015 and 2014 and the audit of our broker-dealer subsidiaries’ annual financial statements, as well as fees paid to PwC for tax compliance and planning and other services, are set forth below.

Except as set forth in the following sentence, the Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audit-related, tax and other services rendered by PwC to the Company or its subsidiaries. The Audit Committee has authorized the CEO and the Chief Financial Officer to purchase permitted non-audit services rendered by PwC to the Company or its subsidiaries up to, and including, a limit of $10,000 per service and an annual aggregate limit of $20,000 for all such services.

Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), as soon as possible, a formal written statement describing: (i) the independent registered public accounting firm’s internal quality-control procedures; and (ii) all relationships between the independent registered public accounting firm and the Company, including at least the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), in order to assess the independent registered public accounting firm’s independence.

Immediately following the completion of each fiscal year, the independent registered public accounting firm also shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

Set forth below is information regarding fees paid by the Company to PwC during the fiscal years ended December 31, 2015 and 2014.

Fee Category	2015	2014
Audit Fees(1)	$1,312,790	$1,449,775
Audit Related Fees	—	11,696
Tax Fees	—	—
All Other Fees(2)	74,343	21,927

Total	$1,387,133	$1,483,398

(1)	The aggregate fees incurred include amounts for the audit of the Company’s consolidated financial statements (including fees for the audit of our internal controls over financial reporting) and the audit of our broker-dealer subsidiaries’ annual financial statements.

(2)	Other Fees are comprised of advisory fees in connection with regulatory matters, the adoption of International Financial Reporting Standards and annual subscription fees for accounting related research.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of Mr. Gomach (Chair), Ms. Chwick, Mr. Cruger and Mr. Hersch. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate, in other words, is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that Mr. Gomach and Mr. Cruger satisfy the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Gomach and Mr. Cruger are “financial experts” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates, and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. A copy of the Audit Committee charter is available in the Investor Relations — Corporate Governance — Overview section of the Company’s website.

During fiscal year 2015, the Audit Committee met five times. The Company’s senior financial management and independent registered public accounting firm were in attendance at such meetings. Following each quarterly meeting during 2015, the Audit Committee conducted a private session with the independent registered public accounting firm, without the presence of management. The Audit Committee also met jointly with the Risk Committee two times during 2015.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

We have reviewed and discussed with senior management the Company’s audited financial statements for the year ended December 31, 2015 which are included in the Company’s 2015 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB AU 380 Communication with Audit Committees, as currently in effect, which requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including: (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

We have received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with us concerning independence, and have discussed with PwC their independence.

Based upon the foregoing review and discussions with our independent registered public accounting firm and senior management of the Company, we have recommended to our Board that the financial statements prepared by the Company’s management and audited by its independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Committee also has appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

As specified in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent registered public accounting firm. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the

Board of Directors:

David G. Gomach — Chair

Jane Chwick

William F. Cruger

Ronald M. Hersch

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (“Dodd-Frank”)), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. We will include an advisory vote on executive compensation on an annual basis at least until the next shareholder advisory vote on the frequency of such votes.

As described in detail in the Compensation Discussion and Analysis below, the Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. The primary objectives of the program are to:

•	align and reward Company and individual performance and decision-making with stockholder value creation and prudent risk management;

•	drive long-term growth objectives, thereby creating long-term value for our stockholders; and

•

provide rewards that are cost-efficient, equitable to our named executive officers and stockholders, and competitive with organizations that compete for executives with similar skill sets, thereby encouraging high-potential individuals with significant and unique market experience to build a career at the Company.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its named executive officer compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, in addition to short-term (annual) incentive awards, specifically cash incentives, which has enabled the Company to successfully motivate and reward its named executive officers. The Company believes that its ability to retain its current high-performing team of seasoned executive officers is critical to its continuing financial success and that its focus on the long-term interests of its named executive officers aligns with the interests of its stockholders.

For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — APPROVAL OF THE ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE MARKETAXESS HOLDINGS INC. 2012 INCENTIVE PLAN AND THE PERFORMANCE CRITERIA USED IN SETTING PERFORMANCE GOALS FOR AWARDS THEREUNDER INTENDED TO BE PERFORMANCE-BASED UNDER CODE SECTION 162(M)

Stockholders are being asked to approve of an amendment and restatement of the MarketAxess Holdings Inc. 2012 Incentive Plan (as amended and restated effective June 7, 2012) (the “Plan”) and the performance criteria used in setting performance goals for awards thereunder intended to be performance-based under Code Section 162(m). Our Board approved the amendment and restatement of the Plan on April 20, 2016 (as amended and restated, the “2012 Incentive Plan”), subject to, and to be effective upon, the approval of the 2012 Incentive Plan by our stockholders at the Annual Meeting. The existing provisions of the Plan generally remain in effect, although we have extended the term of the 2012 Incentive Plan until April 20, 2026 (currently, the Plan is scheduled to expire on April 18, 2022). In addition to the foregoing, our stockholders are being asked to approve the Section 162(m) performance goals under the 2012 Incentive Plan, as described below, so that certain incentive awards granted under the 2012 Incentive Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Otherwise, Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. The Section 162(m) performance goals under the 2012 Incentive Plan were last approved at the Annual Meeting in 2012. Accordingly, following the first stockholder’s meeting in 2017, awards granted under the 2012 Incentive Plan will not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria under the 2012 Incentive Plan at or prior to the first stockholders’ meeting in 2017. Notwithstanding the foregoing, awards of stock options and stock appreciation rights will qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the 162(m) performance goals. The Board believes it is important to retain the ability to grant incentive compensation that qualifies as “performance-based” compensation in order to retain the corporate tax deductibility of the payments.

Summary of the 2012 Incentive Plan

The following description of the 2012 Incentive Plan is a summary, taking into account the recent amendments, and is qualified in its entirety by reference to the 2012 Incentive Plan, a copy of which is attached as Appendix A.

Purpose. The purpose of the 2012 Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration. The 2012 Incentive Plan is administered by a committee (the “Committee”), which with regard to employees and consultants is intended to consist of two or more non-employee directors, each of whom will be, to the extent required, a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an outside director as defined under Section 162(m) of the Code, an independent director as defined under NASDAQ Listing Rule 5605(a)(2) and, as may be applicable, independent as provided pursuant to rules promulgated by the Securities and Exchange Commission under Dodd-Frank. Currently, the Compensation Committee of the Board, which meets these requirements, serves as the Committee under the 2012 Incentive Plan with regard to employees and consultants. Our Board serves as the Committee with respect to the application of the 2012 Incentive Plan to non-employee directors.

The Committee has full authority to administer and interpret the 2012 Incentive Plan, to grant awards under the 2012 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2012

Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the 2012 Incentive Plan.

No awards may be granted under the 2012 Incentive Plan after April 20, 2026. Awards granted prior to such date, however, may extend beyond such date and the provisions of the 2012 Incentive Plan will continue to apply thereto.

No award (other than stock options and stock appreciation rights) that is intended to be “performance-based” under Section 162(m) of the Code will be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year stockholders approve the 2012 Incentive Plan unless the performance goals described below are re-approved (or other designated performance goals are approved) by the stockholders.

Available Shares. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the 2012 Incentive Plan or with respect to which awards may be granted may not exceed 3,960,176 shares (which is the same number of shares that were available prior to the amendment and restatement of the 2012 Incentive Plan), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. In general, if awards under the 2012 Incentive Plan are cancelled for any reason, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the 2012 Incentive Plan. The number of shares of Common Stock available for awards under the 2012 Incentive Plan will be reduced by the total number of exercisable awards exercised (regardless of whether the shares of Common Stock underlying such awards are not actually issued as the result of net settlement) and any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award. In addition, the Company may not use the cash proceeds it receives from the exercise of stock options to repurchase shares of Common Stock on the open market for reuse under the 2012 Incentive Plan. Awards that may be settled solely in cash will not be deemed to use any shares of Common Stock that may be issued under the 2012 Incentive Plan.

The maximum number of shares of Common Stock with respect to which any award of stock options, stock appreciation rights, other stock-based awards or shares of restricted stock for which the grant of such award or the lapse of the relevant restriction period is subject to the attainment of specified performance goals that may be granted under the 2012 Incentive Plan during any fiscal year to any eligible employee or consultant will be 600,000 shares per type of award; however, the maximum number of shares of Common Stock for all types of awards to any such individual will be 1,000,000 shares during any fiscal year. There are no annual limits on the number of shares of Common Stock with respect to an award of restricted stock that is not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum number of shares of Common Stock with respect to which performance shares may be granted under the 2012 Incentive Plan during any fiscal year will be 200,000 shares. The maximum value at grant of performance units that may be granted under the 2012 Incentive Plan during any fiscal year will be $2,500,000. The maximum number of shares of Common Stock subject to any award that may be granted under the 2012 Incentive Plan during any fiscal year of the Company to any non-employee director will be 25,000 shares.

The individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award in accordance with the 2012 Incentive Plan may be adjusted by the Committee to reflect any change in our capital structure or business by reason of certain corporate transactions or events in accordance with the terms of the 2012 Incentive Plan.

Eligibility and Types of Awards. All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and other stock-based awards. As of March 31, 2016, we had 357 employees, 35 consultants and 10 non-employee directors (including a non-employee director of one of our subsidiaries). In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2012 Incentive Plan. Unless otherwise determined by the Committee at grant, awards granted under the 2012 Incentive Plan are subject to termination or forfeiture if the recipient engages in Detrimental Activity (as defined in the 2012 Incentive Plan)

prior to, or during the one-year period after any vesting or exercise of the award. “Full value awards” (e.g., restricted stock or restricted stock units), will be subject to a minimum one-year vesting schedule for performance-based awards and three-year vesting for time-based awards. “Appreciation awards” (e.g., stock options and stock appreciation rights), will be subject to a vesting schedule of no less than three equal annual installments on the first, second and third anniversaries of the grant date. However, accelerated vesting will be permitted in certain limited events (such as death, disability, retirement or change in control), and a more generous vesting schedule is permitted with respect to a “basket” of up to 5% of the aggregate share reserve and, in addition to such “basket,” for awards that are made as annual awards to non-employee directors or are made to non-employee directors upon their initial election or appointment as a director.

Any dividends or dividend equivalents paid on “full-value awards” will be subject to the same vesting requirements as the underlying award.

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any) and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) either with a stock option that may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Common Stock subject to a SAR may not be less than fair market value at the time of grant. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the 2012 Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain.

Performance Shares. The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The grant of performance shares will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Performance Units. The Committee may award performance units. Performance units will have a fixed dollar value. A performance unit is the right to receive Common Stock or cash of equivalent value. The grant of performance units will specify one or more performance criteria to meet within a specified performance cycle determined by the Committee at the time of grant. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance cycle, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance units. To the extent earned, the performance units will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, stock equivalent units, restricted stock units and awards valued by reference to book value of shares of Common Stock) under the 2012 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period.

Performance Goals. Code Section 162(m) requires that performance awards be based upon objective performance measures. If an award is intended to be “performance-based” under Code Section 162(m), the performance goals will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division or other operational unit of the Company):

•	enterprise value or value creation targets of the Company;

•	income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

•	cash flow including, but not limited to, from operations or free cash flow;

•	bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments);

•	net sales, revenues, net income or earnings before income tax or other exclusions of the Company;

•	operating margin; return on operating revenue or return on operating profit;

•	return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

•	market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;

•	total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

•	proprietary investment results;

•	estimated market share (whether based on FINRA TRACE volume or otherwise);

•	expense management/control or reduction (including, without limitation, compensation and benefits expense);

•	customer satisfaction;

•	technological improvements/implementation, new product innovation;

•	collections and recoveries;

•	property/asset purchases;

•	litigation and regulatory resolution/implementation goals;

•	leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

•	risk management/implementation;

•	development and implementation of strategic plans and/or organizational restructuring goals;

•	development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

•	employee satisfaction or staff development;

•	formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or to enhance its customer base; or

•	completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Change in Control. Unless otherwise determined by the Committee at the time of grant, awards subject to vesting and/or restrictions will not accelerate and vest or cause the lapse of restrictions upon a change in control (as defined in the 2012 Incentive Plan) of the Company. Instead, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law; (ii) purchased by the Company for an amount equal to the excess of the price of the Company’s Common Stock paid in a change in control over the exercise price of the award(s) (such purchase price not to exceed the fair market value of the Common Stock at the time of purchase), or (iii) cancelled if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s Common Stock or assets, the Committee may elect to terminate all outstanding exercisable awards granted under the 2012 Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.

Amendment and Termination. Notwithstanding any other provision of the 2012 Incentive Plan, the Board may at any time amend any or all of the provisions of the 2012 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2012 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant, and provided further that the approval of our stockholders will be obtained to the extent required by applicable law. Further, notwithstanding any other provision of the 2012 Incentive Plan, the Committee may amend the 2012 Incentive Plan in respect of any participant to the extent required in order to comply with (i) the IFPRU Remuneration Code published by the UK Financial Conduct Authority and/or (ii) any other applicable UK law and/or UK regulatory requirements relating to the remuneration of any participant.

Miscellaneous. Generally, awards granted under the 2012 Incentive Plan are nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2012 Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change (possibly with retroactive effect), as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of Common Stock.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year under the 2012 Incentive Plan and/or any other stock option under the 2012 Incentive Plan of the Company, any subsidiary or any parent exceeds $100,000, such options will be treated as nonqualified stock options. In addition, if the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or a recipient disposes of the Common Stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options not deemed to be deferral arrangements under Code Section 409A. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income. Generally, a non-qualified stock option granted with an exercise price that is not less than fair market value of the stock subject to the non-qualified option will not be deemed to be deferred compensation under Section 409A of the Code.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their stock options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); and (iii) in the event that the payment, exercisability or vesting of any award is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)), and such payment of an award, either alone or together with any other payments made to certain participants, constitutes a parachute payment under Code Section 280G, then subject to certain exceptions, a portion of such payment would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its “covered employees” (generally, its chief executive officer and three other executive officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement), subject to certain exceptions. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors,” is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of time and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the 2012 Incentive Plan, it is intended that certain awards under the 2012 Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2012 Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

The 2012 Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2012 Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Future Plan Awards. Because future awards under the 2012 Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under the Plan is presented in the “Summary Compensation” table and these related tables: “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” and “Options Exercised and Stock Vested,” elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2015, in the Annual Report that accompanies this Proxy Statement.

Equity Compensation Plan Information

The following table provides certain information regarding our common stock authorized for issuance under the 2012 Incentive Plan (without giving effect to this proposal) as of December 31, 2015:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plan approved by stockholders	939,036	$23.83	612,857

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of the adoption of an amendment and restatement of the 2012 Incentive Plan and the performance criteria used in setting performance goals for awards thereunder intended to be performance-based under Code Section 162(m). Approval of this proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on the proposal.

Board recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE 2012 INCENTIVE PLAN AND THE PERFORMANCE CRITERIA USED IN SETTING PERFORMANCE GOALS FOR AWARDS THEREUNDER INTENDED TO BE PERFORMANCE-BASED UNDER CODE SECTION 162(M).

PROPOSAL 5 — APPROVAL OF THE ADOPTION OF THE MARKETAXESS HOLDINGS INC. 2016 CODE SECTION 162(M) EXECUTIVE PERFORMANCE INCENTIVE PLAN AND THE PERFORMANCE CRITERIA USED IN SETTING PERFORMANCE GOALS THEREUNDER

Stockholders are being asked to approve of the MarketAxess Holdings Inc. 2016 Code Section 162(m) Executive Performance Incentive Plan (the “162(m) Incentive Plan”) and the performance criteria used in setting performance goals thereunder. Our Board approved the 162(m) Incentive Plan on April 20, 2016 for Performance Periods (as defined below) commencing on or after such date, subject to, and effective upon, the approval of the 162(m) Incentive Plan by our stockholders at the Annual Meeting. The 162(m) Incentive Plan generally mirrors the provisions of the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan as currently in effect. The purpose of the 162(m) Incentive Plan is to attract, retain and motivate key employees of the Company by providing performance awards (“Performance Awards”) to designated key employees of the Company or its subsidiaries, including employees whose compensation may be subject to Section 162(m) of the Code.

Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers employed on the last day of the taxable year, other than the chief financial officer. The 162(m) Incentive Plan is designed to provide, and the Company intends to structure awards under the 162(m) Incentive Plan so that, compensation paid pursuant to the 162(m) Incentive Plan will qualify under the “performance-based compensation” exception under Code Section 162(m) and be eligible for continued tax deductibility. To preserve the tax deductibility of such compensation, the Company is seeking approval of the 162(m) Incentive Plan, including the criteria upon which the performance goals applicable to the 162(m) Incentive Plan may be based and the maximum amount that may be paid during any performance period to any participant. If stockholders do not approve the Section 162(m) performance goals at the Annual Meeting, then awards granted under the 162(m) Incentive Plan will not qualify as exempt performance-based compensation under Code Section 162(m).

Furthermore, Section 162(m) of the Code generally requires performance goals to be approved by stockholders every five years. The Section 162(m) performance goals under the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan (the “2009 Plan”) were last approved at the Annual Meeting in 2012. Accordingly, following the first stockholder’s meeting in 2017, awards granted under the 2009 Plan will also not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria under the 2009 Plan at or prior to the first stockholders’ meeting in 2017.

The following summary describes the principal provisions of the 162(m) Incentive Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the 162(m) Incentive Plan attached as Appendix B to this Proxy Statement.

Description of the 162(m) Incentive Plan

Administration. The 162(m) Incentive Plan will be administered by the Compensation Committee or such other committee appointed by the Board of Directors to administer the 162(m) Incentive Plan whose members are all “outside directors” as defined under Code Section 162(m) (the “Committee”). The Committee will have the authority to, among other things: (i) select the executives who will be eligible to receive Performance Awards; (ii) set the performance goals and the performance period during which a Performance Award is measured; (iii) certify the attainment of the performance goals and other material terms; (iv) reduce, recover or require repayment of all or any part of the amounts payable under Performance Awards; and (v) make all other determinations and take all other actions necessary or desirable for the 162(m) Incentive Plan’s administration.

Eligibility. For each period of not less than one fiscal year of the Company (as specified by the Committee) over which the attainment of the performance goals is measured (the “Performance Period”), the Committee will select the executives of the Company or its subsidiaries who will participate in the 162(m) Incentive Plan. As of April 25, 2016, two executives are participating in the 162(m) Incentive Plan. The Committee may generally add or remove designated participants at any time and from time to time, in its sole discretion.

Maximum Performance Award. The maximum Performance Award payable to a participant with respect to any one fiscal year of the Company in a Performance Period shall not exceed the lesser of (i) $5,000,000 and (ii) the maximum amount that can be awarded to any participant pursuant to any applicable law and/or regulatory requirements in relation to remuneration. For any Performance Period that is more than one fiscal year of the Company, the maximum Performance Award limit will be increased on a pro rata basis.

Performance Awards. A participant will be eligible to receive a Performance Award based on the achievement of specified performance goals established by the Committee for a Performance Period. A Performance Award may be a percentage of a participant’s Individual Target Award (as described below) for the Performance Period based on the level of attainment of performance goals established for the Performance Period. Generally, no Performance Award is payable unless the minimum performance goals for the Performance Period are attained.

A Performance Award will be paid in whole or in part in cash or shares of Common Stock (if permitted under another plan approved by stockholders), as determined by the Committee, as soon as administratively feasible in the calendar year after the calendar year in which the Performance Period with respect to which the payment relates, but only after the Committee certifies that the performance goals were, in fact, satisfied, subject to any deferral or any other terms as may be notified to the participant whether at the time of grant or thereafter and/or where any such payment would breach any applicable law and/or regulatory requirements.

The Committee may provide prior to a Performance Period or thereafter that payment of any Performance Award will be deferred. Any deferred Performance Award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). To the extent applicable, any deferral under the 162(m) Incentive Plan will be made in a manner intended to comply with the applicable requirements of Code Section 409A, as well as any other applicable law and/or regulatory requirements in relation to the deferral of remuneration.

Individual Target Awards. For any participant, the Committee may specify a targeted Performance Award for a Performance Period (an “Individual Target Award”), which may be expressed as a fixed dollar amount, a percentage of a participant’s base pay, a percentage of a bonus pool funded by a formula as determined by the Committee based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard. The Committee will also prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100%, as applicable) of an Individual Target Award that may be earned or payable based on the degree of attainment of the performance goals during the Performance Period. The amount of any Individual Target Award must comply with any applicable law and/or regulatory requirements in relation to remuneration, including but not limited to the level of any variable remuneration that can be awarded to any participant. The Committee may elect to pay a participant an amount that is less than an Individual Target Award (or the attained percentage) notwithstanding the fact that the relevant performance goals have been attained (including but not limited to where this is necessary to comply with applicable law and/or regulatory requirements); except that, unless otherwise specified by the Committee, no discretion to reduce a Performance Award based on achievement of performance goals is permitted for any Performance Period in which a “change of control” (as defined in the 162(m) Incentive Plan) occurs or during such Performance Period with regard to the prior Performance Periods if the Performance Awards for the prior Performance Periods have not been paid by the time of the change of control, with regard to individuals who were participants at the time of the change of control (save where such reduction is required by applicable law and/or regulatory requirements).

Performance Goals. Code Section 162(m) requires that Performance Awards be based upon objective performance measures. The performance goals (“Performance Goals”) will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division or other operational unit of the Company) as specified by the Committee:

•	enterprise value or value creation targets of the Company;

•	income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

•	cash flow including, but not limited to, from operations or free cash flow;

•	bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments);

•	net sales, revenues, net income or earnings before income tax or other exclusions of the Company;

•	operating margin; return on operating revenue or return on operating profit;

•	return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

•	market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;

•	total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

•	proprietary investment results;

•	estimated market share (whether based on FINRA TRACE volume or otherwise);

•	expense management/control or reduction (including, without limitation, compensation and benefits expense);

•	customer satisfaction;

•	technological improvements/implementation, new product innovation;

•	collections and recoveries;

•	property/asset purchases;

•	litigation and regulatory resolution/implementation goals;

•	leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

•	risk management/implementation;

•	development and implementation of strategic plans and/or organizational restructuring goals;

•	development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

•	employee satisfaction or staff development;

•	formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or to enhance its customer base; or

•	completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company.

In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria. In addition, Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

Change of Control. In the event of a “change of control” (as defined in the 162(m) Incentive Plan) of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred in accordance with the 162(m) Incentive Plan, will immediately be vested and paid within 90 days following the consummation of the change of control, subject to any applicable law and/or regulatory requirements prohibiting such payment.

Partial Payments. Generally, Performance Awards will not be paid to any participant who is not actively employed on the date the Performance Award is payable. Notwithstanding the foregoing, the Committee may make a full, pro rata or other payment (not to exceed the maximum achievable Performance Award for the participant for the Performance Period) to a participant for a Performance Period with or without regard to the actual achievement of the Performance Goals in the event of the participant’s termination of employment due to death or disability, or a full or pro rata Performance Award payment to a participant for a Performance Period based on actual achievement of the Performance Goals established for the Performance Period in the event that the participant’s employment is terminated without “cause” (as defined in the Company’s 2012 Incentive Plan or any successor plan thereto approved by the Company’s stockholders) or the participant resigns for “good reason.” The term “Good Reason” will have the meaning assigned to such term in the participant’s individual employment agreement or similar agreement in effect at the time of the grant of the Performance Award. Notwithstanding the foregoing, unless otherwise determined by the Committee, if the participant does not have an individual employment agreement or similar agreement, or “Good Reason” is not defined therein, the participant will not have the right to a pro rata payment of the participant’s Performance Award for a Performance Period upon any voluntary termination by the participant during the Performance Period.

If a change of control is consummated during a Performance Period, the Committee must make, to each participant who is a participant at the time of such change of control (subject to any applicable law and/or regulatory requirements), at least a pro rata Performance Award payment based on actual achievement of the Performance Goals established for the Performance Period and pro rated for the portion of the Performance Period completed through the change of control. If a change of control of the Company is consummated during a Performance Period, the Committee may, in its sole discretion, make a Performance Award payment to a participant who is a participant at the time of such change of control that is greater than a pro rata Performance Award payment but not in excess of the maximum achievable Performance Award for the participant for such Performance Period, with or without regard to actual achievement of the Performance Goals.

Subject to any applicable law and/or regulatory requirements, partial Performance Award payments not based on the actual achievement of the Performance Goals will be paid within 75 days following the event pursuant to which the Performance Award is payable. Partial Performance Award payments based on the actual achievement of the Performance Goals established for the full Performance Period will be paid when the Performance Award would have otherwise been paid.

Term; Amendment or Termination. The 162(m) Incentive Plan has no specified term, and the Board of Directors may amend, suspend or terminate the 162(m) Incentive Plan or adopt a new plan in place of the 162(m) Incentive Plan at any time. However, stockholder approval is required for any amendment that alters the Performance Goals, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m). No amendment, suspension or termination may, without a participant’s consent, alter or impair a participant’s right to receive payment of a Performance Award otherwise payable under the 162(m) Incentive Plan.

The 162(m) Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Code Section 401(a).

Recoupment. All compensation payable under the 162(m) Incentive Plan will be subject to any performance adjustment policies or compensation recapture policies established by the Board or the Committee in order to comply with law, rules or other regulatory requirements applicable to the Company or any participants including without limitation any such policy that is intended to comply with (i) The Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder; and/or (ii) the IFPRU Remuneration Code published by the UK Financial Conduct Authority; and/or (iii) such other applicable law and/or regulatory requirements. Any such performance adjustment policies or compensation recapture policies may require clawback or forfeiture of Performance Awards.

Future Plan Awards. Because future awards under the 162(m) Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards is presented in the “Summary Compensation” table and elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2015, in the Annual Report that accompanies this Proxy Statement.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of the adoption of the 162(m) Incentive Plan and the performance criteria used in setting performance goals thereunder. Approval of this proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on the proposal.

Board recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 162(M) INCENTIVE PLAN AND THE PERFORMANCE CRITERIA USED IN SETTING PERFORMANCE GOALS THEREUNDER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 11, 2016 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers, (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 11, 2016 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 37,113,303 shares of Common Stock outstanding at the close of business on April 11, 2016. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o MarketAxess Holdings Inc., 299 Park Avenue, 10th Floor, New York, New York 10171.

	Number of Shares Beneficially Owned	Percentage of Stock Owned
5% Stockholders
BlackRock, Inc.(1)	3,326,379	8.96%
Wells Fargo & Company(2)	3,131,829	8.44%
The Vanguard Group(3)	2,529,846	6.82%
Named Executive Officers and Directors
Richard M. McVey(4)	1,363,940	3.62%
Steven Begleiter(5)	6,756	*
Stephen P. Casper(6)	58,778	*
Jane Chwick(7)	2,591	*
William F. Cruger(8)	2,578	*
David G. Gomach(9)	40,288	*
Carlos M. Hernandez(10)	21,914	*
Ronald M. Hersch(11)	46,545	*
John Steinhardt(12)	40,300	*
James Sullivan(5)	6,756	*
Antonio L. DeLise(13)	38,685	*
Nicholas Themelis(14)	72,996	*
All Executive Officers and Directors as a Group (12 persons)(15)	1,702,127	4.51%

*	Less than 1%.

(1)	Information regarding the number of shares beneficially owned by BlackRock, Inc. was obtained from a Schedule 13G filed by BlackRock, Inc. with the SEC. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(2)	Information regarding the number of shares beneficially owned by Wells Fargo & Company was obtained from a Schedule 13G filed by Wells Fargo & Company with the SEC. The principal business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

(3)	Information regarding the number of shares beneficially owned by The Vanguard Group was obtained from a Schedule 13G filed by The Vanguard Group with the SEC. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Consists of (i) 621,278 shares of Common Stock owned individually; (ii) 146,153 shares of unvested restricted stock; and (iii) 596,509 shares of Common Stock issuable pursuant to stock options granted to Mr. McVey that are or become exercisable within 60 days. Does not include (i) 489,211 shares of Common Stock issuable pursuant to stock options and deferred restricted stock units that are not exercisable within 60 days or (ii) 12,044 performance shares.

(5)	Consists of (i) 6,270 shares of Common Stock owned individually; and (ii) 486 shares of unvested restricted stock.

(6)	Consists of (i) 43,278 shares of Common Stock owned individually; (ii) 588 shares of unvested restricted stock; and (iii) 14,912 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(7)	Consists of (i) 2,591 shares of Common Stock owned individually. Does not include 972 restricted stock units that are unvested.

(8)	Consists of (i) 2,578 shares of Common Stock owned individually. Does not include 972 restricted stock units that are unvested.

(9)	Consists of (i) 29,890 shares of Common Stock owned individually; (ii) 486 shares of unvested restricted stock; and (iii) 9,912 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. All shares of Common Stock, other than unvested restricted stock, are held indirectly in a trust for which Mr. Gomach is trustee.

(10)	Consists of (i) 18,241 shares of Common Stock owned individually; (ii) 486 shares of unvested restricted stock; and (iii) 3,187 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(11)	Consists of (i) 36,147 shares of Common Stock owned individually; (ii) 486 shares of unvested restricted stock; and (iii) 9,912 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(12)	Consists of (i) 29,902 shares of Common Stock owned individually; (ii) 486 shares of unvested restricted stock; and (iii) 9,912 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(13)	Consists of (i) 36,025 shares of Common Stock; and (ii) 2,660 shares of unvested restricted stock. Does not include (i) 46,929 shares of Common Stock issuable pursuant to stock options and deferred restricted stock units that are not exercisable within 60 days or (ii) 7,098 performance shares.

(14)	Consists of (i) 45,184 shares of Common Stock owned in joint tenancy with his spouse; (ii) 7,748 shares of unvested restricted stock; and (iii) 20,064 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include (i) 46,114 shares of Common Stock issuable pursuant to stock options and deferred restricted stock units that are not exercisable within 60 days or (ii) 12,872 performance shares.

(15)	Consists of (i) 877,654 shares of Common Stock; (ii) 160,065 shares of unvested restricted stock; and (iii) 664,408 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include (i) 190,968 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 393,230 restricted stock units that are unvested and deferred restricted stock units or (iii) 32,014 performance shares that are unvested.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of April 11, 2016.

Name	Age	Position
Richard M. McVey	56	Chief Executive Officer and Chairman of the Board of Directors
Antonio L. DeLise	54	Chief Financial Officer
Nicholas Themelis	52	Chief Information Officer

Richard M. McVey has been Chief Executive Officer and Chairman of our Board of Directors since our inception. See Proposal 1 — Election of Directors — Director information for a discussion of Mr. McVey’s business experience.

Antonio L. DeLise has been Chief Financial Officer since March 2010. From July 2006 until March 2010, Mr. DeLise was the Company’s Head of Finance and Accounting, where he was responsible for financial regulatory compliance and oversight of all controllership and accounting functions. Prior to joining us, Mr. DeLise was Chief Financial Officer of PubliCard, Inc., a designer of smart card solutions for educational and corporate sites, from April 1995 to July 2006. Mr. DeLise also served as Chief Executive Officer of PubliCard from August 2002 to July 2006, President of PubliCard from February 2002 to July 2006, and a director of PubliCard from July 2001 to July 2006. Prior to PubliCard, Mr. DeLise was employed as a senior manager with the firm of Arthur Andersen LLP from July 1983 through March 1995.

Nicholas Themelis has been Chief Information Officer since March 2005. From June 2004 through February 2005, Mr. Themelis was the Company’s Head of Technology and Product Delivery. From March 2004 to June 2004, Mr. Themelis was the Company’s Head of Product Delivery. Prior to joining us, Mr. Themelis was a Principal at Promontory Group, an investment and advisory firm focused on the financial services sector, from November 2003 to March 2004. From March 2001 to August 2003, Mr. Themelis was a Managing Director, Chief Information Officer for North America and Global Head of Fixed-Income Technology at Barclays Capital. From March 2000 to March 2001, Mr. Themelis was the Chief Technology Officer and a member of the board of directors of AuthentiDate Holdings Corp., a start-up focused on developing leading-edge content and encryption technology. Prior to his tenure at AuthentiDate, Mr. Themelis spent nine years with Lehman Brothers, ultimately as Senior Vice President and Global Head of the E-Commerce Technology Group.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) explains our pay for performance methodology, describes and analyzes our compensation programs and practices, and details the specific amounts of compensation paid for fiscal year 2015 to our named executive officers. Our named executive officers for fiscal year 2015 were Mr. McVey, our Chief Executive Officer (“CEO”) and Chairman of the Board, Mr. DeLise, our Chief Financial Officer (“CFO”), and Mr. Themelis, our Chief Information Officer (“CIO”, and collectively with the CEO and CFO, the “NEOs”).

Executive Summary

Compensation and Performance Highlights

The following chart provides a summary overview of NEO compensation in 2015, as well as key financial metrics used to determine such compensation. Further details, including components of compensation for each NEO, are provided in this CD&A.

	Key Financial Metrics
	2015	2014	Change
Revenues (millions)	$303.1	$262.8	15%
Operating Income (millions)	$147.9	$118.5	25%
Diluted EPS	$2.55	$1.97	29%
Year-End Stock Price	$111.59	$71.71	56%

	Base Salary			Total Cash Compensation			Total Direct Compensation
	2015	2014	Change	2014	2013	Change	2014	2013	Change
in ‘000’s
McVey, CEO	$500	$500	0%	$2,600	$2,450	6%	$7,400	$6,700	10%
DeLise, CFO	$300	$300	0%	$1,140	$1,000	14%	$1,750	$1,550	13%
Themelis, CIO	$300	$300	0%	$1,650	$1,500	10%	$2,650	$2,425	9%

2015 Performance

Highlights of our financial performance during 2015 as compared to 2014 include the following:

•	Revenues: For the seventh consecutive year, annual revenues reached an all-time high, increasing over 15% to $303.1 million, from $262.8 million in 2014.

•	Operating Income: Operating income reached a record high for the sixth consecutive year, increasing 25% from $118.5 million in 2014 to $147.9 million in 2015.

•	Earnings per share: Diluted earnings per share (“EPS”) increased over 29% to an all-time high of $2.55 in 2015 from $1.97 in 2014.

•	Stock Price: The Company’s Common Stock price closed at $111.59 at the end of 2015, an increase of almost 56% from $71.71 at year-end 2014.

•	Trading Volume: Total trading volume increased to a record high of $979 billion in 2015 from $767 billion in 2014.

•	Market Share:

•

Our adjusted[1] market share in U.S. high-grade corporate bonds grew from an estimated 14.5% of the total U.S. high-grade corporate bond volume in 2014, as reported by the Financial Industry Regulatory Authority (“FINRA”) Trade Reporting and Compliance Engine (“TRACE”), to an estimated 16.8% in 2015.

[1]	We adjusted the reported U.S. high-grade TRACE volumes to eliminate the increased reporting of affiliate back-to-back trades by certain broker-dealers that occurred from April 2014 through October 2015 and the inclusion of 144A securities in reported TRACE volumes beginning on July 1, 2014. Based on information provided by FINRA, we believe that the TRACE volumes, as adjusted by us, provide a more accurate comparison to prior period reporting.

•

Our adjusted market share of U.S. high-yield corporate bond volume, as reported by TRACE and excluding 144A securities in reported TRACE volumes beginning on July 1st, 2014, increased to an estimated 9.3% in 2015 compared to 6.2% for 2014.

•

Relative Performance vs. Peer Group (as defined below under How We Determine Pay Levels — Peer Group): For 2015, our financial performance against our Peer Group, comprised of 21 companies, was as follows:

•	First in year-over-year and five-year share price growth, as well as one- and five-year total shareholder return (“TSR”);

•	Second in three-year share price growth;

•	Top three in year-over-year EPS, EBITDA, and pre-tax margin growth; and

•	Top 20% in year-over-year operating income growth.

•	Relative Performance vs. Other Reference Groups: For 2015, our performance against other reference groups was as follows:

•	First in one-, three-, and five-year TSR as compared to 15 companies designated by Institutional Investor Services (“ISS”), an independent proxy advisory firm, as our peers for 2015;

•	Rank 50th in five-year TSR and 40th in ten-year TSR of all 2,173 U.S. public companies with over $1 billion in market capitalization[2]; and

•	Our share price growth as compared to the following sectors on a one-, three-, and five-year basis was as follows:

	MKTX	Russell 2000		NASDAQ Comp.		S&P MidCap 400		S&P SmallCap 600		S&P Financial Sector
	Stock	Stock		Stock		Stock		Stock		Stock
	Return	Return	Alpha	Return	Alpha	Return	Alpha	Return	Alpha	Return	Alpha
1-year	55.6%	(5.7%)	61.3%	5.7%	49.9%	(3.7%)	59.3%	(3.4%)	59.0%	(3.5%)	59.1%
3-year	216.1%	33.7%	182.4%	65.8%	150.3%	37.1%	179.1%	41.0%	175.2%	45.4%	170.7%
5-year	436.2%	44.9%	391.3%	88.8%	347.5%	54.2%	382.1%	61.6%	374.7%	49.8%	386.4%

How 2015 Performance Affected Executive Compensation

•	The aggregate annual cash incentive payments to the NEOs increased by 8% to $4.29 million in 2015 from $3.975 million in 2014 (see Annual Variable Performance Awards Payable in Cash below).

•

Aggregate Total Direct Compensation (“TDC”), which includes cash payments, annual equity awards and the annualized value of multi-year equity awards, was 11% higher in 2015 than in 2014 (see Total Direct Compensation below).

•

We exceeded our internal target operating income goal in 2015. Accordingly, performance shares granted for 2015 settled at 132.2% of the targeted award amounts (see Long-term Incentives — Equity-based Awards below).

Changes/Key Actions in 2015

In 2015, the following changes and key decisions with respect to our executive management and rewards architecture were implemented to assure that our executive compensation program continues to balance the reward and retention of our key executives with the short-term and long-term interests of our stockholders:

•

Annual Incentive Design — We continued to manage our profitability and increase operating margins in 2015 by reducing the percentage of operating income allocated to the annual cash incentive performance awards payable to our employees (the “Bonus Accrual”). In addition, in 2015, we modified the

[2]	Data provided by FactSet.

methodology for decreasing the accrual rate in the event that we exceeded the base-level targets (see Annual Variable Performance Awards Payable in Cash below).

•	Structural Change in Performance Share Design — We adjusted the method for determining the percentage payout earned under performance shares as described below.

•

New Employment Agreement and Retention Equity Awards for CEO — In January 2015, we entered into a new 5-year employment agreement with our CEO (the “New CEO Agreement”). In connection with the New CEO Agreement, the CEO was awarded performance-based retention equity awards with an aggregate grant date value of $8 million (the “Performance Equity Award”). The value of the Performance Equity Award is offset against the CEO’s compensation in equal installments beginning with his compensation for 2015 and the four following years. The Performance Equity Award vests concurrently with the 5-year term of the New CEO Agreement (See New CEO Agreement and Use of Multi-Year Equity below).

Actions in 2016

The following actions were taken with respect to executive compensation in 2016 prior to the filing of this Proxy Statement:

•

Multi-Year Awards for CFO and CIO — In January 2016, the CFO and CIO were awarded multi-year equity awards with an aggregate grant date value of $3 million and $1.8 million, respectively (the “NEO Multi-Year Awards”). The value of the NEO Multi-Year Awards will be offset against the NEO’s respective compensation in equal installments beginning with their compensation for 2015 and the four following years. The NEO Multi-Year Awards vest over a five-year period.

Advisory Vote on Executive Compensation

At our 2015 Annual Meeting of Stockholders, 94.8% of the votes present and entitled to vote on the non-binding advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the proxy statement for the 2015 Annual Meeting of Stockholders. In evaluating 2015 compensation for our NEOs, the Compensation Committee reviewed these final vote results and took into consideration the strong support of our stockholders for our compensation policies. Although it determined that no significant changes to our executive compensation policies were necessary, the Compensation Committee continues to review our NEO compensation program and the compensation goals set forth in the CD&A on an annual basis.

Compensation Practices

We maintain a high standard of compensation policies and practices as illustrated below:

What We Do	What We Avoid
✓ Emphasis on performance -based compensation	× No guaranteed bonuses
✓ Use of clawbacks	× No pension / SERP plans
✓ Stock ownership guidelines	× No single-trigger Change in Control benefits
✓ Appropriate risk management	× No §280G excise tax “Gross -Up” Benefits
✓ Compensation Committee 100% independent	× No corporate aircraft or other excessive perquisites
✓ Automatic reduction of severance payments subject to §280G excise tax	× No dividends on performance shares until earned
× No “repricing” underwater options without Shareholder approval
× No hedging of MarketAxess stock

Overview of Compensation Objectives and Strategy for Our NEOs

Our NEO pay philosophy is tied to our belief that compensation should directly correlate with business results, including financial business results. In addition, our executive compensation program is designed to attract, reward and retain the caliber of executives we need to ensure our continued growth and profitability. The program’s primary objectives are:

•	Alignment: align and reward Company and individual performance and decision-making with stockholder value creation while providing for prudent risk management;

•	Value Creation: drive long-term growth objectives, thereby creating long-term value for our stockholders; and

•

Cost-Effectiveness: provide rewards that are cost-efficient, equitable to both our NEOs and stockholders, and competitive with organizations that compete for executives with similar skill sets. This encourages high-potential individuals with significant and unique market experience to build a career at the Company.

We have certain unique operating characteristics that directly impact our compensation philosophy and the way we attract, reward and retain key management talent:

•

We are a hybrid financial technology company whose NEOs must combine an expertise of the fixed-income securities market with the knowledge and ability to conceptualize, create, implement and deliver technology-driven market solutions. As a result of global market changes and regulatory reform (including recent regulatory changes under the Dodd-Frank Act in the U.S. and European Market Infrastructure Regulation (EMIR) and Markets in Financial Instruments Directive II (MiFID II)), there are more start-up initiatives trying to compete in our markets. Accordingly, we compete with the financial services and software development industries and newer start-ups for executive talent.

•

We are a relatively flat organization with low overhead in support positions; therefore, our NEOs must have the ability and desire to manage tactical details and effectively communicate with and lead broad teams of employees across all levels of the organization.

•

We are unique in the financial technology market as no other publicly traded company solely and directly competes with us. Therefore, our NEOs must be innovative as they help set the Company’s direction and determine the role it plays in the financial markets.

In implementing the Company’s compensation programs and arriving at individual pay decisions, the Compensation Committee considers that other organizations (such as broker-dealers) may provide their executives with compensation components similar to ours, but within compensation structures that may be different than ours. These structures may provide their executives with earnings opportunities that exceed what we can afford to pay. For example, our emphasis on lower base salaries and greater performance-based incentives potentially results in other organizations offering higher base salaries than we do for similar skills. This can improve the consistency of pay realized by executives at companies with whom we compete for talent but differs from what our NEOs receive under our current program.

To assess the financial impact of our compensation programs, the Compensation Committee focuses on managing our aggregate compensation and benefits expense expressed as a percentage of our total annual revenues (“C&B Ratio”). The Compensation Committee believes that monitoring this measure improves our overall profitability (See discussion about C&B Ratio below in How We Determine Pay Levels) and provides a normalized efficiency measure by which we can compare our compensation structure to those maintained by our peers and other financial and technology industry companies.

We believe that continuity of the leadership team benefits the Company. As such, we promote long-term commitments from our NEOs. To support these objectives, we provide our NEOs with a mix of both short-term incentives (base salary and performance-based annual cash awards), long-term (three- to five-year) equity incentives, and where appropriate (currently, the CEO), contractual protection (which agreements may also contain provisions that support a long-term commitment to the Company). Ultimately, the value realized by our NEOs from our equity incentive awards depends on several factors: our financial performance and changes in our Common Stock price, satisfaction of an award’s vesting schedule, and compliance with any on-going employment or post-termination covenants. Taken together, we believe these factors help create a comprehensive scheme that reinforces our long-term performance-based orientation that is also aligned with the interests of our shareholders.

Factors Determining Compensation

Role of the Compensation Committee

The compensation programs for our NEOs are administered by the Compensation Committee with assistance from management and our independent compensation advisors. The Compensation Committee reviews all components of remuneration and decides which elements of compensation, if any, should be adjusted or paid based on corporate and individual performance results and competitive benchmark data. This approach supports our “pay for performance” culture and our intention to offer compensation that is highly correlated with each NEO’s individual responsibilities and performance, corporate financial performance and return for stockholders. The Compensation Committee:

•	has developed and continually reviews and revises our NEO compensation policies and benefits strategy and provides guidance for the implementation of those policies and strategies;

•	determines and recommends to the Board the amounts and elements of compensation for Mr. McVey; and

•

works closely with Mr. McVey in recommending to the Board the amounts and elements of compensation for our other NEOs. The Compensation Committee’s function is more fully described in its Board-approved charter, which is available on our corporate website at www.marketaxess.com under the Investor Relations — Corporate Governance caption.

In performing its duties, the Compensation Committee:

•

annually reviews competitive compensation data, recent compensation trends and any other relevant market data obtained by its compensation consultant and considers the impact on our compensation architecture;

•	reviews all compensation, including equity holdings (both vested and unvested amounts) earned by each NEO;

•	consults with the compensation consultant regarding market data and the full Board regarding performance data when considering decisions concerning Mr. McVey’s compensation; and

•

considers the recommendations of Mr. McVey relating to performance and the recommendations of its compensation consultant relating to market data and compensation trends when considering decisions concerning the compensation of our other NEOs.

All compensation decisions related to cash incentives or equity grants for our NEOs are determined by the Compensation Committee in conjunction with the CEO, except for his own awards, and reviewed by the Board.

Use of Outside Advisors

In making its determinations with respect to compensation of our NEOs, the Compensation Committee currently retains the services of Grahall LLC (“Grahall”) as its independent compensation consultant. In this capacity, Grahall reports directly to the Compensation Committee. During 2015, Grahall provided the following services with respect to NEO compensation:

•	Pay Analysis — Reviewed and benchmarked competitive market pay levels and conducted retention analyses with respect to 2015 compensation for our NEOs;

•	Proxy Disclosure — Assisted in the preparation of the Company’s CD&A included in the proxy statement for our 2015 Annual Meeting of Stockholders;

•	Share Ownership Guidelines — Assisted management and the Compensation Committee in the oversight of our ongoing share ownership guidelines applicable to our NEOs and members of the Board;

•

New CEO Agreement and Performance Equity Award — Provided assistance to the Compensation Committee regarding the structure of the New CEO Agreement which was entered into in January 2015. The consultant also helped the Compensation Committee evaluate and structure the Performance Equity Award granted to Mr. McVey in connection with the execution of the New CEO Agreement;

•	Multi-Year Awards for NEOs — Provided the assistance to the Compensation Committee and CEO regarding the structure of the multi-year awards for the CIO and CFO; and

•

General Advice/Compliance — Provided other compensation-related recommendations and performed other services, including providing advice regarding regulatory and advisory compliance issues, the design and management of our annual incentive plan, and the Company’s equity awards and usage of authorized shares ( i.e., “burn rate”), as well as an ongoing review and composition of our peer group (as discussed below in Peer Group).

Grahall also provided services during 2015 relating to the compensation of our directors as discussed above in Director Compensation.

The Compensation Committee has the sole authority to retain, terminate and set the terms of the relationship with any outside advisors who assist the Compensation Committee in carrying out its responsibilities.

How We Determine Pay Levels

Peer Group

The Company uses peer group information to help set competitive market levels and structure for our NEOs. Because our closest competitors include private firms with unpublished compensation data, we rely on a broader base of financial services and technology companies to facilitate our review.

While public peers may differ from us in terms of size (whether measured by market capitalization or annual revenues) and core business (in that none provide the multi-dealer electronic trading platform for credit products that we provide), these companies are the closest matches available to us in terms of a comparable business model. Each provides technology solutions to the financial markets, and some provide electronic trading platforms similar to ours, albeit in other asset classes.

At the Compensation Committee’s direction, Grahall performs an ongoing review of the composition of our peer group. Factors include financial size, whether companies compete with us for customers, executives or other employee talent, and whether their business operations involve a similar asset class or product offering. Grahall considers a broad range of companies, including peers of peers included in industry research reports. Grahall also assesses and collects data on a broader group of companies in the financial services, IT services and software industries, based on relative revenue, market capitalization and operating income similarity.

After development of a list of companies, Grahall develops a subset of target peers and reviews public disclosure regarding the business model being pursued by each company. This allows us to assess alignment with our industry and our strategic approach. In 2015, Grahall assisted the Compensation Committee in restructuring our Peer Group, which was necessitated due to a reduction in ongoing peers due to industry consolidation, as well as our desire to more closely align our Peer Group with those companies designated as peers by Institutional Shareholder Services. In determining the potential slate of peers, Grahall reviewed all publicly traded diversified financials, capital markets, consumer finance, as well as IT services and software firms.

Financial parameters used by Grahall to identify the peers generally range from +/- 2.5 times the Company’s most recent annual revenues and +/- 5 times the Company’s market capitalization (similar to ISS’ methodology). However, unlike ISS, Grahall developed “similarity scores” for each potential peer that equally weight annual revenues and market capitalization, as the Company believes market capitalization is an equally important financial indicator by which our potential peers can and should be assessed. This process provides a comparability number for each peer to our Company for the current operating period. Grahall also calculates and considers a similarity score based on operating income. Grahall then recommends any appropriate changes to the Peer Group for the operating period, which is reviewed by the Company and the Compensation Committee. The Company may also suggest peers that it believes may be appropriate for inclusion in the Peer Group, and in fact did so in 2015.

Due to the desire to broaden our Peer Group and increase the focus on our international expansion efforts, for the first time, the Company included companies not listed on U.S. exchanges, but whose business models we believe are a better fit than U.S.-based alternatives. These peers are indicated in the chart below along with the other 2015 peers, and include TMX (CAN), Tullet (LON), and Fidessa (LON). Because these companies are not listed on a U.S. exchange (and thus are subject to different reporting requirements), the available data for these companies may be less robust than for their U.S. counterparts. Finally, the Company also determined that it was appropriate to include SS&C Technologies Holdings, Inc., a company primarily focused on providing software and technology solutions to the financial services industry, in our Peer Group for the first time.

After revising our peers for the 2015 compensation period, our Peer Group was comprised of the following firms:

Peer	Description	Client Base	Products	Revenue	Operating Income	Market Cap	New in 2015?
				($ in millions)	($ in millions)	($ in billions)(1)	Y/N
MarketAxess Holdings Inc.	Electronic trading platform for the trading of corporate bonds and other fixed income products	Institutional	Fixed Income	$303	$148	$4.72
Alliance Bernstein Holding L.P.	Provides investment management and research services, across asset classes, on a global basis.	Institutional and Retail	Various	$3,021	$631	$2.37	Y
BGC Partners, Inc.	Provides brokerage services to the wholesale financial markets across a broad array of products via voice, hybrid, and fully- electronic solutions.	Institutional	Various	$2,575	-$61	$0.65	N
CBOE Holdings, Inc.	Operation of markets for the trading of listed options contracts as well as futures and options on futures products, integrating electronic trading with traditional trading.	Institutional	Listed options and futures	$635	$320	$5.26	N
Cohen & Steers	International investment manager providing investment services across products, distribution services and advisory consulting services.	Institutional	Various	$329	$128	$1.89	Y
Fidessa Group PLC(2)	Provides trading, investment and information solutions for the financial community.	Institutional	Technology Provider	$436	$143	$0.94	Y
Financial Engines	Technology-enabled portfolio management services, investment advice and retirement income services.	Retail	Various	$311	$49	$1.95	Y
Gain Capital Holdings	Global provider of on-line trading services specializing in foreign exchange, precious metals, and contracts-for-difference (“CFD”).	Institutional and Retail	FX, Metals, CFD	$436	$18	$0.33	N
Greenhill & Co	Provides financial advisory services related to mergers and acquisitions, restructurings, financings, and capital raisings.	Institutional, Corporate, Government	Various	$262	$46	$0.60	Y
Hercules Technology Growth Capital, Inc.	Provides venture debt, secured loans, and growth capital to privately held companies.	Institutional	Capital / Funding	$157	$74	$0.88	Y

Peer	Description	Client Base	Products	Revenue	Operating Income	Market Cap	New in 2015?
				($ in millions)	($ in millions)	($ in billions)(1)	Y/N
Interactive Brokers	Automated global electronic broker and market maker specializing in routing orders, executing and processing trades in securities, futures, foreign exhange instruments, bonds, and mutual funds.	Institutional	Various	$1,256	$458	$15.89	N
Investment Technology Group, Inc.	Independent research and execution broker providing institutional liquidity, execution services, analytical tools and proprietary research globally.	Institutional	Equities	$635	$123	$0.71	N
KCG Holdings, Inc.	Provides access to capital markets and elecronic agency-based trading across multiple asset classes to institutional clients and corporations.	Institutional and Corporate	Various	$1,489	$306	$1.14	N
Main Street Capital	Provides long-term equity and debt investments.	Middle Market, Small Companies	Capital / Funding	$165	$107	$1.59	Y
MSCI, Inc.	Global provider of investment decision support tools and analytics across diverse markets, asset classes, geographies, and clients.	Various, including Institutional	Various	$1,075	$404	$7.31	N
Northstar Asset Management	Manages real estate and other investment platforms globally.	Institutional	Various	$436	$57	$2.36	Y
Oaktree Capital Group, LLC	Global investment management firm focused on alternative markets.	Institutional and Retail	Various	$202	-$739	$3.03	Y
SS&C Technologies Holdings, Inc.	Software products and services across financial functions including trading, middle office, back office and reporting.	Institutional	Technology Provider	$1,000	$134	$6.16	Y
TMX Group(3)	Operates across asset classes in trading, clearing & depository, information services and technology / issuer services.	Institutional	Various	$552	$17	$2.69	Y
Tullett Prebon plc(2)	Global interdealer broker.	Institutional	Various	$1,173	$180	$0.81	Y
Virtus Investment Partners, Inc.	Investment manager across various products.	Institutional and Retail	Various	$382	$80	$0.62	Y
Wisdom Tree Investments, Inc.	Global Exchange Traded Product sponsor offering ETFs across asset classes.	Institutional and 401(k) Providers	Various	$299	$137	$1.69	Y

(1) Market Cap as reported close of business on April 14, 2016

(2) Tullett Prebon and Fidessa are traded on the London Exchange (LON)

(3) TMX Group is traded on the Toronto Stock Exchange (TSE)

Several peers were removed from our Peer Group in 2015. SWS Group, Inc. and GFI Group Inc. were removed as each was acquired in 2015 and no longer publicly reported compensation data for their executives. Intercontinental Exchange, Inc. was removed due its acquisition of the New York Stock Exchange, as the Compensation Committee believed that both the annual revenues and market capitalization of the resulting entity were too large for us to use for benchmarking purposes. While IBKR remains in our peer group, they are used selectively for benchmarking the compensation of certain applicable senior executive positions.

Benchmarking — Importance and Process

Given our unique position in our industry, and the unique skill sets necessary for executives to succeed at the Company, we believe that reviewing benchmark data is a vital part of the process by which the Compensation Committee determines relevant pay ranges and TDC for our executives. Once the Peer Group review described above is completed, the Compensation Committee directed Grahall to identify a broader group of peers for compensation benchmarking purposes. In order to accomplish this, Grahall researches and assesses the financial performance on a year-over-year basis and pay practices of each of the following groups:

•	Our Peer Group, which consisted of 21 financial services and financial technology companies for 2015;

•

15 financial services companies (4020 GICS classification from Standard & Poor’s) designated solely by ISS as our peer group for the 2015 compensation period (the composition of which may vary on an annual basis);

•	A broader group of financial services companies, categorized by the following industries:

•	Capital Markets;

•	Diversified Financials; and

•	Consumer Finance; and

•	A broader group of technology companies, categorized by the following industries:

•	Software & Services; and

•	IT Services.

Grahall used the same financial parameters to develop the two broader groups for 2015 as they did for the Peer Group. We anticipate the composition of each of these groups (excluding the Peer Group) will change over time even if our methodology remains consistent because the Company’s and the subject companies’ relative annual revenues and market capitalizations will invariably change.

Data from each of these groups is used to refine our calibration of market pay for our NEOs. Grahall used statistical modeling to help insure internal consistency among the positions that were compared to those of our NEOs.

The compensation calibration conducted by Grahall is further augmented with multiple sources of applicable financial services and financial technology survey data to validate the compensation levels and practices and to compare our compensation architecture to these different groups and the general market. Grahall uses this aggregate information to prepare its recommended pay ranges and presents them to the Compensation Committee for its consideration and approval. To minimize the impact of year-to-year data volatility, Grahall aggregates data from this process over multiple years (with a greater emphasis on the most recent periods).

As in previous years, Grahall worked with the CEO and our other executives to gather pertinent Company information, including corporate financial performance and employee lists, that allowed the Compensation Committee to design compensation programs appropriate for our size, financial performance and strategic objectives. Additionally, through our formal semi-annual planning, goal-setting and feedback process, the CEO provided the Compensation Committee with performance feedback for each NEO, other than himself. The Compensation Committee then determined target individual pay ranges for each NEO based on corporate financial performance; the NEO’s role, responsibilities, expertise, institutional knowledge and individual performance; the NEO’s contribution to, and achievement of, corporate strategic goals and financial performance; and the level of competition that exists within the market for a given position. As these factors change over time, the Compensation Committee uses its judgment (with Grahall’s assistance) rather than relying on numerical or fixed formulas to weigh these items consistently from year to year.

Use of C&B Ratio

In determining incentive pay ranges for our NEOs, the Compensation Committee also assesses the impact of such pay ranges on our targeted C&B Ratio. The Compensation Committee believes that focusing on the C&B Ratio is both appropriate and typical in the financial services industry, as it provides a highly relevant and normalized data point regarding the efficiency of our compensation programs on both a year-to-year basis and on a comparative basis versus our Peer Group or other companies in our industry. Since the NEOs’ annual incentive payments are a component of aggregate compensation expense, the Compensation Committee may reduce the NEOs’ incentives to reduce the C&B Ratio to meet our internal target, which is revised annually. Since 2012, our C&B Ratio has been below 30%, which the Compensation Committee believes is an appropriate target given our current revenues, employee base and strategic plans.

After consideration of all the foregoing factors, the Compensation Committee determines each NEO’s TDC level within the appropriate range. The Compensation Committee then determines an ideal “pay mix” — the relative amount of TDC for each NEO that should be delivered as base salary, annual cash incentives and long-term equity incentive awards — in accordance with that analysis.

Performance Evaluations

Mr. McVey — CEO

In assessing Mr. McVey’s performance, the Compensation Committee credited him with:

•	Leading the Company’s achievement of record financial performance for the seventh consecutive year, including record trading volume, market share, revenues and operating income;

•	Delivering long-term value for our stockholders as evidenced by ranking 50th in five-year TSR and 40th in ten-year TSR of all 2,173 U.S. public companies with over $1 billion in market capitalization;

•	Expanding the Company’s global reach through investment in Europe and Asia;

•	Leading the strategy and increased investment in Open Trading to promote new liquidity solutions for clients;

•	Increasing the expertise and investment in Risk Management in both the Company and the Board of Directors;

•	Leading the Company’s strategy discussions with the Board of Directors, and leading the execution of that strategy with the Global Management Team; and

•	Actively promoting the Company’s strategy and capabilities through senior investor and dealer relationship management, meetings with regulators, industry conferences and trade associations.

Mr. DeLise — CFO

In determining Mr. DeLise’s 2015 incentive compensation, the Compensation Committee and Mr. McVey focused on our corporate financial performance and credited him with:

•

Assuming responsibility for our Credit and risk functions, increasing staff with relevant expertise, and improving reporting to the Risk and Audit Committees of the Board and the internal Risk, Credit, and Disclosure Committees;

•	Working closely with our business executives and the Board in developing and executing immediate and long-term strategic decisions, including new products and product pricing;

•	Implementing continued improvements in our internal and external financial reporting, budgeting, forecasting and scenario planning;

•	Developing and executing the Company’s dividend and share repurchase programs and also renewing and upsizing the Company’s credit facility;

•	Continued optimization of the Company’s tax structure, including an update of the Company’s transfer pricing processes; and

•	Strengthening the Company’s investor relations program and maintaining active relationships with analysts and stockholders.

Mr. Themelis — CIO

Mr. Themelis and his team are instrumental to our revenue generation efforts in that they provide unique, stable, world-class technology to the credit markets. In this capacity, he was credited with the following achievements during 2015:

•	Enhancements to our architecture, including innovative Open Trading solutions and client chat capability;

•

Various initiatives around optimizing our infrastructure, increasing systems stability and reducing costs, including closing a redundant data center, implementing advanced monitoring tools, and completing the buildout of another floor for our New York employee base;

•

Investing in the staff assigned to working on the Trax applications, replacing the legacy Trax applications, significantly increasing the stability of the Trax platform, and detailing a roadmap for the delivery of MiFID II compliant Trax applications;

•	Creating the first intra-day trade tape product in Europe with Axess All™;

•	Increasing revenues generated from our suite of unique global data products; and

•	Active involvement in the running of the day-to-day business for U.S. traded products, which delivered a record revenue year for our core U.S. business.

Pay for Performance Alignment — Realized Compensation

To assess our pay-for-performance alignment, the Compensation Committee and Grahall reviewed all compensation realized (“Realized Compensation”) by Mr. McVey relative to our TSR for the three-year period ended December 31, 2014 (the most recent period for which peer compensation data was available at the time of filing this proxy statement) against our 2014 peer group. For purposes of this review, Realized Compensation was determined by adding the following elements together:

•	Sum of three years’ base salary;

•	Sum of three years’ actual annual incentive payments;

•	Intrinsic (“in-the-money”) value of stock options awarded during the three year period (using December 31, 2014 closing price);

•	Value of three years’ restricted stock awards updated for December 31, 2014 closing price;

•	Sum of all performance awards made during the three year period as settled (not target); and

•	Any other payments or form of wealth received by the executive as reported in the compensation table for the applicable three-year period.

The Company believes the structure of our compensation program — which minimizes fixed costs and emphasizes appropriate performance leverage — has fairly and competitively compensated our NEOs (including our CEO) for our above market performance realized during this time period, and exhibited strong and stockholder-favorable alignment. The graph below compares the three-year Realized Compensation and the Company’s TSR against our 2014 peer group on a percentile basis. Alignment is defined as relative pay and relative performance percentiles among the peers being within 25 percentile points of each other. The below graph reflects three different zones as indicated below.

The charts below compare Mr. McVey’s TDC (base salary attributed to each fiscal year, cash and equity award value granted at the end of the same fiscal year, and annual value of any multi-year/retention grants still outstanding at the end of the fiscal year) to the Company’s Common Stock price appreciation versus the performance of various indices for the five-year period ended December 31, 2015, and against operating income for the same five-year period:

Mr. McVey’s adjusted TDC (using multi-year annualization of Performance awards) totaled $5.1 million in 2010, $6.1 million in 2011, $6.0 million in 2012, $6.5 million in 2013, $6.7 million in 2014, and $7.4 million in 2015. As illustrated in the above graphs, Mr. McVey’s TDC has increased 45% during this 5-year period, while the Company’s operating income has increased almost 300% and TSR has increased over 550%. These figures differ from those shown in the Summary Compensation Table in Executive Compensation, as that table reflects the full grant date value of the Performance Equity award received by Mr. McVey in 2015, as required by the SEC. The Compensation Committee uses adjusted TDC to assess Mr. McVey’s, as well as the other NEOs’, pay levels from year to year as it believes they provide a more accurate illustration of pay levels than the figures required to be disclosed pursuant to applicable SEC rules in the Summary Compensation Table.

Tally Sheets

The Compensation Committee uses “tally sheets” to review compensation levels for the NEOs on an annual basis. Designed by Grahall and maintained by management, tally sheets summarize historical compensation, equity holdings and realized value for each NEO, as well as applicable Company performance. Because the Company does not have any extensive retirement benefits, perquisites or other elaborate compensation programs, the primary benefit of using tally sheets are to provide historical perspective for each NEO regarding the elements of pay and equity holdings which facilitate analysis of wealth opportunity and wealth realization. The Compensation Committee and Grahall also use tally sheets to conduct sensitivity analysis regarding each NEO’s forfeitable (due to vesting and/or clawback rights) and non-forfeitable equity at different Common Stock prices to help facilitate our retention efforts. In this way, the Compensation Committee’s decisions reflect a more informed perspective regarding prior equity grants and incentive opportunities and consider the retention value of all existing awards as a whole. For further discussion of our equity-based awards, see Long-term Incentives — Equity-based Awards below.

Details of the Company’s Compensation Structure for our NEOs

Pay Elements — Overview

We utilize four main components of compensation for our NEOs:

•	Base salary — that reflects compensation for the NEO’s role and responsibilities, experience, expertise and individual performance; but which we target below market median for NEOs;

•	Annual cash incentives — to reward attainment of annual corporate financial goals and individual performance, and which fluctuate upward or downward, as appropriate, based on actual individual and corporate performance, but within a framework that discourages excessive risk taking by limiting maximum award opportunities;

•	Equity incentives — designed to retain NEOs and tie NEO compensation to long-term stockholder value creation; and

•	Other benefits that are provided to all the Company’s employees, including healthcare, life insurance, retirement savings plans and disability plans.

Though our plan architecture may vary with respect to pay level and/or fixed-to-variable pay leverage, the individual pay elements we use to compensate our NEOs are generally similar to the compensation composition used by our peers (see How We Determine Pay Levels above). Our pay structure differs from peers as we have not followed the trend of adjusting base salary upwards to match increases witnessed in the broker-dealer community or the higher base salaries typical of the technology development market. However, we believe our total compensation program is competitive and that our program’s elements and leverage characteristics have allowed us to attract and retain executive talent from the broker-dealer and software development markets, while maintaining appropriate cost control.

Pay Mix

The Compensation Committee believes that lower base salaries and higher levels of variable performance awards motivate our NEOs, facilitates the achievement of our growth objectives and promotes decision-making that is aligned with our stockholders’ interests. A lower base of fixed costs (including base salary) also allows us to better manage expenses, which helps improve profitability. We also believe that our program design (including the Flex Share program discussed below) provides balance among pay components that helps mitigate incentives to focus on short-term results that could result in increased or inappropriate risk (see Compensation Risk Assessment below). An overview of the elements of pay provided to each NEO for fiscal year 2015 is as follows:

In 2015, all NEOs received over a third of their compensation value in equity, which was intended to align each NEO’s interests with that of our stockholders. As CEO, Mr. McVey receives the highest percentage of TDC (64%) in the form of equity compensation. Given Mr. McVey’s current share ownership in Common Stock, other pay components and our strategic initiatives, the Compensation Committee believes that Mr. McVey’s high percentage of TDC in the form of equity is both appropriate and desirable to further the alignment between him and the Company’s shareholders. See Long-term Incentives — Equity-based Awards below for a discussion about the goals of our long-term compensation programs.

Pay Elements — Details

Base Salary

Consistent with our compensation policy to carefully manage fixed expenses, we avoid automatic annual salary increases, and target our NEOs’ base salaries significantly below applicable median base pay levels. We believe this improves cost control, as lower base salaries enable us to better manage fixed compensation costs and increase our emphasis on variable pay, which improves alignment between compensation and financial performance. Accordingly, the Compensation Committee believes that keeping base salaries below market median reinforces our pay-for-performance philosophy.

While our NEO’s base salaries were below the 50th percentile in 2015 (and the CEO and CIO were at or below the 25th percentile), we determined not to adjust the base salaries for the NEOs in 2015. Instead, we provided them with the opportunity for higher compensation through improved variable and long-term incentive opportunities as described below.

Annual Variable Performance Awards Payable in Cash

We maintain two annual cash incentive performance award plans. Messrs. McVey and Themelis, whose compensation is subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and associated tax exclusions (see Impact of Tax Accounting below), participate in a performance incentive plan (the “Performance Incentive Plan”) (as discussed below), which is structured in a manner intended to satisfy the requirements for awarding “performance-based compensation” under Code Section 162(m). As our CFO, Mr. DeLise’s compensation is not subject to Code Section 162(m) and, therefore, Mr. DeLise participates in the general employee annual cash incentive pool adopted under our 2009 Employee Performance Incentive Plan (the “Employee Incentive Plan”). The Employee Incentive Plan is substantially similar to the Performance Incentive Plan other than with respect to meeting Code Section 162(m) requirements. For a further discussion of the Performance Incentive Plan see Performance Incentive Plan — 2015, below.

Employee Incentive Plan — 2015

For the purposes of funding the Bonus Accrual for the 2015 performance year, the Compensation Committee set a baseline accrual rate based on our annual pre-tax operating income goal (determined on a pre-incentive basis, before interest income, interest expense and effects of financing activities) and a declining marginal accrual rate above 100% of the pre-tax operating income goal (“Adjusted Operating Income”) determined as follows:

Level of 2015 Adjusted Operating Income	Accrual Rate	Blended Rate
At or below $0	0.00%	0.00%
Baseline accrual rate up to and including 110% of plan	16.06%	16.06%
Marginal accrual rate for operating income above 110% of plan, up to and including 120% of plan	14.00%	15.87%
Marginal accrual rate for operating income above 120% of plan, up to and including 130% of plan	12.00%	15.55%
Marginal accrual rate for operating income above 130% of plan	10.00%	15.12%

The Compensation Committee retains discretionary authority to reduce the Bonus Accrual and did so for 2015.

The accrual rate of 16.06% for the 2015 Bonus Accrual at target Adjusted Operating Income was lower than the budgeted accrual rate of 16.66% of our target adjusted operating income level in 2014. This decrease supports the Compensation Committee’s long-term objective to improve operating margins by reducing the C&B Ratio as the Company grows its revenues and profits. The targeted 2015 Bonus Accrual was determined based on our target financial plan, staffing plans and the aggregate amount needed to compensate employees at competitive levels.

For 2015, the Company achieved Adjusted Operating Income of $174.3 million, which was almost 9% higher than the target Adjusted Operating Income. After reviewing financial performance, market data, staffing levels and C&B Ratio goals, the Compensation Committee exercised downward discretion and reduced the 2015 Bonus Accrual rate from 16.06% to 15.5% of our Adjusted Operating Income, resulting in an overall Bonus Accrual of approximately $27 million.

We believe that the Bonus Accrual method strengthens the link to corporate financial performance and further ties NEO and employee compensation to our financial results, while delivering an increasing amount of profits from financial outperformance to our stockholders. We also believe that our approach to determining the annual Bonus Accrual creates a fair balance among (a) creating appropriate annual performance incentives to retain and reward high performers, (b) expense management, since any incremental cash incentive expense is a direct result of incremental financial out-performance, thereby helping us to meet our ongoing objective of reducing our C&B Ratio, and (c) risk management, where payout percentages decrease when there is over-achievement against target performance, thereby creating less additional incentive to make short-term decisions for short-term profit. Given that the Compensation Committee has the authority to reduce the Bonus Accrual and apply negative discretion to reduce final payouts under the Performance Incentive Plan, in 2015, as in prior years, there were no minimum (guaranteed) accruals. Furthermore, given the direct relationship between Adjusted Operating Income and the Bonus Accrual, the Company must be profitable for there to be a Bonus Accrual for any particular performance year.

For the 2015 performance year, the cash incentive pool under the Employee Incentive Plan (the “Employee Incentive Pool”) (in which Mr. DeLise participates) was equal to the 2015 Bonus Accrual less any amount of the 2015 Bonus Accrual allocated to, and paid under, the Performance Incentive Plan, as discussed below. Incentives awarded from the Employee Incentive Pool are entirely discretionary and take into consideration the employees’ roles, responsibilities and performance, as well as the overall performance of their respective work units or departments. The Compensation Committee, with input from Mr. McVey, awarded Mr. DeLise his discretionary annual incentive payment under the Employee Incentive Plan for 2015, as disclosed below.

Performance Incentive Plan — 2015

The Compensation Committee set the minimum incentive pool allocation for 2015 under the Performance Incentive Plan, in which Messrs. McVey and Themelis were the only participants (the “Executive Incentive Pool”), at an amount equal to 14.0% of the 2015 Bonus Accrual, resulting in a minimum allocation to the Executive Incentive Pool at Target Adjusted Operating Income of $3.78 million at target. The allocation percentage for the 2015 Executive Incentive Pool of 14% was consistent with the percentage for 2014%. As in the previous year, 62.0% of the Executive Incentive Pool was allocated to the CEO and 38.0% was allocated to the CIO. The Compensation Committee believes this distribution was appropriate based on benchmark data and internal pay considerations.

The Compensation Committee believes that the allocation process for the Executive Incentive Pool was appropriate based upon the individual and aggregate data it had reviewed and internal pay level considerations. The actual payout under the Executive Incentive Pool that could be awarded to each of Mr. McVey or Mr. Themelis was subject to the Compensation Committee’s right to exercise downward discretion, thereby potentially reducing the actual amount paid to each NEO. Any amounts allocated to the Executive Incentive Pool that were not paid to Messrs. McVey and Themelis were reallocated to the Employee Incentive Pool.

The Compensation Committee set a maximum allocation to the Executive Incentive Pool equal to 17.0% of the 2015 Bonus Accrual, up to a maximum 2015 Bonus Accrual of $31.7 million, or $5.389 million. If the 2015 Bonus Accrual exceeded $31.7 million, no portion of that additional accrual could be allocated to the 2015 Executive Incentive Pool. The allocation rate of the 2015 Bonus Accrual for the 2015 Executive Incentive Pool between the minimum (14.0%) and the maximum (17.0%) was interpolated between results. At the maximum allocation, the maximum awards available to Messrs. McVey and Themelis from the Executive Incentive Pool were approximately $3.34 million and $2.05 million, respectively.

As discussed above in relation to the Bonus Accrual, given the direct relationship between Adjusted Operating Income and the Executive Incentive Pool, the Company must be profitable for there to be an accrual under the Executive Incentive Pool for any particular performance year.

The Compensation Committee believes that the accrual methodology for the Employee Incentive Pool and the Executive Incentive Pool is consistent with the goal of motivating plan participants without encouraging excessive risk-taking. We believe that our NEOs will be appropriately rewarded by short-term incentives and motivated to adopt a long-term perspective that aligns with their equity holdings and with our stockholders’ outlook. The Compensation Committee reviews the NEO incentive compensation program design annually, and may change it at any time.

Based on 2015 financial results, the actual funding of the Executive Incentive Pool was 15.0% of the 2015 Bonus Accrual, or $4.0 million, which resulted in an available allocation of approximately $2.5 million for Mr. McVey and $1.5 million for Mr. Themelis. The Compensation Committee exercised its downward discretion and awarded $2.1 million to Mr. McVey and $1.35 million to Mr. Themelis.

The table below shows the calculations of the 2015 Executive Incentive Pool and the amounts paid to each NEO:

Calendar Year 2015	Financial Results
(Dollars in ‘000’s)
Revenues	$303,098
Operating Income (before taxes)	$147,900
Adjusted Operating Income	$174,300
Bonus Accrual Percentage	15.50%
Bonus Accrual	$26,990
Executive Incentive Pool Allocation	14.90%
Incentive Pool	$4,019

Executive Incentive Pool Allocations	Percentage Allocated	Amount Payable Based on Results	Actual Amount Paid
		(‘000’s)	(‘000’s)
McVey, CEO	62%	$2,492	$2,100
Themelis, CIO	38%	$1,527	$1,350
Total		$4,019	$3,450

Mr. DeLise was paid a discretionary annual incentive of $840,000 from the Employee Incentive Pool based on his performance and contributions as previously discussed.

Set forth below is a comparison of the 2015 and 2014 performance awards paid to all NEOs, as well as certain financial metrics.

Financial Comparison	2014	2015	Year-over-Year Percentage Change
	(‘000’s)	(‘000’s)
Revenues	$262,774	$303,098	15%
Operating Income (before taxes)	$118,536	$147,900	25%
Adjusted EPS	$1.97	$2.55	29%

Incentive Payments	2014	2015	Percentage Change
	(‘000’s)	(‘000’s)
McVey, CEO	$2,000	$2,100	5%
DeLise, CFO	$750	$840	12%
Themelis, CIO	$1,225	$1,350	10%

Non-Qualified Deferred Cash Plan

In 2015, the Company implemented a voluntary non-qualified deferred cash plan that allowed the NEOs and other select participants to defer all or part of their cash bonus paid in 2016 for 2015 performance. Mr. DeLise was the only NEO to participate in this plan. He deferred 85% of his discretionary cash bonus or $714,000.

Employee Incentive Plan – 2016

For the purposes of funding the Bonus Accrual for the 2016 performance year, the Compensation Committee used the same methodology as for 2015, although the accrual percentages were reduced from 2015 levels:

Level of 2016 Adjusted Operating Income	Accrual Rate	Blended Rate
At or below $0	0.00%	0.00%
Baseline accrual rate up to and including 110% of plan	15.00%	15.00%
Marginal accrual rate for operating income above 110% of plan, up to and including 120% of plan	13.00%	14.82%
Marginal accrual rate for operating income above 120% of plan, up to and including 130% of plan	11.00%	14.50%
Marginal accrual rate for operating income above 130% of plan	9.00%	14.08%

Performance Incentive Plan — 2016

For 2016, the Compensation Committee has adopted the same methodology to establish the Executive Incentive Pool for Messrs. McVey and Themelis as was used in 2015. In 2016, the allocation of the Bonus Accrual at target Adjusted Operating Income would result in an Executive Incentive Pool of $3.75 million, while the maximum allocation to the Executive Incentive Pool is $5.3 million. Regardless of the actual amount allocated for 2016, the Compensation Committee retains downward discretion.

Long-term Incentives — Equity-based Awards

The Compensation Committee regularly evaluates the use of equity-based awards and intends to continue to use such awards as part of designing and administering the Company’s compensation program. Equity awards have traditionally been granted to our NEOs at the time of hire (“new hire” awards), annually (as part of our on-going compensation scheme), and upon contract renewal. The Compensation Committee believes that delivering an appropriate portion of an executive’s equity as a multi-year equity award is an effective method of providing an executive with significant additional incentive to create long-term value for shareholders. This award structure may significantly reduce the accounting expense incurred by the Company over the multi-year period relative to similar awards made on an annual basis.

With respect to annual awards, our practice is to grant all awards on January 15 (or the preceding business day if January 15 is not a business day). This helps to ensure that the timing of any option grants and the setting of the market exercise price, which is the closing price per share of our Common Stock on the NASDAQ Stock Market on the date of grant (“Stock Price”), will not be subject to manipulation.

The value of the annual equity awards to each NEO and grants to any new executive officers is approved by the Compensation Committee prior to grant and is part of the process in determining TDC for each NEO. The amount awarded is based upon market data, the Company’s desire to maintain appropriate upside leverage in our annual incentive program while managing risk, share ownership guidelines, and our desire to retain our NEOs.

The average closing price of our Common Stock for the ten business days leading up to and including January 15 (or the preceding business day if January 15 is not a business day) is used to convert the compensation equity value to shares. This average pricing methodology is used to smooth out any significant swings that may occur in our Stock Price during the first business days of each new year.

In January 2015, for performance during 2014, our NEOs were awarded equity-based awards in the form of performance shares with a one year performance period, as described below, that are settled in restricted stock with a two-year post-settlement vesting period, and restricted stock units (“RSUs”) with a three-year vesting period that are settled in shares of our Common Stock. The awards serve as a long-term reward and retention tool, helping to balance short-term cash incentive payments. Equity awards increase retention of key executives because a NEO only profits if he continues employment with the Company and satisfies the award’s applicable vesting period. Ultimately, the executive maximizes the value realized from the award when the Company’s share price increases and loses relative value when the Company’s share price declines, providing alignment with the Company’s stockholders.

The CEO’s annual equity grant in 2015 (for 2014 performance) was determined after subtracting an average annualized value of $1.6 million, which reflected 20% of the $8 million performance grant made to him in January 2015 in consideration for his entering into a new employment agreement. This award was designed to provide enhanced performance incentives and retention value over a five-year period.

Similarly, for Mr. DeLise, the value of his award in 2015 was determined after subtracting an annualized value of $200,000, which reflected the $1 million retention grant made to him in January 2012, which was designed to provide incentive and retention value over a five-year period.

Flex Share Program

Equity awards are made pursuant to our “Flex Share” program that permits our NEOs to have input into the composition of their equity compensation, subject to a general framework and limitations imposed by the Compensation Committee. The Compensation Committee believes that the Flex Share program allows the Company to deliver more individualized awards with greater perceived value to the NEOs without incurring additional expense or accounting cost to the Company. In 2015, for performance year 2014, minimums for annual grants were set at 35% for performance awards for the CFO and CIO, and 40% for the CEO. Of the remainder of the annual award (after the performance award allocation), 50% was awarded in the form of RSUs. NEOs then had the option to receive the balance of their award in performance shares, RSUs or stock options (for 2015 grants, at a ratio of one RSU to 1.89 stock options, based upon the relative accounting cost of each award component on the award date). All NEOs elected to receive the balance of their Flex Share awards as RSUs.

RSU settlement may be deferred at the NEO’s election, which provides an added benefit of allowing the NEO to maintain additional upside leverage in our shares of Common Stock through delayed taxation. Generally, deferring RSUs has no impact on an RSU’s vesting schedule, except that the initial vesting date for an RSU deferred in the year of grant must occur at least 13 months after the grant date in accordance with Section 409A of the Code. For the 2015 RSU grant, Mr. McVey elected to defer the settlement of his full awards.

For 2015, the Compensation Committee changed the performance share payout scale and methodology. For 2015, performance share awards resulted in a 100% payout if the Company achieved an operating income range between $125.85 million and $135.145 million (before interest income, interest expense, effects of financing activities and expenses incurred in connection with the grant of all performance share awards for performance in 2015). Performance share awards provided for a maximum payout of 150% of the Target award if the high end of the target range was exceeded by at least 15% and resulted in no payout if the Company did not achieve at least 85% of the low end of the target range. Payout results above the minimum threshold and below the maximum payout level were interpolated on a straight-line basis.

For each performance share earned, a participant receives one share of restricted stock that vests in equal 50% installments on January 31st of each the second and third years following the original performance share grant date. Certain portions of the performance shares or the restricted stock may also vest upon certain terminations of a participant’s employment, or after the occurrence of a qualifying change in control.

An aggregate of 22,674 performance shares were granted to the NEOs in January 2015. The actual amount that could be earned was based on the level of our achievement of the performance goal during 2015, as follows:

2015 Operating Income Goal	Performance Share Payout
Below $107 million	0.0%
$107 million (85%)	50.0%
Target of $125.85 to $135.145 million	100.0%
$155.4 million and higher (115%)	150.0%

For calendar year 2015, the Company’s operating income was $148.332 million, or 109.8% of the high-end of the target range. Accordingly, the performance awards were earned at 132.2% of the Target, resulting in a payout of an aggregate 29,969 shares of restricted stock to the NEOs (see table below). These shares are subject to additional vesting in two equal annual installments on January 31, 2017 and January 31, 2018.

The table below provides a summary of the equity awards granted to the NEOs in January 2015 in respect to the 2014 performance period and the subsequent settlement of those grants based on 2015 performance:

	Total Value Granted	Percentage Allocated as RSUs	RSUs Granted on Jan 15, 2015	Percentage Allocated as Performance Shares	Performance Units Granted on Jan 15, 2015	Value on the Date of Grant (1)	Settlement of Performance Shares in 2016	Value of Grant on Date of Settlement (2)
	(‘000’s)					(‘000’s)		(‘000’s)
McVey, CEO	$2,950	60%	25,084	40%	16,722	$1,181	22,102	$2,569
DeLise, CFO	$300	65%	2,763	35%	1,488	$105	1,967	$229
Themelis, CIO	$900	65%	8,290	35%	4,464	$315	5,900	$686
Total			36,137		22,674	$1,601	29,969	$3,483

(1)	Based on the closing price on January 15, 2015 (Grant Date) of $70.60

(2)	Based on the closing price on January 29, 2016 (Settlement Date) of $116.23

The difference in value and amount of performance shares targeted on the grant date and awarded on the settlement date illustrates the link between variable pay and performance, as well as the link between performance and share price.

2016 Grants for 2015 Performance

For the 2016 annual awards earned as a result of 2015 performance, the share grants minimums set by the Compensation Committee under the Flex Share program were set as follows:

	Minimum Performance Shares	Minimum RSUs	Flex Election
McVey (CEO)	40%	30%	30%
DeLise (CFO)	35%	32.5%	32.5%
Themelis (CIO)	35%	32.5%	32.5%

The NEOs’ 2016 annual awards were determined after subtracting the applicable value of any multi-year awards received by that NEO as follows:

Value
McVey (CEO)	$1,600,000
DeLise (CFO)(1)	$560,000
Themelis (CIO)	$600,000

(1)	$200,000 is the residual multi-year value from Mr. DeLise’s 2012 grant; $360,000 is attributed to his January 2016 grant

Our NEOs have a choice to receive the “Flex” balance of their award in performance shares, RSUs or stock options (at a ratio of one RSU to 3.1 stock options (where the Black Scholes valuation used a seven-year term)). The CFO and CIO elected to be awarded 35% of their award as performance shares, with the Flex balance received as RSUs and the CEO elected 40% of his award as performance shares, 30% as RSUs and the entire Flex balance as stock options.

Under the Flex Share program, our NEOs received the following annual equity awards on January 15, 2016:

	Total Value Granted	Percentage Allocated as RSUs	RSUs Granted on Jan 15, 2016	Percentage Allocated as Stock Options	Stock Options Granted on Jan 15, 2016	Percentage Allocated as Performance Shares	Performance Units Granted on Jan 15, 2016
	(‘000’s)
McVey, CEO	$3,200	30%	9,033	30%	28,002	40%	12,044
DeLise, CFO	$50	65%	306	0%	0	35%	165
Themelis, CIO	$400	65%	2,446	0%	0	35%	1,317
Total			11,785		28,002		13,526

The awards above do not include the multi-year equity awards granted to Messrs. DeLise and Themelis in 2016. See, “NEO Multi-Year Awards” below.

Total Direct Compensation (TDC)

In recognition of the Company’s results and individual performance, the NEOs’ TDC levels for 2015 increased over 2014 levels. A summary of 2015 TDC and relevant market data follows:

Cash payments:

	Base Salary		Bonus	Total Cash
	Actual	Market Positioning	Actual	Actual	Market Positioning
	(‘000’s)		(‘000’s)	(‘000’s)
McVey, CEO	$500	At 25th	$2,100	$2,600	At 75th
DeLise, CFO	$300	Below 50th	$840	$1,140	Above 75th
Themelis, CIO	$300	Below 25th	$1,350	$1,650	Above 75th

Equity payments and TDC:

	Equity			TDC
	Annual Equity Value Granted (1)	Multi-Year Award (2)	Residual Multi- Year Value (3)	2015	Market Positioning	2014	Change 2015 vs. 2014
	(‘000’s)	(‘000’s)	(‘000’s)	(‘000’s)		(‘000’s)
McVey, CEO	$3,200		$1,600	$7,400	At 75th	$6,700	10%
DeLise, CFO	$50	$1,800	$200	$1,750	Between Median and 75th	$1,550	13%
Themelis, CIO	$400	$3,000	$0	$2,650	Above 75th	$2,425	9%

When making compensation determinations for our NEOs, the Compensation Committee considered that the Company delivered record revenues, operating income and EPS for the sixth consecutive year, the Company’s consistent outperformance of its peers in many financial metrics, and the lower rate of increase in year-over-year compensation of the NEOs compared to the year-over-year increase in the Company’s revenues and operating income.

CEO Employment Agreement

In January 2015, the employment agreement for Mr. McVey reached the end of its initial 4-year term. The Compensation Committee reviewed the CEO’s long-term performance, and determined that it was in the Company’s and stockholders’ best interests to enter into the New CEO Agreement, which commenced its 5-year term in January 2015.

In connection with the execution of the New CEO Agreement, the Compensation Committee determined to award Mr. McVey a Performance Equity Award with a grant date value of $8 million. The Performance Equity Award is comprised of premium priced options and performance shares. All components of the Performance Equity Award were structured to have no value unless and until the Company’s share price met or exceeded a minimum growth rate of 25% over $70.60, the price of the Company’s Common Stock on the award date (an estimated increase of $670 million in the Company’s market capitalization).

The New CEO Agreement with Mr. McVey continues to provide for the same payments and benefits upon certain terminations of his employment or a change in control of the Company as his prior employment agreement. The New CEO Agreement also continues the same covenants which restrict his behavior during and after his employment with us.

The Company’s Historic Use of Multi-Year Awards

The Company has enjoyed significant benefits from, and strongly believes in the retention and incentive value created by, front-loaded equity awards, provided that such awards are appropriately structured. The Company believes that the Performance Equity Award comports to this philosophy by offering strong additional incentives without creating excessive risk within the overall compensation framework under which our CEO is compensated.

In making the Performance Equity Award, the Compensation Committee noted that previous multi-year awards made to the CEO in 2006 and 2011 have yielded high ratios of realized compensation to compensation expense, which is favorable to both the CEO and the Company’s shareholders. The Compensation Committee also noted that, as of the date of the Performance Equity Award, the Company’s share price had grown more than 500% since the first multi-year equity award was granted to the CEO in 2006.

2015 Performance Equity Award Differs From Previous Multi-Year Awards

To maximize retention, prior multi-year awards for the CEO contained a significant portion of restricted shares (100% in 2006 and 50% in 2011, respectively). In contrast, to maximize the performance impact of the 2015 Performance Equity Award, it was structured to eliminate restricted stock and to replace it with two separate performance components: (i) $6 million in performance shares (which settle in shares of restricted stock subject to performance over the vesting period indicated below), and (ii) $2 million in premium priced stock options with an exercise price of $88.25, which price represents 125% of the fair market value of the Company’s Common Stock on the grant date ($70.60) (“Premium Options”).

The Performance Shares for the CEO had four tranches with the price targets and vesting schedule set forth in the chart below:

Performance Shares
Price Target / FMV Premium	Performance Shares Earned (1)	Vesting (Years From Grant)
$88.25 (125% FMV)	35,463	100% Year 5
$95.31 (135% FMV)	35,464	50% each Year 4 & 5
$105.90 (150% FMV)	21,492	50% each Year 4 & 5
$116.90 (165% FMV)	24,240	50% each Year 4 & 5

(1)	“Performance Shares Earned” represent incremental shares of the Company’s stock earned upon achievement of the indicated share price targets, subject to vesting schedule indicated.

To satisfy the share price target conditions, the Company’s average share price over any 10 consecutive trading days during the 5-year performance period (“Performance Period”) must have met or exceeded the applicable price target. The performance targets for the first tranche were met in April 2015 ($88.25), the second tranche in July 2015 ($95.31), the third tranche in December 2015 ($105.90), and the final tranche in March 2016 ($116.90), respectively. As indicated above, the shares delivered to the CEO in settlement of the Performance Shares continue to be restricted and will not vest until January 15, 2019 and January 15, 2020 (in equal amounts on each date).

The Premium Options have an exercise price of $88.25, which is 125% of the grant date fair market value of the Company’s Common Stock of $70.60, and thus had no realizable value until the Company’s share price exceeded that target amount. In addition, to further incentivize the strong performance necessary to realize value, the Premium Options were issued with a term of 5.5 years, shorter than the Company’s historic practice.

The Premium Options vest in three tranches as follows:

Premium Options
Vesting Date	Options Vested
January 15, 2018	39,933
January 15, 2019	39,972
January 15, 2020	40,076

The expiration date for all Premium Options is July 15, 2020.

Impact of 2015 Performance Equity Award on CEO Compensation

The CEO’s 2015 Performance Equity Award covers a 5-year period. Accordingly, $1.6 million of the award will be allocated to the CEO’s Total Direct Compensation by the Compensation Committee for each of 2015 and the following four annual compensation periods and the value of the equity awards the CEO receives under the flex share program for those performance years will be reduced by this annualized grant value.

In addition, the Performance Equity Award had a material impact on the CEO’s pay mix (specifically, performance shares displaced a portion of RSUs in 2015 when compared to 2014), as illustrated in the graph below:

NEO Multi-Year Awards

On January 22, 2016, the CFO and CIO were each granted a multi-year award valued at $1.8 million and $3.0 million, respectively, as of that date (“NEO Multi-Year Awards”). The NEO Multi-Year Awards were comprised of three components as follows:

•	40% of the award value was granted in the form of performance shares,

•	30% of the value was granted in the form of time-based restricted stock units, and

•	30% of the value was granted in at-the-money stock options, as shown below.

The NEO Multi-Year Awards were granted to provide additional performance incentives and promote the retention of these key executives. The performance element will ensure that the NEO’s interests are aligned with those of our stockholders, while the time-vested RSUs provide retention value. In contrast to our annual grants, which generally vest in 3 equal annual installments, the NEO Multi-Year Awards vest in two 50% installments on each of January 31, 2020 and 2021, the 4th and 5th anniversaries of the grant date.

The NEO Multi-Year Awards cover a five-year period. Accordingly, one-fifth of the grant date value of the NEO Multi-Year Award is attributed to the CFO and CIO’s compensation for performance years 2015 through 2019. Therefore, the value of the equity awards they receive under the flex share program for those performance years will be reduced by the annualized grant value reflected in the below chart summarizing the NEO Multi-Year Awards:

			Total Units Granted
	Total Grant Value	Annual Grant Value (Performance Years 2015 - 2019)	Performance Shares	RSUs	Stock Options
	(000’s)	(000’s)
DeLise, CFO	$1,800	$360	6,933	5,200	16,147
Themelis, CIO	$3,000	$600	11,555	8,666	26,865

The exercise price of the stock options received by Messrs. Themelis and DeLise is $103.30, the price of the Company’s Common Stock on the date of award.

The performance shares are earned based on achieving aggregate operating income targets over three-year and four-year measurement periods ending December 31, 2018 and December 31, 2019. To achieve 100% of the target shares, certain aggregate operating income targets within a target range must be met. The level of performance and the corresponding level of payment are as follows:

Aggregate Operating Income
Level	Three-Year Cumulative	Four-Year Cumulative	Payout Percent (1)
	($ in millions)	($ in millions)
Threshold	527.9	740.2	50%
Target Range - Low	589.6	852.2	100%
Target Range - High	611.2	892.4	100%
Outperform	644.6	955.4	125%
Maximum	691.0	1,045.0	150%

(1)	There is interpolation between results. Below Threshold, no shares are issued.

Common Stock Ownership Guidelines

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of our NEOs and our stockholders. As such, we maintain stock ownership guidelines for our NEOs. Generally, under the guidelines, Mr. McVey is required to own not less than a number of shares of Common Stock equal in value to ten times his base salary using a value of the average price of the Common Stock for the ten days up to and including April 15, 2016, which was $124.08 per share. Additionally, effective April 2016, for the remainder of the time Mr. McVey holds the title of CEO and for the twelve months thereafter, Mr. McVey will be required to maintain beneficial ownership of at least 50% of the shares that Mr. McVey received as equity compensation as of the date of the guideline or thereafter. All of Mr. McVey’s vested and unvested restricted shares, vested and unvested restricted stock units, settled performance shares, and shares deferred under a non-qualified deferred compensation arrangement will be counted for the post-termination holding requirement; vested and unvested stock options are excluded from the requirement. The other NEOs are required to own not less than three times their base salary as in effect on such date. Newly-appointed NEOs will be subject to the same guidelines and will be required to be in compliance within five years of commencement of service. Under our ownership guidelines, shares purchased and held beneficially, vested and unvested RSUs and restricted shares and settled performance shares count toward the minimum ownership requirement. Vested and unvested options and unsettled performance shares are not counted toward the ownership requirement. Compliance with the Common Stock ownership guidelines is reviewed by our

Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) every year or more often at the discretion of the Board or Governance Committee. All of our NEOs are currently in compliance with the guidelines.

Multiple of Base Salary
	Requirement	Current Holdings
McVey (CEO)	10x	275x
DeLise (CFO)	3x	25x
Themelis (CIO)	3x	34x

Incentive Compensation Claw-Back

We maintain a claw-back provision that allows the Company to recoup all or part of the year-end incentive compensation paid to NEOs in the event of a misstatement of financial results discovered within 12 months of December 31st of the respective performance year. The claw-back is structured so that funds that were accrued under the Employee Incentive Pool or 2015 Incentive Program as a result of a misstatement of financial results may be recaptured by the Company. In addition, Mr. McVey’s employment agreement provides the Company with the right to recapture all compensation paid, whether in the form of cash, Common Stock or any other form of property, to the extent required by Dodd-Frank and the Remuneration Code published by the U.K. Financial Conduct Authority.

Prohibition of Employee Hedging

NEOs and all other employees are prohibited from using the Company’s Common Stock for hedging purposes. The most readily available and complete hedge is shorting the Common Stock, which is expressly prohibited under the Company’s Insider Trading Policy. All employees (including NEOs) are subject to this policy.

Other Benefits

We provide our NEOs with the same benefits offered to all other employees. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. In the U.S., key benefits include paid vacation, premiums paid for life insurance and short-term and long-term disability policies, a matching contribution to the NEO’s 401(k) plan account, and the payment of 75% of the NEO’s healthcare premiums in fiscal year 2015. We review these other benefits on an annual basis and make adjustments as warranted based on competitive practices and our performance. Comparable benefits are offered to employees in other geographic locations in which we operate, including Europe and Asia.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease or eliminate all forms of incentive awards based on its performance assessment, whether individual or Company-based. Likewise, the Compensation Committee retains the discretion to provide additional payouts and/or consider special awards for significant achievements, including but not limited to achieving superior operating results, strategic accomplishments and/or consummation of partnerships, acquisitions or divestitures.

Severance and Change in Control Arrangements

In hiring and retaining executive level talent, the Compensation Committee believes that providing the executive with a level of security in the event of an involuntary termination of employment or in the event of a change in control is an important and competitive part of the executive’s compensation package. We entered into an employment agreement with Mr. McVey that provides for severance payments and benefits in the event of the termination of his employment under certain circumstances. In addition, the terms of our annual equity grant award agreements with Mr. McVey provide for accelerated vesting of his equity awards in the event of termination of his employment under certain circumstances or upon a change in control of the Company. While retention grants also accelerate upon certain terminations of employment after a qualifying change in control event, accelerated vesting is limited to 24 months, as the Compensation Committee did not feel it necessary to provide full acceleration of the retention grants. The other NEOs are entitled to severance payments and benefits in the event of termination of their employment under certain circumstances pursuant to the terms of the MarketAxess Severance Pay Plan.

While Mr. McVey’s employment agreement is designed to protect him in the event of a change in control, it does not provide for “single-trigger” protection, nor does the Company provide any 280G protection or “gross-up” for excise taxes that may be imposed under Code Section 4999. The agreement does provide that if any payments or benefits paid or provided to him would be subject to, or result in, the imposition of the excise tax imposed by Code Section 4999, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless he would, on a net after-tax basis, receive less compensation than if the payment were not so reduced. Unlike a “gross-up”, this provision allows the executive to maximize their total severance payments without the Company incurring any additional expense.

See below under Executive Compensation — Potential termination or change in control payments and benefits for information regarding these payments and benefits.

Impact of Tax and Accounting

As a general matter, the Compensation Committee reviews and considers the tax and accounting implications of using the various forms of compensation employed by the Company.

When determining the size of grants to our NEOs and other employees under the Company’s stock incentive plans, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, RSUs, performance shares and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock, RSUs and performance shares, the cost is equal to the fair value of the Common Stock on the date of grant times the number of shares or units granted. For stock options, the cost is equal to the fair value determined using an option pricing model. This expense is amortized over the requisite service or performance period.

Code Section 162(m) generally prohibits any publicly-held corporation from taking a Federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and any other executive officer (other than the chief financial officer) employed on the last day of the taxable year whose compensation is required to be disclosed to stockholders under SEC rules. Exceptions include qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard. Nonetheless, the Compensation Committee retains the discretion to grant awards (such as restricted stock with time-based vesting) that will not comply with the performance-based exception of 162(m) if it is deemed in the best interest of the Company to do so.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the

Board of Directors:

John Steinhardt — Chair

Steven L. Begleiter

Ronald M. Hersch

COMPENSATION RISK ASSESSMENT

NEOs and Senior Management Team

Our independent compensation consultant, Grahall, annually reviews and presents compensation recommendations for our NEOs and certain other employees of the Company. Specifically, the Compensation Committee is presented with benchmark data and compensation recommendations made by Mr. McVey (excluding for himself), in conjunction with Grahall, for our senior management team. In 2015, in addition to providing market data for our NEOs, Grahall provided market data for the following positions comprising the senior management team (each, a “Senior Manager” and collectively “Senior Management”):

•	General Counsel

•	Head of Human Resources

•	COO, Europe

•	Global Head of Sales

•	Head of Marketing and Communications

•	Product Manager, Open Trading

Grahall also provided the Compensation Committee with summary benchmark and compensation data for all other employees of the Company in the aggregate.

The compensation recommendations for Senior Management are reviewed by the Compensation Committee and factor into the Compensation Committee’s decision-making process in the same manner as decisions concerning compensation for the NEOs (other than Mr. McVey). The Compensation Committee believes that the Company has the right pay mix in place to mitigate a short-term orientation and short-term risk-taking. While a significant portion of executive compensation is performance-based and provides significant award potential, we believe that our compensation program as a whole is sound and does not encourage excessive risk-taking. Specifically:

•

Use of long-term incentives — A meaningful portion of the equity compensation received by our NEOs and Senior Managers vests over a three-year or longer period. Therefore, Senior Managers are encouraged to have a long-term outlook, which mitigates short-term risk. Given their equity holdings, poor performance that decreases our Common Stock price negatively impacts the senior management team and our stockholders alike.

•

Detrimental Activity Clause — Each equity award made by the Company is done so pursuant to a written agreement that contains a clause prohibiting certain activities that are detrimental to the Company. Pursuant to this clause, detrimental activity by an equity award recipient can result in the Company’s enforcement of a claw-back of equity granted to that employee.

•

Share ownership guidelines — The Company has adopted share ownership guidelines, which require our NEOs to hold a portion of their annual base salary in shares of Common Stock of the Company. This ensures that each executive will maintain a significant amount of wealth in our Common Stock, and when the Common Stock price declines, executives will lose value as stockholders do. As a significant portion of each NEO’s compensation is awarded in equity, we believe the Common Stock ownership guidelines motivate the NEOs to align personal performance and decision-making with stockholder value creation and improvement of our financial results on a long-term basis. Other Senior Managers generally have the same portion of TDC allocated to equity as the NEOs.

•

Performance shares — To realize value on any grant of performance shares, Senior Managers and NEOs must satisfy performance criteria after the award is made and then hold the performance shares until they are fully vested. 50% of the shares ultimately earned are not available until the second anniversary of the grant date and the other 50% of the shares ultimately earned are not available until the third anniversary of the grant date (in each case, absent a termination event after a qualifying change in control). This additional holding period requires NEOs and Senior Managers to remain employed with the Company and exposes the shares to additional market risk during the holding period, thus aligning their interests with those of our stockholders.

•

Claw-backs for restatements — We maintain a claw-back policy regarding cash incentives for our NEOs that provides that if our financial results were restated within 12 months of December 31st of the respective performance year — whether through mistake or wrongdoing — the Company has the legal right to recapture an appropriate portion of any bonuses paid. This claw-back policy was based upon, but exceeded the requirements of, the model presented in the Sarbanes Oxley Act of 2002. In addition, Mr. McVey’s employment agreement includes the Company’s right to recapture all compensation paid to him, whether in the form of cash, the Company’s Common Stock or any other form of property, as required by Dodd-Frank and the Remuneration Code published by the Financial Conduct Authority.

•

Limited maximum opportunity — Additionally, our annual incentive pool for NEOs subject to Section 162(m) is capped and we have implemented a decreasing accrual rate at higher performance levels for the incentive pool and our Employee Plan. This reduces the likelihood of the NEOs and Senior Managers taking unnecessary risk for short-term gains.

Other Employees

Our senior management team regularly reviews our compensation practices to determine whether they create appropriate incentives for our broader employee base and do not motivate imprudent risk taking. In addition, our internal Risk Committee, chaired by our Chief Risk Officer and guided by the Risk Committee of the Board, is comprised of department heads and other managers and assesses our business strategies and plans to insure that the appropriate policies and procedures are in place for identifying, evaluating, measuring, monitoring and managing significant risks. The Risk Committee regularly prepares updates and reports for both the Risk and Audit Committees of the Board and the full Board.

Conclusion

Based on our internal analysis and the controls that are in place, the Compensation Committee, the internal Risk Committee and the Risk and Audit Committees of the Board believe that the Company’s compensation policies and practices for its employees do not encourage excessive risk-taking or fraud and are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary compensation table

The following table sets forth all compensation received during fiscal years 2013, 2014 and 2015 by our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) Chief Information Officer. These executives are referred to as our “named executive officers” or “NEOs” elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	All Other Compen- sation ($)(3)	Total ($)
Richard M. McVey	2015	500,000	—	8,951,504	2,000,011	2,100,000	144,490	13,696,004
Chief Executive Officer	2014	500,000	—	2,742,221	—	2,000,000	108,616	5,350,837
	2013	500,000	—	2,484,383	—	1,950,000	114,967	4,941,383
Antonio L. DeLise	2015	300,000	—	300,121	—	840,000	24,600	1,464,721
Chief Financial Officer	2014	300,000	—	293,780	—	750,000	26,247	1,370,027
	2013	300,000	—	253,515	—	700,000	25,286	1,260,515
Nicholas Themelis	2015	300,000	—	900,432	—	1,350,000	27,222	2,577,654
Chief Information Officer	2014	300,000	—	783,519	—	1,225,000	19,297	2,327,816
	2013	300,000	—	709,813	—	1,200,000	26,329	2,216,813

(1)	The amounts represent the aggregate grant date fair value of stock and option awards granted by the Company in 2013, 2014 and 2015, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, see Note 10 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the named executive officers.

(2)	These amounts represent amounts earned under the Executive Incentive Pool with respect to Messrs. McVey and Themelis and under the Employee Plan with respect to Mr. DeLise.

(3)	These amounts represent employer matching contributions to the Company’s 401(k) defined contribution plan of $7,000 to each NEO for each year reported and dividends credited in each year reported on unvested restricted stock and unvested deferred and non-deferred restricted stock units.

Grants of plan-based awards

The following table summarizes the grants of performance shares, performance awards and restricted stock units we made to the named executive officers in 2015, as well as potential payouts pursuant to certain performance-based compensation arrangements. There can be no assurance that the grant date fair value of stock awards will ever be realized.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. McVey	1/15/2015	1/15/2015	2,027,561	—	—	—	—	—	—	—
	1/15/2015	1/15/2015	—	—	—	—	25,084	—	—	1,770,930
	1/15/2015	1/15/2015 (5)	—	8,361	16,722	25,083	—	3,399	$88.25	1,237,233
	1/15/2015	1/15/2015 (6)		—	24,240	24,240	92,419	116,582	$88.25	7,943,351
Antonio L. DeLise	1/15/2015	1/15/2015 (7)	—	—	—	—	2,763	—	—	195,068
	1/15/2015	1/15/2015 (5)	—	744	1,488	2,232	—	—	—	105,053
Nicholas Themelis	1/15/2015	1/15/2015	1,242,699	—	—	—	—	—	—	—
	1/15/2015	1/15/2015	—	—	—	—	8,290	—	—	585,274
	1/15/2015	1/15/2015 (5)	—	2,232	4,464	6,696	—	—	—	315,158

(1)	Represents the grant of a cash incentive award pursuant to the Executive Incentive Pool for the 2015 performance period. As such awards do not have a threshold or maximum payout, the amounts disclosed in the table reflect the amounts that would have been payable to Messrs. McVey and Themelis if the award had been in effect during the 2014 performance period.

(2)	Except as set forth in footnote 3, reflects restricted stock units that will vest in three equal annual installments beginning January 31, 2017, subject to the participant’s continued service.

(3)	Mr. McVey partially met the performance targets related to the CEO’s Retention Equity Award resulting in 92,419 settled shares that vest in equal installments in January 2019 and 2020.

(4)	The value of a performance share or restricted stock unit is based on the fair value of such award, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, see Note 10 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016.

(5)	Reflects the number of performance shares that would vest based on the level of achievement by the Company of pre-tax operating income targets for the 2015 calendar year performance period. For each performance share earned, a participant would be awarded an equal number of shares of restricted stock that would vest and cease to be restricted stock in equal 50% installments on each of the second and third anniversaries of the date of grant of the applicable performance share, subject to the participant’s continued service. For 2015, the pay-out achievement of the performance shares was 132% of target.

(6)	Mr. McVey’s target and maximum share count of 24,240 represents the performance shares that were awarded in connection with the CEO’s Retention Equity Award but whose target performance thresholds were not met in 2015 (see CEO Employment Agreement in the CD&A).

(7)	Mr. DeLise was eligible for a cash incentive under our Employee Plan for the 2015 performance period. As discussed in the CD&A, the amount of any such award was discretionary and therefore no amount is disclosed in the table. Refer to the Summary Compensation table above for the award amount

Outstanding equity awards at fiscal year end

The following table summarizes unexercised stock options and shares of restricted stock and restricted stock units that had not vested and related information for each of our named executive officers as of December 31, 2015. The market value of restricted stock awards and restricted stock units is based on the closing price of the Company’s Common Stock on December 31, 2015 of $111.59.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard M. McVey		89,540	—	12.96	1/12/2017
		287,000	—	10.93	1/15/2018
		192,472	27,497	21.56	1/19/2021
		—	119,981	88.25	7/15/2020
	(3)					14,946	1,667,824
	(3)					14,812	1,652,871
	(3)					13,051	1,456,361
	(4)					14,783	1,649,635
	(4)					17,218	1,921,357
	(5)					92,419	10,313,036
	(6)					25,084	2,799,124
Antonio L. DeLise		27,000	—	9.95	8/1/2016
	(4)					13,008	1,451,563
	(3)					1,512	168,724
	(3)					1,332	148,638
	(4)					1,386	154,664
	(4)					1,999	223,068
	(6)					2,763	308,323
Nicholas Themelis		20,064	—	10.93	1/15/2018
	(3)					4,232	472,249
	(3)					3,729	416,119
	(4)					3,696	412,437
	(4)					5,330	594,775
	(6)					8,290	925,081

(1)	27,497 of the “unexercisable” stock options shown for Mr. McVey vested on January 15, 2016. The 119,981 stock options will vest one-third on each of January 15, 2018, 2019, and 2020 subject to his continued employment through the applicable vesting date. The stock options will also vest and become exercisable in the event of certain terminations of his employment. See Executive Compensation — Potential termination or change in control payments and benefits for additional information.

(2)	Each share of restricted stock and each restricted stock unit represents one share of the Company’s Common Stock that is subject to forfeiture if the applicable vesting requirements are not met. Generally, vesting is subject to the NEOs continued employment through the vesting date, except that shares of restricted stock and restricted stock units will vest in the event of certain terminations of employment and in certain circumstances may vest upon a change in control. See Executive Compensation — Potential termination or change in control payments and benefits for additional information.

(3)	These restricted shares and restricted stock units became fully vested on January 15, 2016.

(4)	For Mr. McVey, 16,000 shares vested on January 31, 2016 and 16,001 shares will vest on January 31, 2017. For Mr. DeLise, 6,504 shares vested on January 15, 2016, 1,692 shares vested on January 31, 2016, 6,504 shares will vest on January 15, 2017, and 1,693 shares will vest on January 31, 2017. For Mr. Themelis, 4,513 shares vested on January 31, 2016 and 4,513 units will vest on January 31, 2017.

(5)	For Mr. McVey, 46,210 shares will vest on January 31, 2019 and 46,209 shares will vest on January 31, 2020.

(6)	For Mr. McVey, 8,528 shares vested on January 31, 2016, and 8,278 shares will vest on each of January 31, 2017 and 2018. For Mr. DeLise, 939 shares vested on January 31, 2016, and 912 shares will vest on each of January 31, 2017 and 2018. For Mr. Themelis, 2,818 shares vested on January 31, 2016, and 2,736 shares will vest on each of January 31, 2017 and 2018.

Option exercises and stock vested

The following table summarizes each exercise of stock options, each vesting of restricted stock and related information for each of our named executive officers on an aggregated basis during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard M. McVey	—	—	94,933	6,796,459
Antonio L. DeLise	17,000	1,461,281	12,222	873,802
Nicholas Themelis	25,835	1,597,535	16,861	1,205,127

(1)	Value realized represents the market value on the date of exercise in excess of the exercise price.

(2)	Value realized represents the market value on the date of vesting.

Nonqualified deferred compensation

The following table sets forth information with respect to vested RSUs held by Messrs. McVey and DeLise as of December 31, 2015, for which they have elected to defer the delivery of the underlying shares until the earlier of (i) separation of service (within the meaning of Code Section 409A), subject to the six-month delay required under Code Section 409A, (ii) a change of control of the Company and (iii) the calendar year in which the fifth anniversary following vesting occurs for all awards except for (a) Mr. McVey’s grant in January 2013, for which the shares will be delivered in the calendar year in which the seventh anniversary following vesting occurs, (b) Mr. McVey’s grant in January 2011, for which shares will be delivered in the calendar year in which the tenth anniversary following vesting occurs as a result of his second election to defer those shares, and (c) Mr. DeLise’s January 2015 grant, for which shares will be delivered in the calendar year in which the fourth anniversary following vesting occurs. All NEOs were eligible to elect to defer the settlement of the RSUs awarded in whole or in part (see Long-term incentives — Equity-based Awards above). In addition, for Mr. DeLise, the table includes $714,000 of the cash bonus paid to Mr. DeLise for 2015, that he voluntarily deferred under our non-qualified deferred cash plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals / Distributions ($ )	Aggregate Balance at Last Fiscal Year- End ($)(4)
Richard M. McVey	5,187,744	—	10,565,555	—	29,980,727
Antonio L. DeLise	1,037,256	—	432,558	—	1,955,077
Nicholas Themelis	—	—	—	—	—

(1)	For Mr. McVey, reflects the market value of the Common Stock underlying 60,908 RSUs that vested on January 15, 2015 and 8,869 RSUs that vested on February 15, 2015 based on the closing price of our Common Stock on such dates of $70.60 and $81.22, respectively. In addition, it includes the value as of such dates of amounts accrued and unpaid under dividend equivalent rights in 2011 through 2014 which amounts are equal to any ordinary cash dividends paid the holders of our Common Stock in 2011 through 2014. Such amounts will be paid at the same time the applicable RSU is paid. The amount reported as “Executive Contributions” is not reflected in the Summary Compensation Table for fiscal 2015 as such RSUs were granted in fiscal 2011, 2012, 2013, and 2014 and are reflected in the “Stock Awards” column of the Summary Compensation Table for such year.

For Mr. DeLise, reflects the market value of Common Stock underlying 3,252 RSUs that vested on January 15, 2015 based on the closing price of our Common Stock on such date of $70.60 and 1,029 RSUs that vested on February 13, 2015 based on the closing price on such date of $81.22. In addition, it includes the value as of such date of amounts accrued and unpaid under dividend equivalent rights in 2012 through 2014, which amounts are equal to any ordinary cash dividends paid the holders of our Common Stock in 2012 through 2014. Such amounts will be paid at the same time the applicable RSU is paid. The amount reported as “Executive Contributions” is not reflected in the Summary Compensation Table for fiscal 2015 as such RSUs were granted in fiscal 2012 and 2014 and are reflected in the “Stock Awards” column of the Summary Compensation Table for such year.

(2)	For Mr. DeLise, his 2015 contributions included $714,000 that he elected to defer under the voluntary non-qualified deferred cash plan.

(3)	Aggregate Earnings with respect to vested and undelivered RSUs includes changes in the market value of the shares of Common Stock underlying the RSUs based on the difference of the closing price of our Common Stock on December 31, 2015 of $111.59 and the closing price at the time of vesting (see (1) above) and the value of amounts accrued under a dividend equivalent right in 2015 that were unpaid as of December 31, 2015, which amounts are equal to any ordinary cash dividends paid the holders of our Common Stock in 2015. Such amounts will be paid at the same time the applicable RSU is paid. Additionally, Aggregate Earnings include the difference in value of shares of Common Stock underlying the RSUs deferred in 2011 for Mr. McVey, in 2012 for Messrs. McVey and DeLise, in 2013 for Mr. McVey, and in 2014 for Messrs. McVey and DeLise at Fiscal Year End 2015 versus Fiscal Year End 2014, as well as the value of accrued but unpaid dividend equivalents. These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.

(4)	The vested and undelivered RSUs were previously reported in the “Stock Awards” column of the Summary Compensation Table for fiscal years 2012, 2013, and 2014, in accordance with SEC rules. The value of the Aggregate Balance at Last Fiscal Year End for the RSUs was determined by adding all Executive Contributions for Fiscal Year-End 2015 to any Aggregate Earnings for Fiscal Year 2015 and the Aggregate Balance at Last Fiscal Year-End as previously reported for year-end 2014 ($14,227,428 for McVey and $485,263 for Mr. DeLise).

Employment agreements and severance arrangements with our named executive officers

Richard M. McVey Employment Agreement

Effective January 15, 2015, Mr. McVey and the Company entered into an amended and restated employment agreement (the “2015 CEO Employment Agreement”) providing for an initial five-year term with successive one-year automatic renewals unless either party elected not to extend the term at least 90 days prior to the last day of the term. The previous CEO employment agreement reached the end of its initial term in 2015, and the 4-year annualization period for the $5 million equity award which accompanied that agreement in 2011 was concluded. The Compensation Committee reviewed the CEO’s long-term performance and determined to enter into the New CEO Agreement with Mr. McVey (see CEO Employment Agreement in the CD&A).

The 2015 CEO Employment Agreement provides that Mr. McVey would be employed by us as Chief Executive Officer and Chairman of the Board of Directors, and his employment may be terminated by him or by the Company at any time. Mr. McVey’s annual base salary under the 2015 CEO Employment Agreement is a minimum of $500,000 per year.

Under the 2015 CEO Employment Agreement, Mr. McVey is eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as is in effect from time to time and is entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with other senior management of the Company.

The 2015 CEO Employment Agreement provides for severance payments and benefits (subject to Mr. McVey’s execution of a waiver and general release) if Mr. McVey’s employment is terminated under various conditions. See below under Executive Compensation — potential termination or change in control payments and benefits for a description of such payments and benefits.

The 2015 CEO Employment Agreement provides that any award gains and annual incentive awards received by Mr. McVey are subject to potential claw-back under policies adopted by the Company to comply with applicable law, rules or other regulatory requirements.

For purposes of the 2015 CEO Employment Agreement, “Cause” generally means Mr. McVey’s:

•	willful misconduct or gross negligence in the performance of his duties;

•	conviction of, or plea of guilty or nolo contendere to, a crime relating to us or any of our affiliates, or any felony; or

•	material breach of his employment agreement or any other material written agreement with us.

For purposes of the 2015 CEO Employment Agreement, “Good Reason” generally means:

•

Mr. McVey’s no longer holding the title of Chief Executive Officer, or the failure of the Board to nominate him as a director or, once elected to the Board, the failure of the Board to elect him as Chairman;

•

a material diminution in his duties, authorities or responsibilities or the assignment of duties or responsibilities materially adversely inconsistent with his then-current position (other than as a result of his ceasing to be a director);

•	our material breach of his employment agreement;

•	a relocation of his principal place of business of more than 50 miles; or

•

our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under his employment agreement.

For purposes of the 2015 CEO Employment Agreement, “Change in Control” generally means:

•	an acquisition representing 50% or more of the combined voting power of our then outstanding securities;

•

a change in the majority of the members of our Board during any two-year period, unless such members are approved by two-thirds of the Board members who were members at the beginning of such period or members whose nominations were so approved;

•

our merger or consolidation, other than (a) a transaction resulting in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of such surviving entity immediately after such transaction or (b) a transaction effected to implement a recapitalization (or similar transaction) in which no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•

our stockholders’ approval of a plan of complete liquidation or the consummation of the sale or disposition of all or substantially all of our assets other than (a) the sale or disposition of all or substantially all of our assets to a beneficial owner of 50% or more of the combined voting power of our outstanding voting securities at the time of the sale or (b) pursuant to a spinoff type transaction of such assets to our stockholders.

Severance Pay Plan

Messrs. DeLise and Themelis do not have employment agreements with us but are entitled to severance payments and benefits under the Company’s Severance Pay Plan (the “Severance Plan”) in the event their employment is terminated by us for any reason other than a termination for Cause. The Severance Plan provides for up to 24 weeks of continued base salary and continued healthcare coverage based on the number of years of an employee’s consecutive service with us prior to termination.

“Cause” is generally defined in the Severance Plan as (i) an employee’s act or omission resulting or intended to result in personal gain at our expense; (ii) an employee’s misconduct; (iii) performance of duties by an employee in a manner we deem to be materially unsatisfactory; (iv) “cause” (or words of like import) as defined in an agreement between us and the employee; or (v) an employee’s improper disclosure of proprietary or confidential information or trade secrets, or intellectual property that we are under a duty to protect.

As of December 31, 2015, the following executives were entitled to the severance payments if terminated by the Company without Cause:

Executive	Years of Service	Severance Entitlement(1)
DeLise	9	24 weeks
Themelis	11	24 weeks

(1)	Represents continued base salary and healthcare coverage

Proprietary Information and Non-Competition Agreements

Each of the NEOs has entered into, and is subject to the terms of, a Proprietary Information and Non-Competition Agreement with us that contains, among other things, (i) certain provisions prohibiting disclosure of our confidential information without our prior written consent, (ii) certain non-competition provisions that restrict their engaging in certain activities that are competitive with us during their employment and for one year thereafter for the CEO, and six months thereafter for the CFO and CIO, and (iii) certain non-solicitation provisions that restrict their recruiting, soliciting or hiring our nonclerical employees or consultants, or soliciting any person or entity to terminate, cease, reduce or diminish their relationship with us, during their employment and for two years thereafter.

Potential termination or change in control payments and benefits

Mr. McVey is entitled to certain payments and benefits pursuant to his employment agreement and other agreements entered into between us and him upon a termination of his employment in certain circumstances or in the event of a Change in Control of the Company. Messrs. Themelis and DeLise do not have employment agreements with us but are entitled to severance payments and benefits under the Severance Plan and pursuant to certain equity grants.

The following tables estimate the payments we would be obligated to make to each of our NEOs as a result of his termination or resignation under the circumstances shown or because of a Change in Control, in each case assuming such event had occurred on December 31, 2015. We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through December 31, 2015 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our 401(k) Plan that are generally available to all of our salaried employees. Where applicable, the information in the table uses a price per share for our Common Stock of $111.59, the closing price on December 31, 2015. In addition, where applicable, the amounts listed for bonuses reflect the actual amounts paid to the NEOs for 2015, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

Payments and Benefits for Mr. McVey

	Base Salary (1)($)	Bonus(2) ($)	Health Benefits(3) ($)	Restricted Stock Acceleration(4) ($)	Performance Award Acceleration(5) ($)	Stock Option Acceleration(6) ($)	Restricted Stock Unit Acceleration(7)(8) ($)	Payment Reduction(9) ($)	Total ($ )
Termination Without Cause or for Good Reason Outside a Change in Control Protection Period (“CCPP”)	1,000,000	4,033,333	34,694	6,709,628	—	5,275,911	1,667,824	—	18,721,391
Termination i) Without Cause, ii) for Good Reason, and iii) for RSUs only due to Death or by the Company due to Disability, during a CCPP, but prior to a Change in Control	1,000,000	4,033,333	34,694	6,709,628	5,171,304	5,275,911	1,667,824	—	23,892,695
Termination i) Without Cause, ii) for Good Reason, and iii) for RSUs only due to Death or by the Company due to Disability, upon or within 24 months following a Change in Control	1,000,000	4,033,333	34,694	8,262,514	5,171,304	5,275,911	5,242,052	—	29,019,809
Award is not continued, assumed or has no new rights substituted upon a Change in Control (no termination)	—	—	—	8,262,514	5,171,304	—	5,242,052	—	18,675,870
Termination for Cause or Without Good Reason	—	—	—	—	—	—	—	—	—
Death, or by the Company due to Disability, outside of CCPP	500,000	2,016,667	23,129	13,419,032	3,938,123	2,638,001	3,603,632	—	26,138,584

(1)	The CEO Employment Agreement provides that Mr. McVey will receive continued payment of his base salary for 24 months following termination if (i) his employment is terminated outside of a Change in Control Protection Period (as defined below) for any reason other than his death, his voluntary resignation without Good Reason (including due to his providing a notice of non-extension of the term of the agreement at least 90 days prior to the end of the term (a “Non-Extension Notice”)), due to our providing a Non-Extension Notice, or by us as a result of his having a disability or for Cause (an “Enhanced Non-Change in Control Termination”), or (ii) he resigns for Good Reason or his employment is terminated for any reason other than his resignation without Good Reason (including due to his providing a Non-Extension Notice), or by us for Cause, in any case, within three months prior to a “change in control event” within the meaning of Section 409A of the Code, or within 18 months after a Change in Control as defined in the agreement (such period a “Change in Control Protection Period” or “CCPP” and any such termination a “Change in Control Termination”).

The CEO Employment Agreement provides that Mr. McVey will receive continued payment of his base salary for 12 months following termination if his employment is terminated outside of a Change in Control Protection Period due to his death, due to our providing a Non-Extension Notice, or by us as a result of his having a disability (a “Standard Non-Change in Control Termination”).

(2)	The CEO Employment Agreement provides that Mr. McVey will receive an amount equal to two times his average annual cash bonus for the three years prior to termination (payable in 24 equal monthly installments) in the event of an Enhanced Non-Change in Control Termination or a Change in Control Termination.

The CEO Employment Agreement provides that Mr. McVey will receive an amount equal to his average annual cash bonus for the three years prior to termination (payable in 12 equal monthly installments) in the event of a Standard Non-Change in Control Termination.

(3)	The CEO Employment Agreement provides that we will pay the cost of continuation health coverage for up to 18 months following an Enhanced Non-Change in Control Termination or a Change in Control Termination.

The CEO Employment Agreement provides that we will pay the cost of continuation health coverage for up to 12 months following a Standard Non-Change in Control Termination.

(4)	Pursuant to the Performance Share Agreements between us and Mr. McVey dated February 15, 2013, January 15, 2014, (“CEO Annual Awards”) and January 15, 2015 (the “CEO Retention Equity Award”):

•	all unvested shares of restricted stock granted to Mr. McVey upon settlement of his performance shares (the “Settlement Shares”) will fully vest upon his death or disability;

•	in the event of a termination of employment without Cause or for Good Reason, 50% of the unvested Settlement Shares will fully vest; and

•

in the event of a Change in Control within three months following Mr. McVey’s resignation for Good Reason, a termination without Cause within 24 months following a Change in Control, or if prior to a Change in Control it is determined that the Settlement Shares will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans, all unvested Settlement Shares related to the CEO Annual Awards will fully vest, and 50% of the Settled Shares related to the CEO Retention Equity Award will vest. The table above assumes that the Settlement Shares would have become fully vested upon a Change in Control.

(5)	Pursuant to the CEO Retention Equity Award and the 2015 CEO Annual Award between us and Mr. McVey dated January 15, 2015:

•

in the event of termination of employment due to death or disability prior to the settlement dates (which occurred in the first fiscal quarter of 2016) (the “Settlement Dates”), under the 2015 CEO Annual Award, he would have been entitled to receive 50% of the shares of restricted stock that he would have received had he been employed on the Settlement Date, based on the actual achievement of the performance goal, which shares would have been fully vested on the Settlement Date and under the CEO Retention Equity Award, he would have been entitled to receive 100% of the shares of restricted stock that he would have received had he been employed on the Settlement Date; and

•

the Compensation Committee has discretion to determine the treatment of the performance shares upon a Change in Control occurring prior to the Settlement Date based on the likely level of achievement of the performance goal on the Settlement Date. For the purposes of the table above, we have assumed that the Compensation Committee would have granted Mr. McVey the number of shares of restricted stock that would have become fully vested upon a Change in Control based on actual performance.

(6)	Pursuant to the Stock Option Agreements between us and Mr. McVey dated January 19, 2011 and January 15, 2015:

•	in the event of termination of employment due to death or disability, 50% of the unvested portion of the option will become fully vested and exercisable;

•

in the event of termination of employment without Cause or for Good Reason, (i) outside of a CCPP, any portion of the option that would have become vested in the 12-month period following such termination will become fully vested and exercisable and (ii) during a CCPP, any portion of the option that would have become vested in the 24-month period following such termination will become fully vested and exercisable; and

•

in the event of termination of employment as a result of our providing a Non-Extension Notice under his employment agreement, the unvested portion of the option will continue to vest following such termination as if such termination had not occurred.

(7)	If, prior to a Change in Control, the Compensation Committee determines that the restricted stock units granted to Mr. McVey under the Restricted Stock Unit Agreements between us and him dated January 14, 2013 and January 15, 2014 will not be continued, assumed or have new rights substituted therefore, all unvested restricted stock units will fully vest upon the Change in Control. If such awards do not vest upon a Change in Control, then in the event of a termination of employment without Cause upon or within 24 months of a Change in Control, 100% of the restricted stock units granted to Mr. McVey will vest. All of the unvested shares of restricted stock units will vest upon his death or disability.

(8)	Pursuant to the Restricted Stock Unit Agreement between us and Mr. McVey dated January 19, 2011:

•	in the event of termination of employment due to death or disability, 50% of the unvested RSUs will become immediately vested;

•

in the event of termination of employment without Cause or for Good Reason, (i) outside of a CCPP, any portion of the RSUs that would have become vested in the 12-month period following such termination will become immediately vested and (ii) during a CCPP, any portion of the RSUs that would have become vested in the 24-month period following such termination will become immediately vested; and

•

in the event of termination of employment as a result of our providing a Non-Extension Notice under his employment agreement, the unvested portion of the RSUs will continue to vest following such termination as if such termination had not occurred.

(9)	Mr. McVey’s employment agreement provides that if any payments or benefits paid or provided to him would be subject to, or result in, the imposition of the excise tax imposed by Section 4999 of the Code, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless he would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

Payments and Benefits for Mr. DeLise

	Base Salary(1) ($)	Health Benefits(2) ($)	Restricted Stock Acceleration(3) ($)	Performance Share Acceleration(4) ($)	Restricted Stock Unit Acceleration(5) ($)	Total ($)
Termination Without Cause	138,462	14,674	—	—	—	153,135
Termination Without Cause within 24 months following a Change in Control	138,462	14,674	330,530	219,498	1,928,610	2,631,772
Award is not continued, assumed or has no new rights substituted upon a Change in Control	—	—	330,530	219,498	1,928,610	2,478,637
Death/Disability	—	—	165,265	109,749	1,133,252	1,408,266

(1)	In accordance with the Severance Plan, Mr. DeLise is entitled to 24 weeks of continued base salary upon a termination of his employment without Cause.

(2)	In accordance with the Severance Plan, Mr. DeLise is entitled to 24 weeks of continued healthcare coverage upon a termination of his employment without Cause.

(3)	Pursuant to the Performance Share Agreements between us and Mr. DeLise dated January 13, 2013 and January 15, 2014:

•	50% of the unvested shares of restricted stock granted to Mr. DeLise upon settlement of his performance shares (the “DeLise Settlement Shares”) will fully vest upon his death or disability; and

•

in the event of a termination without Cause within 24 months following a Change in Control, or if, prior to a Change in Control, it is determined that the DeLise Settlement Shares will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans, all unvested DeLise Settlement Shares will fully vest. The table above assumes that the DeLise Settlement Shares would have become fully vested upon a Change in Control.

(4)	Pursuant to the Performance Share Agreement between us and Mr. DeLise dated January 15, 2015, in the event of termination of employment due to death or disability prior to the settlement date (which occurred in the first fiscal quarter of 2016) (the “Settlement Date”), then he would have been entitled to receive 50% of the shares of restricted stock that he would have received had he been employed on the Settlement Date, based on the actual achievement of the performance goal, which shares would have been fully vested on the Settlement Date. In addition, the Compensation Committee had discretion to determine the treatment of the performance shares upon a Change in Control occurring prior to the Settlement Date based on the likely level of achievement of the performance goal on the Settlement Date. For the purposes of the table above, we have assumed that the Compensation Committee would have granted Mr. DeLise the maximum number of shares of restricted stock which would have become fully vested upon a Change in Control based on actual performance.

(5)	If prior to a Change in Control, the Compensation Committee determines that the restricted stock units granted to Mr. DeLise under the Restricted Stock Unit Agreements between us and him dated January 15, 2013 and January 15, 2014 will not be continued, assumed or have new rights substituted therefore, all unvested restricted stock units will fully vest upon the Change in Control. If such awards do not vest upon a Change in Control, then in the event of a termination of employment without Cause upon or within 24 months of a Change in Control, 100% of the restricted stock units granted to Mr. DeLise will vest. Fifty percent of the unvested shares of restricted stock units will vest upon his death or disability.

Payments and Benefits for Mr. Themelis

	Base Salary(1) ($)	Health Benefits(2) ($)	Restricted Stock Acceleration(3)(4) ($)	Performance Share Acceleration(5) ($)	Restricted Stock Unit Acceleration(6) ($)	Total ($)
Termination Without Cause	138,462	14,674	—	—	—	153,135
Termination Without Cause within 24 months following a Change in Control	138,462	14,674	901,312	658,381	1,992,105	3,704,933
Award is not continued, assumed or has no new rights substituted up on a Change in Control	—	—	901,312	658,381	1,992,105	3,551,798
Death/Disability	—	—	450,656	329,191	996,052	1,775,899

(1)	In accordance with the Severance Plan, Mr. Themelis is entitled to 24 weeks of continued base salary upon a termination of his employment without Cause.

(2)	In accordance with the Severance Plan, Mr. Themelis is entitled to 24 weeks of continued healthcare coverage upon a termination of his employment without Cause.

(3)	Pursuant to the Performance Share Agreements between us and Mr. Themelis dated January 15, 2013 and January 15, 2014:

•	50% of the unvested shares of restricted stock granted to Mr. Themelis upon settlement of his performance shares (the “Themelis Settlement Shares”) will fully vest upon his death or disability; and

•

in the event of a termination without Cause within 24 months following a Change in Control, or if prior to a Change in Control it is determined that the Themelis Settlement Shares will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans, all unvested Themelis Settlement Shares will fully vest. The table above assumes that the Themelis Settlement Shares would have become fully vested upon a Change in Control.

(4)	Pursuant to the Performance Award Agreement between us and Mr. Themelis dated January 15, 2015, in the event of termination of employment due to death or disability prior to the settlement date (which occurred in the first fiscal quarter of 2016) (the “Settlement Date”), then he would have been entitled to receive 50% of the shares of restricted stock that he would have received had he been employed on the Settlement Date, based on the actual achievement of the performance goal, which shares would have been fully vested on the Settlement Date. In addition, the Compensation Committee had discretion to determine the treatment of the performance shares upon a Change in Control occurring prior to the Settlement Date based on the likely level of achievement of the performance goal on the Settlement Date. For the purposes of the table above, we have assumed that the Compensation Committee would have granted Mr. Themelis the maximum number of shares of restricted stock that would have become fully vested upon a Change in Control based on actual performance.

(5)	If prior to a Change in Control, the Compensation Committee determines that the restricted stock units granted to Mr. Themelis under the Restricted Stock Unit Agreements between us and him dated January 15, 2013, January 15, 2014, and January 15, 2015 will not be continued, assumed or have new rights substituted therefore, all unvested restricted stock units will fully vest upon the Change in Control. If such awards do not vest upon a Change in Control, then in the event of a termination of employment without Cause upon or within 24 months of a Change in Control, 100% of the restricted stock units granted to Mr. Themelis will vest. Fifty percent of the unvested shares of restricted stock units will vest upon his death or disability.

Compensation plans

For information with respect to the securities authorized for issuance under equity compensation plans, see Equity Compensation Plan Information in Item 12 of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference and has been delivered to you with this Proxy Statement.

Compensation Committee interlocks and insider participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and approval of related party transactions

Our related parties include our directors, director nominees, executive officers and holders of more than five percent of the outstanding shares of our Common Stock. We review relationships and transactions in which the Company and our related parties or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or to a related party are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and approves any related party transaction that is required to be disclosed. Set forth below is information concerning transactions with our related parties that is required to be disclosed under SEC rules.

Transactions with our 5% Stockholders

Each of the 5% stockholders that are listed above under Security Ownership of Certain Beneficial Owners and Management or their affiliated entities is a party to a user agreement or dealer agreement that governs their access to, and activity on, our electronic trading platform. These agreements were each entered into in the normal course of business and provide for the fees and expenses to be paid by such entities for the use of the platform.

Indemnification agreements

We have entered into an indemnification agreement with each of our outside directors. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

Section 16(a) beneficial ownership reporting compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that MarketAxess has received from such persons for transactions in our Common Stock and their Common Stock holdings for the 2015 fiscal year and (ii) the written representations of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its Common Stock.

Other matters

As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Stockholder proposals for 2017 Annual Meeting

In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2017 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before December 27, 2016. In addition, under the Company’s bylaws, any proposal for consideration at the 2017 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on November 27, 2016 and the close of business on December 27, 2016 and is otherwise in compliance with the requirements set forth in the Company’s bylaws.

APPENDIX A

MARKETAXESS HOLDINGS INC.

2012 INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this MarketAxess Holdings Inc. 2012 Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan, as set forth herein, is effective as of the Restatement Date (as defined in Article XVI) and is an amendment and restatement of the MarketAxess Holdings Inc. 2012 Incentive Plan, which was an amendment and restatement of the MarketAxess Holdings Inc. 2004 Stock Incentive Plan (Amended and Restated Effective April 28, 2006) which was effective April 28, 2006 and which was an amendment and restatement of the MarketAxess Holdings Inc. 2004 Stock Incentive Plan which was initially effective April 1, 2004. Awards granted to Participants prior to the Restatement Date shall be treated in accordance with the terms of the Plan as in effect prior to the Restatement Date.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.3 “Appreciation Award” means any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4 “Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import, which shall include but not be limited to “gross misconduct”)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7 “Change in Control” has the meaning set forth in Section 12.2.

2.8 “Change in Control Price” has the meaning set forth in Section 12.1.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10 “Committee” means: (a) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or such other applicable stock exchange rule; and (iv) as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11 “Common Stock” means the Common Stock, $.003 par value per share, of the Company.

2.12 “Company” means MarketAxess Holdings Inc., a Delaware corporation, and its successors by operation of law.

2.13 “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.14 “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any Person with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such Person) or any Person from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates without, in all cases, written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past or present officers, directors, employees or products; (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or the rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates provided, however, that competitive activities shall only be those competitive with any business unit or Affiliate of the Company with regard to which the Participant performed services at any time within the two years prior to the Participant’s Termination; or (g) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement). For purposes of subsections (a), (c), (d) and (f) above, the Chief Executive Officer of the Company (or his designee as evidenced in writing) shall have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.15 “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Disability, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees. Notwithstanding the foregoing or anything else herein to the contrary, the following shall not constitute “Disparagement” for purposes of this Plan: (i) reporting possible violations of federal or state law or regulation to any governmental agency or entity or self-regulatory organization including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or (ii) making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

2.17 “Eligible Employees” means each employee of the Company or an Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19 “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc.; or (b) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award the applicable date shall be the date a notice of exercise is received by the Committee (or its designee) or, if not a day on which the applicable market is open, the next day that it is open.

2.20 “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.21 “Full-Value Awards”has the meaning set forth in Section 4.4.

2.22 “Good Reason” means, with respect to a Participant’s Termination of Employment: (a) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words or a concept of like import)), a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (b) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award, and, for purposes of the Plan, as determined by the Committee in its sole discretion; provided that any definition that is effective under an employment agreement, change in control agreement or similar agreement after a change in control shall only be effective for purposes of this Plan after a change in control.

2.23 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Limited Stock Appreciation Right” has the meaning set forth in Section 7.5.

2.25 “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.26 “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.27 “Other Stock-Based Award” means an Award under Article XI of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

2.30 “Performance Cycle” has the meaning set forth in Section 10.1.

2.31 “Performance Goals” has the meaning set forth in Exhibit A.

2.32 “Performance Period” means each fiscal year of the Company or such other period (as specified by the Committee) over which the performance of any performance criteria (including, the Performance Goals) is to be measured.

2.33 “Performance Share” means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.34 “Performance Unit” means an Award made pursuant to Article X of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both.

2.35 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.36 “Plan” means this MarketAxess Holdings Inc. 2012 Incentive Plan, as amended from time to time.

2.37 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.38 “Restatement Date” has the meaning set forth in Article XVI.

2.39 “Restricted Stock” means an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VIII.

2.40 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.41 “Retirement” means, unless otherwise determined, in its sole discretion, by the Committee at grant, or if no rights of the Participant are reduced, thereafter, a voluntary Termination of Employment or Termination of

Consultancy by the Participant, other than at a time when circumstances for a termination for Cause exist, at or after age 65 or such earlier date after age 55, in each case as may be approved by the Committee with regard to such Participant, in its sole discretion. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 55.

2.42 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.43 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.44 “Section 409A Covered Award” has the meaning set forth in Section 15.14.

2.45 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.46 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.47 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.48 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

2.49 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.50 “Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.1.

2.51 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.52 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.53 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.54 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.55 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.56 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares, (v) Performance Units; and (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

(a)	to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)	to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)	to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

(f)	to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(g)	to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(h)	to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)	to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j)	to modify, extend or renew an Award, subject to Article XIII and Section 6.4(l) herein, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant;

(k)	solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan;

(l)	to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made; provided that any such purchase of an Award shall be limited to no more than the fair market value of the Award on the date of such purchase and shall be subject to approval by the stockholders of the Company to the extent required under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company;

(m)	to set the performance criteria and the Performance Period with respect to any Award for which the grant, vesting or payment of such Award is conditioned upon the attainment of specified performance criteria and to certify the attainment of any such performance criteria; provided, that with regard to any Award that is intended to comply with Section 162(m) of the Code, the applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto; and

(n)	generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of this Plan.

3.3 Guidelines. Subject to Article XIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan; provided, that with regard to any provision of this Plan or any agreement relating thereto that is intended to comply with Section 162(m) of the Code, any such action by the Committee shall be permitted only to the extent such action would be permitted under Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a)	The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)	The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such employee’s, officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a)

The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan on or following the Restatement Date shall not exceed 3,960,176 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option, Stock Appreciation Right or Other Stock-Based Award granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Units, Performance Shares or Other Stock-Based Awards denominated in shares of Common Stock awarded under this Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Units, Performance Shares or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options, Stock Appreciation Rights or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock which may be issued under this Plan.

(b)	Individual Participant Limitations.

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) herein which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 600,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company does not exceed 1,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2). If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii) The maximum number of shares of Common Stock subject to any Award which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 25,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2).

(iii) There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii) hereof.

(iv) The maximum number of shares of Common Stock subject to any Award of Performance Shares which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 200,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. Each Performance Share shall be referenced to one share of Common Stock.

(v) The maximum value of the payment of Performance Units which may be granted under this Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $2,500,000.

(vi) The individual Participant limitations set forth in this Section 4.1(b) (other than 4.1(b)(v)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

4.2 Changes.

(a)	The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)

Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any extraordinary cash dividend in an amount per share greater than three percent (3%) of the Fair Market

Value of one share of Common Stock on the date of the declaration of such dividend, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee, in good faith, may adjust any Award and make such other adjustments to the Plan as described in subsections (i) through (iv) above. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and shall be executed in such manner as the Committee may deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, the Committee shall not make any adjustments pursuant to this Section 4.2 that would (i) cause an Award that is exempt from or otherwise not subject to Section 409A of the Code to be subject to Section 409A of the Code or (ii) with respect to an Award that is subject to Section 409A of the Code, subject a Participant to additional tax or penalties under Section 409A of the Code, without the Participant’s consent.

(c)	Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)	In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, or Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XII shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.4 Minimum Restriction and Vesting Period. Notwithstanding any other provision of the Plan to the contrary, effective as of the Restatement Date, with respect to any Award of Restricted Stock, Performance Shares, Performance Units, or Other Stock-Based Award which by its terms does not require the recipient of the Award to pay a per share exercise price or purchase price equal to the Fair Market Value of the underlying Common Stock at the grant date, including restricted stock units (collectively, “Full-Value Awards”), (i) the Restriction Period with respect to any such Award of Restricted Stock, (ii) the Performance Period with respect to any such Award of Performance Shares, (iii) the Performance Cycle with respect to any such Award of Performance Units and (iv) the vesting period with respect to any such Other Stock-Based Award (including restricted stock units) that is payable in shares of Common Stock granted on or after such date shall be no less than (A) one year, if the lapsing of restrictions or vesting of the Full-Value Award is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions or vesting of the Full-Value Award is based solely on the continued performance of services by the Participant (with the restrictions thereto lapsing or the Full-Value Award becoming vested as to no more than one-third (1/3rd) of the Common Stock subject thereto on each of the first and second anniversaries of the date of grant). In addition, notwithstanding any other provision of the Plan to the contrary, effective as of the Restatement Date, with respect to any Appreciation Award the vesting schedule shall be no less than in three equal annual installments on the first, second and third anniversaries of the date of grant. Notwithstanding the foregoing, (a) the Committee may (at the time of grant or thereafter) provide for the earlier lapsing of restrictions or the vesting of any Award in the event of a Change of Control, a Participant’s retirement, death or Disability, or a Participant’s Termination by the Company without Cause or by the Participant for Good Reason, and (b) subject to the limitations set forth in Section 4.1(a), Awards may be granted that are not subject to the foregoing limitations (x) with respect to up to five percent (5%) of the total number of Shares reserved for Awards under the Plan and (y) in addition to the Awards permitted under the preceding clause (x), that are made as annual Awards to Non-Employee Directors or are made to Non-Employee Directors upon their initial election or appointment as a director.

4.5 Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, any rights granted hereunder to a Participant under an Award granted on or after the Restatement Date to receive or retain dividends or dividend equivalents with respect to the shares of Common Stock underlying any Full-Value Award (with respect to which the lapsing of the restrictions subject thereto or the vesting thereof is based (in whole or in part) on the attainment of one or more Performance Goals), shall be subject to the same vesting and/or forfeiture conditions (performance-based, service-based or otherwise) as are applicable to such Full-Value Award.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All Eligible Employees, prospective employees and Consultants of the Company and its Affiliates, and Non-Employee Directors of the Company, are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted under this Plan to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director unless such Award is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)	Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). The foregoing provisions described in subsections (i), (ii) and (iii) shall cease to apply upon a Change in Control.

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, The Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)	Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant, or if no rights of the Participant are reduced, thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

(f)	Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee, in its sole discretion, at the time of grant, or if no rights of the Participant are reduced, thereafter, if Participant’s Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)	Involuntary Termination Without Cause or for Good Reason. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary Termination without Cause or for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)	Voluntary Termination. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary Termination described in subsection (i)(y) below), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)	Termination for Cause. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in subsection (h) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)	Unvested Stock Options. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)	Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, subject to Section 13.1(iv), (i) modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option with a lower exercise price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)	Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made; provided that such purchase of an Option shall be based on the Fair Market Value of the Common Stock on the date of purchase and shall be subject to approval by the stockholders of the Company to the extent required under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

(n)	Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be the exercise price of the Reference Stock Option as determined in accordance with Section 6.4(a).

(b)	Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)	Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d)	Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)	Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)	Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)	Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the Reference Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)	Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the

Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Non-Tandem Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). The foregoing provisions described in subsections (i), (ii) and (iii) shall cease to apply upon a Change in Control.

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)	Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)	Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(g)	Termination. Unless otherwise provided in an Award agreement, upon Termination, Non-Tandem Stock Appreciation Rights shall be exercised in accordance with the provisions of Section 6.4(f) through (j) of the Plan.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited stock appreciation right (a “Limited Stock Appreciation Right”). Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and

Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock which had vested in the period referred to above. The foregoing provision shall cease to apply upon a Change in Control.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)	Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)	Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the MarketAxess Holdings Inc. (the “Company”) 2012 Incentive Plan (as amended from time to time, the “Plan”), and an Agreement entered into between the registered owner and the Company dated                              . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)	Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(a)

Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date while the outcome of the performance goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, (x) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (y) the applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(b)	Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)	Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE SHARES

9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the applicable Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of Performance Shares, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares which had vested in the period referred to above. The foregoing provision shall cease to apply upon a Change in Control.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of specified objective performance goals (including, the Performance Goals specified in Exhibit A attached hereto) established pursuant to Section 9.2(c) below and such other factors as the Committee may determine, in its sole discretion.

9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)	Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Shares may not be Transferred during the Performance Period.

(c)	Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective performance goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date while the outcome of the performance goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code, with regard to a Performance Share Award that is intended to comply with Section 162(m) of the Code. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Performance Share that is intended to comply with Section 162(m) of the Code, (x) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code, or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (y) the applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(d)	Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)	Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)	Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g)	Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Share Award.

ARTICLE X

PERFORMANCE UNITS

10.1 Award of Performance Units. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the “Performance Cycle”) during which, and the conditions under which, a Participant’s right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Performance Units, and the other terms and conditions of the Award in addition to those set forth in Section 10.2.

A Performance Unit shall have a fixed dollar value.

Unless otherwise determined by the Committee at grant, each Award of Performance Units shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of Performance Units, the Committee may direct (at any time within one year thereafter) that all unvested Performance Units shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Units which had vested in the period referred to above. The foregoing provision shall cease to apply upon a Change in Control.

Except as otherwise provided herein, the Committee shall condition the vesting of any Performance Unit upon the attainment of specified objective performance goals (including, the Performance Goals specified in Exhibit A attached hereto) established pursuant to Section 10.2(a) below and such other factors as the Committee may determine, in its sole discretion.

10.2 Terms and Conditions. The Performance Units awarded pursuant to this Article X shall be subject to the following terms and conditions:

(a)	Performance Goals. The Committee shall establish the objective performance goals for the earning of Performance Units based on a Performance Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Cycle or at such later date as permitted under Section 162(m) of the Code, and while the outcome of the performance goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to a Performance Share Award that is intended to comply with Section 162(m) of the Code. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Performance Unit that is intended to comply with Section 162(m) of the Code, (x) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (y) the applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(b)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Unit Awards may not be Transferred.

(c)	Vesting. At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Unit Award of each Participant that has vested.

(d)	Payment. Subject to the applicable provisions of the Award agreement and this Plan, at the expiration of the Performance Cycle, cash and/or shares of Common Stock of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

(e)	Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s Termination for any reason during the Performance Cycle for a given Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f)	Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Unit and/or waive the deferral limitations for all or any part of such Award.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1 Other Awards. The Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance criteria (including the Performance Goals set forth on Exhibit A) or such other factors as the Committee may determine, in its sole discretion. If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance goals, the Committee shall, in its sole discretion, establish the objective performance goals for the grant or vesting of such Other Stock-Based Awards applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date while the outcome of the performance goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with Section 162(m) of the Code. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to an Other Stock-Based Award that is intended to comply with Section 162(m) of the Code, (x) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (y) the applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

11.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)

Dividends. Unless otherwise determined by the Committee at the time of grant, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article XI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of grant by the Committee, in its sole discretion.

(c)	Vesting. Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d)	Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced, as determined by the Committee in its sole discretion.

ARTICLE XII

CHANGE IN CONTROL PROVISIONS

12.1 Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)	Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b)	The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company; provided, however, that the Change in Control Price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(c)	The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(d)	Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

12.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section) whose election by the

Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, that with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the Board Measurement Period shall be reduced from any period of two consecutive years to any period of twelve consecutive months and the Required Approval shall be reduced from at least two-thirds to at least a majority; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company; provided, that with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, stockholder approval of a plan of liquidation of the Company shall not constitute a Change in Control.

ARTICLE XIII

TERMINATION OR AMENDMENT OF PLAN

13.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under this Plan; (iv) decrease the minimum exercise price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals set forth in Exhibit A; (vii) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights; or (viii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the

Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIV

UNFUNDED PLAN

14.1 Unfunded Status of Plan. This Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XV

GENERAL PROVISIONS

15.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3 No Right to Employment/Directorship/Consultancy. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

15.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.5 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.6 Listing and Other Conditions.

(a)	Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)	If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)	Upon termination of any period of suspension under this Section 15.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)	A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

15.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.9 Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.10 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

15.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

15.12 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

15.13 Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

15.14 Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “nonqualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that will comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.14. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)	A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service”. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service”, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 15.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s “separation from service” or, if earlier, on the date of the Participant’s death.

(b)	Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)	If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

15.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

15.16 Compliance with UK Law. Notwithstanding any other provisions in this Plan, the Committee in its absolute discretion shall have the power to amend or vary any rules of this Plan in respect of any Participant to the extent required in order to comply with (i) the IFPRU Remuneration Code published by the UK Financial Conduct Authority and/or (ii) any other applicable UK law and/or UK regulatory requirements relating to the remuneration of any Participant.

15.17 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.18 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

15.19 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

15.20 Recoupment. All Awards granted or other compensation paid by the Company under this Plan, including any shares of Common Stock issued under any Award hereunder, will be subject to any compensation recapture policies established by the Board or the Committee from time to time, in their respective sole discretion.

15.21 Reformation. If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

15.22 Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Option or Non-Tandem Stock Appreciation Right, or other document or notice required or permitted by this Plan that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures may also be electronic if permitted by the Committee. The term “written agreement” as used in the Plan shall include any document that it is delivered and/or accepted electronically.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

The Plan was originally adopted by the Board in its resolution adopting the Plan on April 1, 2004 and was approved by the stockholders of the Company in 2004 thereafter. The Board subsequently approved an amendment and restatement of the Plan effective as of April 28, 2006 that was approved by the stockholders of the Company in 2006 thereafter, and the Board approved a further amendment and restatement of the Plan effective as of April 18, 2012 that was approved by the stockholders of the Company in 2012 thereafter (the “Current Plan”). On April 20, 2016, the Board approved this amendment and restatement of the Plan in the form set forth herein (the “Amended and Restated Plan”), effective on April 20, 2016 (the “Restatement Date”), subject to stockholder approval of the Amended and Restated Plan at the Company’s 2016 annual meeting of stockholders. If the Amended and Restated Plan is not so approved by the stockholders, all provisions of the Current Plan shall remain effective.

ARTICLE XVII

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after April 20, 2026, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than Options or Stock Appreciation Rights) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Amended and Restated Plan unless the performance criteria set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

ARTICLE XVIII

NAME OF PLAN

This Plan shall be known as the “MarketAxess Holdings Inc. 2012 Incentive Plan”.

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant and/or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards, Performance Units and/or Performance Shares intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following performance goals (“Performance Goals”):

(1) enterprise value or value creation targets of the Company;

(2) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

(3) cash flow including, but not limited to, from operations or free cash flow;

(4) bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments);

(5) net sales, revenues, net income or earnings before income tax or other exclusions of the Company;

(6) operating margin; return on operating revenue or return on operating profit;

(7) return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

(8) market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;

(9) total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

(10) proprietary investment results;

(11) estimated market share (whether based on FINRA TRACE volume or otherwise);

(12) expense management/control or reduction (including without limitation, compensation and benefits expense);

(13) customer satisfaction;

(14) technological improvements/implementation, new product innovation;

(15) collections and recoveries;

(16) property/asset purchases;

(17) litigation and regulatory resolution/implementation goals;

(18) leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

(19) risk management/implementation;

(20) development and implementation of strategic plans and/or organizational restructuring goals;

(21) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

(22) employee satisfaction or staff development;

(23) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or to enhance its customer base; or

(24) completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company.

All Performance Goals may be based upon the attainment of specified levels of the Company (or its subsidiary, division or other operational unit) performance. Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

APPENDIX B

MARKETAXESS HOLDINGS INC.

2016 CODE SECTION 162(m) EXECUTIVE PERFORMANCE INCENTIVE PLAN

1.	PURPOSE

The purpose of the Plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of the Company or its Subsidiaries. The Plan is effective for Performance Periods commencing on or after April 20, 2016, subject to, and effective upon, stockholder approval of the Plan at the Company’s 2016 annual stockholders’ meeting on June 7, 2016 in accordance with the laws of the State of Delaware.

2.	DEFINITIONS

Unless the context otherwise requires, the words which follow shall have the following meaning:

(a) “Board” — shall mean the Board of Directors of the Company.

(b) “Change of Control of the Company” — shall have the meaning set forth in Exhibit A hereto.

(c) “Code” — shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(d) “Code Section 162(m)” — shall mean the exception for performance based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(e) “Code Section 409A” — shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.

(f) “Company” — shall mean MarketAxess Holdings Inc. and any successor entity by merger, consolidation or otherwise.

(g) “Committee” — shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board to administer the Plan all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).

(h) “Common Stock” — means the common stock, $0.003 par value per share, of the Company.

(i) “Participant” — shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive a Performance Award in accordance with this Plan.

(j) “Performance Award” — shall mean the amount paid or payable under Section 6 hereof.

(k) “Performance Goals” — shall mean the objective performance goals, criteria, formulas and standards described in Section 6 hereof.

(l) “Performance Period” — shall mean a period of not less than one Plan Year (as specified by the Committee) over which achievement of the Performance Goals is to be measured.

(m) “Plan” — shall mean the MarketAxess Holdings Inc. 2016 Code Section 162(m) Executive Performance Incentive Plan.

(n) “Plan Year” — shall mean a fiscal year of the Company.

(o) “Pro Rata” — shall mean a portion of a Performance Award based on the number of days worked during a Performance Period as compared to the total number of days in the Performance Period.

(p) “Subsidiary” — shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the Performance Goals and the Performance Period for Performance Awards within the Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (v) certify attainment of Performance Goals and other material terms; (vi) reduce, recover or require the repayment of all or any part of Performance Awards as provided herein; (vii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (viii) adopt, amend and rescind rules and regulations relating to the Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan and amending the Plan or the terms upon which any Performance Awards are granted to ensure compliance with applicable law and/or regulatory requirements in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith.

To the extent permitted by applicable law and not inconsistent with the Certificate of Incorporation and Bylaws of the Company, the Company and its Subsidiaries, as applicable, shall indemnify and hold harmless the Committee against all expense, liability and loss (including legal fees, judgments, fines, taxes and penalties, and amounts paid in settlement) reasonably incurred or suffered in connection with the discharge of their responsibilities with respect to the Plan, except to the extent such actions are taken in bad faith or with willful misconduct; provided that any expense, liability or loss arising due to actions taken in bad faith or with willful misconduct shall not be covered under this indemnity. The Company shall also advance reasonable defense funds to any Committee member having indemnification rights hereunder, subject to an undertaking to repay such funds in the event disinterested members of the Board later determine that indemnity is not due hereunder. Alternatively, in lieu of advancing defense funds, the Company may elect to retain counsel on behalf of such individual(s). This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or its affiliates, or as provided by the Company or its affiliates under any bylaw, agreement, vote of stockholders or directors, or otherwise, as such indemnities are permitted under applicable law. Any amounts paid by the Company under such indemnification, including the advancement of costs and expenses associated with indemnification, shall be paid or advanced only in a manner and to the extent that such amounts are exempt from the application of Code Section 409A in accordance with the provisions of Treasury Regulation 1.409A-1(b)(10) or shall be provided in accordance with Code Section 409A.

4.	ELIGIBILITY AND PARTICIPATION

(a) For each Performance Period, the Committee shall select the employees of the Company or its Subsidiaries who are to participate in the Plan from among the executive employees of the Company or its Subsidiaries.

(b) No person shall be entitled to any Performance Award under the Plan for a Performance Period unless the individual is an employee of the Company or a Subsidiary designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5.	INDIVIDUAL TARGET AWARD

Subject to Section 6.5, for any Participant the Committee may, in its sole discretion, specify a targeted Performance Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Committee based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The amount of any Individual Target Award must comply with any applicable law and/or regulatory requirements in relation to remuneration, including but not limited to the level of any variable remuneration that can be awarded to any Participant. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to be used to determine the maximum and minimum percentages (which may be greater or less than one-hundred percent (100%), as applicable) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) notwithstanding the fact that the relevant Performance Goals have been attained (including but not limited to where this is necessary to comply with applicable law and/or regulatory requirements); provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change of Control of the Company occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance Awards for the prior Performance Periods have not been made by the time of the Change of Control of the Company, with regard to individuals who were Participants at the time of the Change of Control of the Company (save where such reduction is required by applicable law and/or regulatory requirements).

6.	PERFORMANCE AWARD PROGRAM

6.1 PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee pursuant to this Section 6 and Sections 5 and 7 hereof, each Participant shall be eligible to receive a Performance Award based upon the level of attainment of the objective Performance Goals established for a Performance Period pursuant to Section 6.2. A Performance Award may be a percentage of a Participant’s Individual Target Award, if any, for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and any formula or standard established pursuant to Section 5. Except as specifically provided under the Plan (including as provided in Section 7), no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee in its sole discretion shall establish the objective performance goals, criteria, formulae or standards and the Individual Target Award (if any, and any maximum and minimum percentages thereof in accordance with Section 5) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m) with respect to any Participant who is a “covered employee” as defined under Code Section 162(m), such provision shall be of no force or effect with respect to such Participant. The Performance Goals shall be based on one or more of the following criteria: (i) enterprise value or value creation targets of the Company; (ii) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; (iii) cash flow including, but not limited to, from operations or free cash flow; (iv) bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); (v) net sales, revenues, net income or earnings before income tax or other exclusions of the Company; (vi) operating margin; return on operating revenue or return on operating profit; (vii) return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets; (viii) market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added; (ix) total stockholder return or growth in total stockholder return (with or without dividend reinvestment); (x) proprietary investment results; (xi) estimated market share (whether based on FINRA TRACE volume or otherwise); (xii) expense management/control or reduction (including without limitation, compensation and benefits expense); (xiii) customer satisfaction; (xiv) technological improvements/implementation, new product innovation; (xv) collections and recoveries; (xvi) property/asset purchases; (xvii) litigation and regulatory resolution/ implementation goals; (xviii) leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals); (xix) risk management/implementation; (xx) development and implementation of strategic plans and/or organizational restructuring goals; (xxi) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; (xxii) employee satisfaction or staff development; (xxiii) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or to enhance its customer base; or (xxiv) completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company.

All Performance Goals may be based upon the attainment of specified levels of the Company (or its subsidiary, division or other operational unit) performance. Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

6.3 GAAP. Except as otherwise determined by the Committee at grant, to the extent permitted under Section 162(m) of the Code the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder: (i) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company); (ii) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (a) the disposal of a business or discontinued operations or (b) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and (iii) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

6.4 DEVIATIONS FROM GAAP. To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

6.5 MAXIMUM PERFORMANCE AWARD. The maximum Performance Award payable to a Participant with respect to any one (1) Plan Year in a Performance Period shall not: exceed the lesser of: (i) $5,000,000; and (ii) the maximum amount that can be awarded to any Participant pursuant to any applicable law and/or regulatory requirements in relation to remuneration. For any Performance Period of more than one (1) Plan Year the maximum Performance Award limit shall be increased on a pro rata basis.

6.6 PAYMENT DATE; COMMITTEE CERTIFICATION. Except as set forth in Section 7, Performance Awards will be paid in the calendar year after the calendar year in which the Performance Period in which they are earned is completed, as soon as administratively feasible in such following calendar year but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and as otherwise provided in Section 7 with regard to death, disability, or Change of Control of the Company), subject to any deferral or any other terms as may be notified to the Participant whether at the time the Performance Award is made or thereafter and/or where any such payment would breach any applicable law and/or regulatory requirements, were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement whether executed prior to the beginning of the Performance Period to which the Performance Award relates or thereafter or in accordance with any deferred compensation program, if any, in effect applicable to such Participant or where any such payment would breach any applicable law and/or regulatory requirements. The Committee shall use its reasonable business efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2 1/2) months after the end of each Performance Period. Any Performance Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). The Committee may provide prior to the beginning of the Performance Period or thereafter that payment of any Performance Award shall be deferred and may place such additional conditions on payment thereof as it shall determine in its sole discretion. The Participant shall have no right to receive payment of any deferred amount until the Participant has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this Section 6.6 shall be made in a manner intended to comply with the applicable requirements of Code Section 409A, any other applicable law and/or regulatory requirements in relation to the deferral of remuneration.

6.7 CHANGE OF CONTROL. In the event of a Change of Control of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred by the Committee in accordance with Section 6.6 shall immediately fully vest and shall be paid to the Participant within 90 days following the date of the consummation of the Change of Control of the Company subject to any applicable law and/or regulatory requirements prohibiting such payment.

6.8 FORM OF PAYMENT. In the sole discretion of the Committee, Performance Awards may be paid at the time payment is otherwise due hereunder in whole or in part in cash or Common Stock, provided that any Common Stock shall be used only if payment of such Common Stock is a permitted award under another plan maintained by the Company which was approved by the stockholders of the Company and the payment of Common Stock shall be made under such plan.

7.	PARTIAL AWARDS

7.1 Except as set forth in this Section 7, no Performance Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable to the Participant. The Committee, in its sole and absolute discretion, may, but is not required to (except as provided below or in the terms of a Performance Award): (i) make a full, Pro Rata or other award (but not in excess of the maximum achievable Performance Award for the Participant for such Performance Period) to a Participant for a Performance Period, with or without regard to actual achievement of the Performance Goals established for the Performance Period, as the Committee deems appropriate in the event of the Participant’s termination of employment due to death or disability during such Performance Period, or (ii) make a full or Pro Rata Performance Award to a Participant for a Performance Period based on actual achievement of the Performance Goals established for the Performance Period in the event the Participant’s employment is terminated by the Company or Subsidiary, as applicable, without Cause or the Participant resigns for Good Reason during such Performance Period. The term “Cause” shall have the meaning assigned to such term in the MarketAxess Holdings Inc. 2012 Incentive Plan, as amended from time to time, or any successor plan thereto maintained by the Company that is approved by the stockholders of the Company. The term “Good Reason” shall have the meaning assigned to such term (or words or a concept of like import) in an individual employment agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Performance Award. Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee in its sole and absolute discretion, if the Participant does not have an individual employment agreement or similar agreement or such term (or words or a concept of like import) is not defined therein, the Participant shall not have the right to a pro rated portion of the Participant’s Performance Award for a Performance Period upon any voluntary termination by the Participant during the Performance Period.

7.2 In the event that a Change of Control of the Company is consummated during a Performance Period, the Committee shall be required to make at least a Pro Rata Performance Award based on actual achievement of the Performance Goals established for the Performance Period, and pro rated for the portion of the Performance Period completed through the Change of Control of the Company, to each Participant who is a Participant at the time of such Change of Control of the Company, subject to any applicable law and/or regulatory requirements. Furthermore, in the event that a Change of Control of the Company is consummated during a Performance Period the Committee may, in its sole and absolute discretion, but is not required to (except as provided in the terms of a Performance Award), make a Performance Award to a Participant who is a Participant at the time of such Change of Control of the Company that is greater than the Performance Award set forth in the prior sentence, but not in excess of the maximum achievable Performance Award for the Participant for such Performance Period, with or without regard to actual achievement of the Performance Goals established for the Performance Period, as the Committee deems appropriate in the event of a Change of Control of the Company that is consummated during such Performance Period.

7.3 Except as otherwise provided in the terms of a Performance Award and subject to any applicable law and/or regulatory requirements, (i) any Performance Awards made under this Section 7 that are not based on actual achievement of the Performance Goals established for the Performance Period shall be paid within 75 days following the date of the event under this Section 7 for which such Performance Award is made and (ii) any Performance Awards made under this Section 7 based on actual achievement of the Performance Goals established for the full Performance Period shall be paid when such Performance Award would have otherwise been paid in accordance with Section 6.6.

7.4 Any Performance Award which is forfeited by a Participant under this Section 7 because the Participant was not an active employee of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable, shall be allocated among active employees of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable, provided that any such forfeiture shall not modify the Performance Goals or the amount of the Performance Award earned by any other Participant under this Plan for such Performance Period. The allocation of the forfeited amounts shall be at the sole discretion of the Committee.

8.	NON-ASSIGNABILITY

No Performance Award under the Plan or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.	NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10.	AMENDMENT OR TERMINATION

While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of the Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) alter the Performance Goals as set forth in Section 6.2; (ii) change the class of eligible employees set forth in Section 4(a); or (iii) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to comply with the requirements of Code Section 162(m).

Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of a Performance Award for a Performance Period otherwise payable hereunder.

11.	SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.	WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.	CODE SECTION 409A

Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with, or be exempt from, Code Section 409A and to the maximum extent permitted the Plan shall be limited, construed and interpreted in accordance with such intent.

14.	GOVERNING LAW

The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

15.	RECOUPMENT

All compensation paid by the Company under this Plan will be subject to any performance adjustment policies or, compensation recapture policies established by the Board or the Committee from time to time, in its sole discretion, in order to comply with law, rules or other regulatory requirements applicable to the Company or any Participants including without limitation any such policy that is intended to comply with (i) The Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder; and/or (ii) the IFPRU Remuneration Code published by the UK Financial Conduct Authority; and/or (iii) such other applicable law and/or regulatory requirements.

Any such performance adjustment policies or compensation recapture policies may require clawback or forfeiture of Performance Awards. To the extent permitted under applicable law, each Participant agrees that any sums owed to the Company under this Plan may be deducted from their salary or any outstanding payments due to them from the Company.

EXHIBIT A

Change of Control of the Company shall mean that one (1) of the following have occurred:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of twelve (12) consecutive months individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Exhibit A) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (1) above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(iv) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding anything herein to the contrary, an event shall not be deemed to be a Change of Control of the Company with respect to any Performance Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Code Section 409A unless such event constitutes a “change in control event” within the meaning of Code Section 409A.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:         ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors
Nominees
	For	Against	Abstain

1a.   Richard M. McVey

1b.   Steven L. Begleiter

1c.   Stephen P. Casper

1d.   Jane Chwick

1e.   William F. Cruger

1f.    David G. Gomach

1g.   Carlos M. Hernandez

1h.   Ronald M. Hersch

1i.    John Steinhardt

1j.    James J. Sullivan

	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

2.     To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

3.     To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2016 Proxy Statement.

4.     To approve the adoption of an amendment and restatement of the MarketAxess Holdings Inc. 2012 Incentive Plan and the performance criteria used in setting performance goals for awards thereunder intended to be performance-based under Code Section 162(m).

5.     To approve the adoption of the MarketAxess Holdings Inc. 2016 Code Section 162(m) Executive Performance Incentive Plan and the performance criteria used in setting performance goals thereunder.

NOTE: UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE AND FOR PROPOSALS 2, 3, 4 AND 5, AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN BELOW - NO BOXES NEED BE CHECKED.

				For ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

2016 ANNUAL MEETING OF STOCKHOLDERS OF MARKETAXESS HOLDINGS INC.
June 7, 2016
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Shareholder Letter, Proxy Statement and 10-K is available at www.proxyvote.com

MARKETAXESS HOLDINGS INC.

The undersigned hereby appoints Richard M. McVey, Antonio L. DeLise and Scott Pintoff, jointly and severally, as proxies and attorneys of the undersigned, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarketAxess Holdings Inc. to be held on Tuesday, June 7, 2016, or at any postponement or adjournment thereof.

You are encouraged to indicate your choices by marking the appropriate boxes, as specified on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side